Prospectus Supplement (Sales Report) No. 2 dated August 10, 2010 to Prospectus dated July 30, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 491373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491373	$25,000	$20,525	11.86%	1.00%	August 5, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 491373. Member loan 491373 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	MTA BUS	Debt-to-income ratio:	13.63%
Length of employment:	8 years	Location:	Bronx, NY

Home town:
Current & past employers:	MTA BUS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > I made 975.00 dollars in payment every month for three loans, with this new loan i will make one payment of 554.00 and save 421.00 a month. Borrower added on 07/22/10 > I have a 5 year goal. I want to use the money I am going to be saving and use it to send my daughter to private school. My friend told me about the lending club and how it helped him out. I want to help the investor and at the same time help my family. Borrower added on 07/26/10 > I just find out whats going on with my account. I fax in all the documents they needed. I don't know why they didn't call me if there was a problem.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,673.00	Public Records On File:	0
Revolving Line Utilization:	15.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	i only have 3 debt car 7000@7.6 total 425 monthly personal loan variable rate 17,000 550 monthly credit card 3000 variable rate i send in from 50 to 1000 when i have extra, i just got some retro money from my job, i bring down the car loan to from 14000 to 7000. with this loan will help me meet my goals. Any other question feel free to ask.
I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer NYC MTA-BUS? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.22.2010	Hello, I work for Mta bus a state owned company as a mechanic, I make over 100,00 dollars a year. I have a 5 year goal, my daughter is going to private this year I want to use this loan to help me with this.I have 760 credit score I paid all my bills on time. With this loan I can save a lot of money to pay for my daughter school. My friend told me about the lending club, and I think I should invest here helping the investor, and help my family at the same time. Feel free to ask all the questions you need.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe about 160,000. i check my property on Zillow it said about 153,000, but the property are selling at 210,000 drop from 220,000.
Loan listed 4 days; 12 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Monday 07.26.2010	I am going to call right now thank you
Why are you paying off your car loan with a higher interest loan?	Well i talk to my financial advisor and told me this is the way to go. Three loans and combine then in to one loan makes sense, and plus when he did the calculation with the other two loans, I will be saving money. I was thinking the same way until I saw the numbers.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT FUNDS	Yes

Member Payment Dependent Notes Series 500256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500256	$4,900	$4,900	14.72%	1.00%	August 10, 2010	August 20, 2013	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 500256. Member loan 500256 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	us army	Debt-to-income ratio:	5.08%
Length of employment:	2 years	Location:	eaton, OH

Home town:
Current & past employers:	us army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/06/10 > paying off my military star card, AMEX charge card, and a capital one card. Borrower added on 08/06/10 > im in the army, and this is to consolidate my credit card debt so i can have the extra money to fly my wife and son over to korea with me, so we can spend time together Borrower added on 08/06/10 > KEEP UP THE LENDING! HOOAH GUYS! THANKS IT MEANS A TON! WOOOOOO! Borrower added on 08/07/10 > THANKS so much guys! my wife doesnt know im doing this.. which sounds bad, doesn't it? but she will be stoked when i tell her i have the money to bring her home to me! THANKS GUYS!

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	10
Revolving Credit Balance:	$1,778.00	Public Records On File:	0
Revolving Line Utilization:	16.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 12 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders c-a-n-n-o-t determine the identity of the referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. AFTER obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 08.06.2010	there actually is a fairly reasonable explanation. while stationed in korea, we got sent out to the field on a short notice (about 11 months ago i believe it was) i had no way of accessing my online bill paying, or to call my lenders at the time. we were in the field for 43 days, and when i came back one of my lenders had given me a late payment delequincy. it has been fully paid, taken care of, and that companies credit card ripped up and shredded for not understanding my conditions. thanks!
Re: Your loan application. Employing Service Branch: U S ARMY. My questions are:: (1) If Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employment shows as 02 years. Future intentions are to: Extend enlistment? Reenlist? Or what other options? (3) If DoD Civilian Employee: Provide equivilent GS/WG Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Friday 08.06.2010	SIR, U.S. Army Active Duty, SIR! 11B! (INFANTRY, HOOAH!) my current pay grade is only E-3 and i am a PFC. (WOuld be SPC E-4 but i actually had a tumor in my left humerous.Still recovering from surgery and on physical profile. As soon as i am healed and pass my PT test ill be a SPC.) MY current ETS is 21JAN2012. I plan to reinlist soon. I talked to our retention NCO 3 days ago, and my reinlistment for INCENTIVES opens up in 3 months, so i am waiting until then to reinlest, which would move my ETS about 2 years out, (2014). Thanks sir!
Well young man...the prompt answers were appreciated here and glad to participate with you in this loan. I read your response to the note about you having shredded your credit card... but also consider writing a letter to that card company requesting that they close the account AT YOUR REQUEST (about 3 months after the account has been paid in full) and to have THEM acknowledge that closure of account by send a confirming letter to you. You will have many more opportunties to open new credit and build your finances with time...and your credit improves each time you pay off your debts successfully (including this loan :-) Remember that all of us ol' vets (and other prospective lenders) who are with you in this loan, wish you to stay well and to eventually come home safely. Your service is appreciated. (USAF ret.)	Thanks sir, will look into it!

Member Payment Dependent Notes Series 506922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506922	$25,000	$25,000	15.95%	1.00%	August 6, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 506922. Member loan 506922 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,917 / month
Current employer:	AT&T	Debt-to-income ratio:	17.61%
Length of employment:	10+ years	Location:	SAN GABRIEL, CA

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > I HAVE SEVERAL CREDIT CARD BALANCES IT WILL BE MUCH EASIER TO PAY THEM OFF BY CONSOLIDATING THE AMOUNTS IN TO ONE SINGLE PAYMENT. MY GOAL IS TO REACH DEBT FREE STATUS SOON. THANKS IN ADVANCE.

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	63
Revolving Credit Balance:	$46,519.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your $25,000 Debt Consol category loan. My questions are: [1] How long have you worked at ATT? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $46,519 (60.50 usage) Revolving Credit Balance. Is amy a Home Equity Line of Credit? (HELOC) If yes, $ amount and APR are" A-N-D How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or 2 to 3-yrs? (Provide an IN- YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.30.2010	Answers to questions: 1) Employed by AT&T for 11 years. Position: Sales and Marketing 2) I do not have any home equity line of credit. The total debts minimum monthly payments all together is $1,150.00 3) With a funded loan I will be able to consolidate a portion of my total debt in to one single payment. The other portion of my debt will be paid off from other sources. 4) I'm planning to payoff this Loan in no more than 3 years.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	All of my debt comes from Credit Card Revolving Accounts. Here is the list you have requested: CREDITOR BALANCE APR Wescom Credit Union $13,290.00 12.90% Discover Card $4,787.00 19.99% American Express $3,233.00 15.24% American Express $1,556.00 14.50% Direct TV Visa Card $533.00 17.99% Capital One Visa $2,261.00 10.90% B of A/American Express $6,995.00 12.90% AAA/B of A $8,936.00 15.99% AT&T Universal Master Card $1,863.00 14.99% SONY Visa Card $3,841.00 16.24% The accounts I will use the Money to payoff are: Wescom Credit Union, AAA/Bank of America and Discover Card
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	See above for some of your questions answers. For question Number 3: Do not pay rent/mortgage. I live at my wife's house wich she purchased before we got married. The other monthly expenses are: Insurances:$284 Cars: No balances All utilities $240 Food: $480 Medical:$75 If any contigency happens such as unemployment I will use my other resouces: I'm a business owner that is managed by my wife. Trough my employer I have Savings and Retirement plans (Ex 401K) and of course we have an account to be used only in case of any kind of emergencies.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I do not pay any Rent/Mortgage since I live at my wifes house wich she purchased before we got married. It is on her name only.
Does your wife have a mortgage on the house?	No
Why would you pay off a debt with a lower interest rate, specifically referring to the Wescom payoff? Why not borrow less from Lending Club and only focus on your higher rate debt?	I will payoff soon the other part of the debt, therefore the balance left will be consolidated.

Member Payment Dependent Notes Series 515798

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515798	$7,500	$7,500	18.67%	1.00%	August 5, 2010	August 16, 2015	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 515798. Member loan 515798 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Sonoco Products Company	Debt-to-income ratio:	3.64%
Length of employment:	3 years	Location:	Merrimack, NH

Home town:
Current & past employers:	Sonoco Products Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > Hello and thank you for your interest in investing in my loan.Despite the purpose category (I'm not sure why it selected car financing, but LendingClub assured me they can change it), this is a multi-purpose loan that will allow my wife and myself to undertake several projects we have postponed for some time while we dealt with the difficulties of the past few years. We are looking to sell my wife's 30 year old suburban condo (tax assessed value is $227K, my wife bought it for significantly less 9 years ago, well before the market had reached its peak-- and then came down)to move a more rural setting more appropriate to our long-term business and personal goals. Before we look to market the condo, we owe it some TLC. We are DIY remodelers, no $50K kitchens here! The condo needs interior paint, flooring and more attention to the bathroom and kitchen areas to replace old fixtures. We also have need of a 2nd car and are looking to have our old reliable minivan repaired or replaced with a "new to us" version. In addition, I will be using these funds to pay off the balance of an old school loan of my wife's so that she can have her transcripts released for the fall in a timely fashion for the university she is attending and to soon schedule needed surgery for one of our beloved dogs. As a legal permanent citizen of the U.S. (I am a Swedish citizen), I came here with no established credit history and have been working to obtain one. I'm pleased to say my credit history is Good with no delinquencies. I have two MasterCards with modest balances that will be paid down by the end of August (Orchard Bank and CapitalOne), as well as a Fingerhut account with a balance of $295.00. I have also a small personal loan from my credit union that I do not wish to pay off since it is new and I want to establish good history with that loan as well. I feel that a second installment loan suits my diverse credit need better than applying for more credit cards with higher APRs and annual fees and will help further diversify my credit portfolio while keeping the monthly payment highly manageable. I have been exceptionally diligent about my monthly payments and my credit history should reflect this. My job is stable. I have worked for my company for three years and have received several accolades and bonuses over that term, including an invitation to continue work at the Gillette factory when the main Sonoco packaging plant was due to close this year. My monthly take home pay has averaged $3K per month for the last two years. I am the primary breadwinner for the family and pay the mortgage for my wife's condo. My wife lost her job in 2006 and has since received a college degree and started her own freelance writing business this year. As the business is only four months old, typical monthly income is not yet predictable, though she targets between $200 and $300 a week.

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,033.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello and thank you for the interest in my loan application. I do not hold the mortgage to our home; it is in my wife's name. The current balance is approximately $115K, with an equity loan of about $15K through CitiFinancial(her debt, not my own). The tax assessed value on the home is $227K.
List of debts? List of monthly expenses and amount of take home pay? Accounting for this loan, based solely on your income, how much money do will you have each month once all bills are paid? How long do you intend to keep this loan before it is repaid? Do you intend to pay more than required amount each month or to pay off in lump sum(such as sale of home)?	Thank you for your interest. Take home pay averages $3K per month. Debts: - Mortgage: $1200 - Revolving Credit payments: Less than $50.00/month if minimum is paid, balances are low enough they will be paid in full soon. (see description) - Credit Union Loan: $124/month - Gasoline: $120/month - Groceries $350/month - Utilities incl. internet, telephone, gas, electric: $400/month (averaged over year, gas is very low in summer) I will be making at least the minimum required payments as they become due and use the loan to boost my good credit repayment history. Paying more than the minimum due and/or paying off early are strong possibilities.

Member Payment Dependent Notes Series 522022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522022	$6,000	$6,000	10.38%	1.00%	August 10, 2010	August 16, 2015	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522022. Member loan 522022 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	4.29%
Length of employment:	n/a	Location:	Bellflower, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1977	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,611.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The Borrower Profile does not show either an Employer or a Length of Employment. What are sources reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? If self-employed, your primary occupation? If business owner, your primary business description is? If employer is person or firm, identify your employer? Advance thanks appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 08.03.2010	I am retired and I receive 4000 monthly and I own my home
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I own my home.
Hi, Can you please detail your employment info for me? I'm interested in funding your loan, but I need to know 1. who you work for? 2. what you do there? 3. how long you've been there? That will help me gauge how able to pay back this loan you will be. Thanks!	I am retired
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Yes I own my home
Do you have a mortgage on your home?	No own my homw
I would like to fund your loan, but prior to doing so, I have the following questions: 1. What is the source of your monthly income? You stated you are retired, so having a better understanding of your income source will raise my confidence to invest in you. 2. What kind of training will you be enrolling in? Thank you in advance for your response.	I get my retirment pay and my spouse works as well

Member Payment Dependent Notes Series 526350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526350	$8,000	$8,000	11.12%	1.00%	August 9, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526350. Member loan 526350 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,100 / month
Current employer:	American Medical Response	Debt-to-income ratio:	7.09%
Length of employment:	10+ years	Location:	Concord, CA

Home town:
Current & past employers:	American Medical Response
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,840.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your loan. My questions are: [1] Description of your employer American Medical Response? A-N-D How long have you worked there? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows the $11,840 (76.40 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.31.2010	American Medical Response is a large national corporation that provides Emergency Medical Services in 911 systems throughout the country. The corporate headquarters are in Colorado, but they have operation centers throughout the entire country. They currently provide 911 Ambulance services to Contra Costa County which is where I work. I have been employed with American Medical Response (a.k.a. AMR) for 10+ years, and I have been a Paramedic with them for 7 of those. As a side note, AMR was awarded an extension on their contract with the county and will be the 911 Ambulance provider for another 4 years at least. I am currently paying approximately $600 total among two different credit card companies. One of these credit card companies has increased my interest rate to around 29%, and the majority of each payment goes to pay this interest. Henceforth I wish to eliminate this debt with a loan of a more reasonable interest rate. Lenders should commit their funds for my loan simply because they will make a reasonable return on their invesment. I intend to pay off the loan early, I just have not decided on a specific time table, although approximately 2 years would be a reasonable estimate. Come November of next year I will have paid off my truck loan, and my disposable income will increase by $457.00. How I redistribute those funds will greatly affect how quickly I repay the loan.

Member Payment Dependent Notes Series 527467

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527467	$8,000	$8,000	13.61%	1.00%	August 4, 2010	August 14, 2015	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527467. Member loan 527467 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,375 / month
Current employer:	First Bank and Trust	Debt-to-income ratio:	16.42%
Length of employment:	4 years	Location:	New Orleans, LA

Home town:
Current & past employers:	First Bank and Trust
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/31/10 > AC and insulation upgrades will qualify for 1,500 fed tax credit, 3,000 LA state home energy rebate program, 1,000 equipment rebate from AC manufacturer, and use less power so lowers electricity bill!

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$92,657.00	Public Records On File:	1
Revolving Line Utilization:	74.70%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse/partner who works and if so how much does he she make each month? What are your major monthly expenses broken out (e.g., rent/mortgage, car loan(s), insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)? Please break out each item separately with the amount you pay for that particular item. How much of the $92,000 revolving credit balance is a HELOC?	Type your answer here. HELOC balance is 68,921.85. Spouse earns 2991.67 monthly. Mortgage p/i monthly 1167. No car loans. Credit cards we pay 800+ monthly. Kids attend public school. No major medical expenses currently, although surgery/ hospital expenses from 2 years ago are included in the credit cards still. For my student loans from grad school we pay 125+ monthly. Our medical insurance is now largely covered by myspouse's employer, a local university.
What is your position at First Bank and Trust, and what do you do in your role there?	Currently I work in Regulatory Compliance. I help to analyze and implement new banking regulations, train employees on changes, and monitor that regulations are being followed as directed, including with system upgrades. There is also a lot of regulatory reporting which is required, and I do a part of that as well. There are also bank examiners and auditors to work with on a routine basis. Washington is keeping us very busy these days! I'm not complaining, exactly. It pays the bills, after all.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, thanks for your interest. I didn't know about zillow but I checked it out and it's pretty easy to use. Our house is in the 1200 block, and zillow shows a recent sale in the 1300 block for 477,500, and a house for sale currently in the 1100 block for 475,000. They both appear to be larger than this house. I would guess that 350,00 might not be too far off. 1st mort balance is 183,000, HELOC balance is 68,000.

Member Payment Dependent Notes Series 538563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538563	$14,500	$14,500	15.58%	1.00%	August 6, 2010	August 15, 2015	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538563. Member loan 538563 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,660 / month
Current employer:	US MILITARY	Debt-to-income ratio:	24.04%
Length of employment:	5 years	Location:	Hanscom AFB, MA

Home town:
Current & past employers:	US MILITARY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,731.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: Your loan application. Employing Service Branch: U S MILITARY My questions are:: (1) Which Service Branch: Air Force? Army? Coast Guard? Marine Corps? Navy? PHS? (2) If Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members What is Expiration Current Contract Date? (ETOS) (Officers considered to be "Indefinite".) (3) Length of Employment shows as 05 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (4) If DoD Civilian Employee: Provide equivilent GS/WG Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Sunday 08.01.2010	I am in the Army, Rank: SSG/E6. Yes, I have 5 years in the Army, and I plan to complete a 20+ year career. My ETS (expiration term of service) date is Jan 18, 2015, I plan to re-enlist in 2013. My job is MOS 68K (laboratory technician).
Borrower, I am interested to help fund your $14,500 loan. My questions are: [1} Provide answers to my earlier email SubJ: Military Rank-Pay Grade; Civialian GS/WG Pay Grade; Futire career intentions, etc? [2] Transunion Credit Report shows the $7,731 (61.40 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] $14,500 loan; ~ $8,000 Revolving Credit Balance; ~ $6,000 is the extra cash that you will receive (less loan origination fee) that is consolidating, or is refinancing, what specific debts currently not included in Transunion Credit Report debts? [4] Why should lenders commit their limited $ to help to fund your loan? [5] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS only answer.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Semper Fidelis, MSgt E-8, Finance Chief, U S Marine Corps RETIRED, Lender 505570 Virginia Bch, VA Sunday 08.01.2010	Hello again, 1.) already answered 2.) I am paying about $260 total for two credit card balances monthly. 3.) I will use the loan to consolidate the two credit card debts, and payoff one auto loan. 4.) I have never been late on making monthly payments, besides one $47.00 debt that went to collections, was miscommunication between the renters and myself due to deployment. I will have no problems making payments. 5.) I do plan to pay off the loan early, 2 to 3 years max.

Member Payment Dependent Notes Series 541831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541831	$20,000	$20,000	16.32%	1.00%	August 9, 2010	August 18, 2015	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541831. Member loan 541831 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,167 / month
Current employer:	New York Life Insurance Company	Debt-to-income ratio:	12.58%
Length of employment:	10+ years	Location:	New Rochelle, NY

Home town:
Current & past employers:	New York Life Insurance Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,691.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your $20,000 loan. My questions are: [1} How long have you worked at NY LIC? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $33,691 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.04.2010	Type your answer here. I've worked at NYL for 22 years and my title is Director of Benefits. I currently pay approximately $1500 per month to pay off my credit cards. I always pay my bills on time and have been gainfully employed in the same company for over 20 years. In addition, I make a very good salary when added to my annual bonus makes me very solvent. Unfortunately, I didn't receive any financial aid for my daughter who is currently in college so I used my credit cards to pay for her college expenses. I do intend to repay the loan before the 60 months. Thank you for your consideration. I hope I have answered all of your questions.
Please list the debts you are consolidating. For each one provide the amount owed, interest rate, and how much you pay monthly.	Type your answer here. just consolidating 4 credit cards. I pay about $1200 monthly at an interest rate of 9.9%.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Type your answer here. rent: $1250 phone/internet/cable: $175 food: $400 monthly credit cards: $1200 transportation: $250 cell: $150 Yes, I am the sole wage earner.
Hi, can you give a brief description of your role at NY Life and what debts you will be consolidating?	Type your answer here. I am consolidating credit card debt. I've been at NYL for 22 years and am a Director of benefits. I manage two teams and deal primarily with defined benefit plans.

Member Payment Dependent Notes Series 542063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542063	$15,250	$15,250	16.32%	1.00%	August 5, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542063. Member loan 542063 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,900 / month
Current employer:	The Walt Disney Company	Debt-to-income ratio:	24.49%
Length of employment:	5 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	The Walt Disney Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,157.00	Public Records On File:	0
Revolving Line Utilization:	90.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Before I participate I have some questions What debt are you consolidating? Please name the company, the balance, and interest rates for each one you plan to pay off. Thank you!	Citi Credit Card, 23.99%APR, $13,431.93 Capital One, 15.48APR, $1500

Member Payment Dependent Notes Series 542592

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542592	$10,000	$10,000	15.58%	1.00%	August 9, 2010	August 13, 2015	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542592. Member loan 542592 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,700 / month
Current employer:	Alerio Technology Group	Debt-to-income ratio:	10.62%
Length of employment:	< 1 year	Location:	Broomfield, CO

Home town:
Current & past employers:	Alerio Technology Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I have three years of outside sales experience in copiers and technology services. I am beginning a new position that includes more specialized product and sales skills training. Although I do have solid base salary, the loan will help cover the 6-12 month ramp up period to cover business and personal expenses.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,743.00	Public Records On File:	1
Revolving Line Utilization:	65.00%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 543984

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543984	$15,000	$15,000	15.95%	1.00%	August 6, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543984. Member loan 543984 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	JBT AeroTech Corp	Debt-to-income ratio:	20.68%
Length of employment:	4 years	Location:	Montgomery, TX

Home town:
Current & past employers:	JBT AeroTech Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > Loan to payoff high interest credit cards. Thank you.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,014.00	Public Records On File:	1
Revolving Line Utilization:	73.20%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is JBT AeroTech Corp and what do you do there?	JBT AeroTech manufactures and services a host of behind-the-scenes products that keep ground operations running smoothly at Airport sites (jetway bridges, conveyor bag/belt systems, gate systems, HVAC unit equipment, military equipment, facility maintenance, etc.). Here is our website: www.jbtc.com. I am an I.T. Analyst for the company.
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	My wife is a homemaker and does work but I'm the only one who brings income. Estimated net pay per month is around $4200. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello and thanks for your interest. The estimated current balance on my home mortgage is $139K and I don't have any line of credit against my home equity. The estimated current market value of my home is about $150K - 160K.

Member Payment Dependent Notes Series 544973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544973	$4,800	$4,800	15.58%	1.00%	August 6, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544973. Member loan 544973 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	South middlesex regional school	Debt-to-income ratio:	10.50%
Length of employment:	4 years	Location:	HOPEDALE, MA

Home town:
Current & past employers:	South middlesex regional school
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I have worked as Network Administrator at a high school for 4 years, I make a comfortable living. I am trying to increase my credit score to get the best possible rate for the new home I plan on purchasing the following year.

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	32
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What will you use the loan proceeds for? Do you plan to just take the loan and immediately pay it back to try raise your credit score? If this is the case, why not use your credit cards instead (will avoid the origination fee)? What debt(s) are you currently paying off (your DTI=10%) What was the recent credit inquiry for? Thank you.	I plan on making payments for about a year, then I will take a more aggressive approach on paying off. I plan on spending it on making a website for a pc business I am starting.
I'm interested in funding your loan, but first have a few questions: (1) Do you have a spouse/partner who works? If so, what does he/she do and how much does he/she make each month? (2) How will this money be used?	I have no spouse or partner, I plan on paying to have a website designed for a new pc business I am starting on the side from my normal job.

Member Payment Dependent Notes Series 545070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545070	$6,000	$6,000	11.86%	1.00%	August 6, 2010	August 15, 2015	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545070. Member loan 545070 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Fender	Debt-to-income ratio:	3.97%
Length of employment:	4 years	Location:	los angeles, CA

Home town:
Current & past employers:	Fender
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	40
Revolving Credit Balance:	$4,822.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 545253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545253	$4,200	$4,200	15.58%	1.00%	August 9, 2010	August 17, 2015	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545253. Member loan 545253 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	n/a	Debt-to-income ratio:	5.44%
Length of employment:	8 years	Location:	Denver, CO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,611.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your self-entered Borrower Profile shows Reported Gross Income Per Month; Current Employer as "N/A"; but Length of Employment as 08 years. If self-employed, what is your primary occupation? If business owner, what is your primary business description? If employer is person or firm, then identify your employer? If none of the previous apply, then identify sources of reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? Advance thanks for appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 08.04.2010	I am the owner/operator of a drum instruction studio. I also play in three bands, including a cover/working band that plays out as much as 8 times per month. I have been in business for 8 years.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Currently I owe 4,600 on a Mastercard Account, with an APR of roughly 9%. This loan will NOT be put towards the payment of this debt as my interest is quite low. My monthly payment is around $80 for this account. I also owe an amount of $1500 to my Guitar Center Preferred Player Card, which has a very High APR of 22.3%. I intend to pay this amount off in Full with this loan. My monthly payments are currently only $15 dollars for this account, but will increase exponentially within one months time due to special financing that is about to expire.This is my main motivation for acquiring a loan at this time. Lastly, I have approximately $2500 owed on a Citibank Mastercard with an APR of 19.5%, most of which I will be Paying off with this loan. My monthly payments for this account hover around $60.
What is yoru source of income? Please provide a breakdown of your Revolving Credit Balance: $8,611.00 (Type?Balance/APR/Monthly payments) and indicate which cards will be paid off with this loan.	Currently I owe 4,600 on a Mastercard Account, with an APR of roughly 9%. This loan will NOT be put towards the payment of this debt as my interest is quite low. My monthly payment is around $80 for this account. I also owe an amount of $1500 to my Guitar Center Preferred Player Card, which has a very High APR of 22.3%. I intend to pay this amount off in Full with this loan. My monthly payments are currently only $15 dollars for this account, but will increase exponentially within one months time due to special financing that is about to expire.This is my main motivation for acquiring a loan at this time. Lastly, I have approximately $2500 owed on a Citibank Mastercard with an APR of 19.5%, most of which I will be Paying off with this loan. My monthly payments for this account hover around $60.
You did not answer my question regarding your employment. It states 8 years but no employer. How do you support yourself? Thank you.	I am the owner/operator of a drum instruction studio. I also play in three bands, including a cover/working band that plays out as much as 8 times per month. I have been in business for 8 years.
what is your source of income?	I Teach Drums Privately and Play in three working bands. I am the owner/operator of my business, and therefore entirely self-employed.

Member Payment Dependent Notes Series 546257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546257	$16,000	$16,000	13.23%	1.00%	August 6, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546257. Member loan 546257 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Home Depot	Debt-to-income ratio:	10.94%
Length of employment:	7 years	Location:	Scranton, PA

Home town:
Current & past employers:	Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	27	Months Since Last Delinquency:	16
Revolving Credit Balance:	$4,587.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance on my mortgage is $100,500. I don't know what HELOC is, so I am assuming I don't have it. The approx value is between $150,00 and $175,000.
I'm interested in funding your loan, but have a few questions. Do you have a partner/spouse who works and if so how much does he/she earn each month? What are your major monthly expenses (e.g., rent, car/transportation, insurance, child care, student loans, major medical expenses, etc.)? How is this money being used / what home improvements are you doing?	I have a wife who has her own business cleaning houses and a dentist office. She works alone except for me helping her with the office. Her business is cash and therefore i cannot verify her income which averages $1,000/month. I also have a small contracting side business, again cash that I have cut back to approx $300 to $500 per month. My mortgage payment is $929/month. That includes mortgage, property taxes and home owners insurance. We have no car payments and our children are grown and we have no major medical expenses. I am planning on putting a full bath on my 1st floor, siding, and updating the kitchen. The bath and kitchen I plan on doing myself.
Transunion Credit Report reflects 2 creditor payment delinquency within past 24-months; most recent delinquency was 16 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.29.2010	I don't remember what these were about but I do know that these accounts have been long paid and closed. Also I can tell you that my credit score is 781
Please explain the 2 Delinquencies (last 2 yrs; last one 16 months ago). Thank you	I don't remember what these were about but I do know that these accounts have been long paid and closed

Member Payment Dependent Notes Series 547544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547544	$10,000	$10,000	7.88%	1.00%	August 9, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547544. Member loan 547544 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Liberty ISD	Debt-to-income ratio:	18.88%
Length of employment:	5 years	Location:	Humble, TX

Home town:
Current & past employers:	Liberty ISD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,907.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your major monthly expenses (mortgage/rent, car loan(s), insurance, student loans, credit card payments, child care, major medical expenses, etc.)? Please breakout individually (e.g, mortgage/rent - $x). How much are you budgeting for the new home and how much will you be paying in cash? Do you have a spouse/partner who works and if so what does he/she do and how much does he/she earn each month?	Rent- 600 Car Loan- 350 Insurance- 100 Student Loans- 80 Credit Card Payments- 400 Monthly payments I will be paying 25000 in cash Yes I have spouse who works she makes 3000 a month
What is Liberty ISD and what do you do there?	Liberty ISD is a school and I teach and coach

Member Payment Dependent Notes Series 547641

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547641	$25,000	$25,000	16.32%	1.00%	August 9, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547641. Member loan 547641 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	HSBC	Debt-to-income ratio:	7.53%
Length of employment:	5 years	Location:	New York, NY

Home town:
Current & past employers:	HSBC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	73
Revolving Credit Balance:	$11,811.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 300 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.27.2010	Executive Summary The current business in place is an Eastern European Delicatessen. The business is operating on a profitable basis without a fully stocked inventory. However, the capacity to operate is intact. The store specializes in products that are familiar and known to the large population of Eastern European residents in the neighborhood. The store is also attractive to the rest of the population in the neighborhood because of its quality products and skill of kitchen and store staff. The Delicatessen is located in a busy shopping center without similar competitors in the area. The business would be handed over to the new owners with current staff and distributors in place. This will enable and support the business to perform in its present capacity. The lease would be taken over by the new owners for five years. The Delicatessen will continue to operate on its regular hourly and daily schedule during the transition. Any necessary changes to the store's operation and layout will be made during off hours. Company Vision/Mission Statement Our company vision incorporates several phases. Each phase will be implemented in a timely manner with appropriateness to expand our business objectives. The phases are as follows: Phase 1: Phase one will begin with the purchase of the business. Upon takeover we will review all of the current product distributors to evaluate the value of their produce and their ability to deliver with efficiency and quality services. Subsequently, we will begin to assess how we can start introducing local and organic products to our kitchen to raise the integrity and quality of our store made foods. We will continue to appraise all of the prepared products that are coming into the store and make healthier decisions based on what products are highly demanded. This process will not interfere with the Delicatessen's goal of making and delivering high quality tasty foods. Our goal will be achieved by making smart buying decisions and wisely using our products in the best possible ways. Phase 2: Phase two will focus on getting a license to sell beer. A beer license will enable us to sell Eastern European and other beers that are highly demanded by all of the population in the neighborhood. As a result, the Delicatessen's profitability will raise instantly. Phase 3: Phase three will center its attention on reviving the Delicatessen's breakfast and lunch menu by reintroducing bagels and coffee in the morning and both hot and cold sandwiches for lunch and dinner. This menu along with the salads and other prepared foods which are currently being made by the professional chef in the kitchen will enable us to increase store traffic. In addition, specialty items such as Lox for breakfast and homemade pastrami for lunch or dinner will distinguish us from other groceries and food services in the area. Phase 4: Phase four will focus on expanding into the catering business. There is a high demand for homemade Eastern European food in the neighborhood. According to the current owners, customers have occasionally requested large prepared food orders and continue to do so upon availability. With the growth of the business we will be able to expand our operation and begin to cater to small to medium size parties and eventually expand our operations and potentially sell our homemade products such as pastrami and pickles to other stores in the five boroughs and Long Island. Marketing plan Our marketing strategy will center its attention to advertising our Delicatessen and it's high quality products and prepared foods in the store itself and over the internet. In addition, we will create menu fliers for distribution in the surrounding residential and business areas. We will create a brand that will represent our fresh and organic products, which will stay with us in all the different pockets of the industry that we will be competing in. We understand that correct branding is very important and it will represent us in our market. We will strive to create a AAA class brand that will speak for itself of its qualities and value. Business Milestones Our milestones for the first 3 years are as follows: First year: ??? To increase the existing revenue in the store by 100% from $1,000 to $2,000 daily. ??? To start up the catering division. ??? To create a marketing strategy for the store. ??? To create a marketing strategy to promote the catering division. Second year: ??? To prepare organic products and meals for distribution to industries such as restaurants, schools, supermarkets, etc. Third year: ??? To expand the store brand to other locations in the New York City and New York State area.
What is this loan for and what are your responsibilities at HSBC?	Hi Nathan, This loan is for a Deli that is currently profitable and still has a lot of upside with proper management and vision. We will use the money from this loan to stock the store and upgrade the equipment. The goal is to expand the business into a catering business. Please see response to first question asked. At HSBC I work with the structured settlements team of fixed income.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Thursday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Friday 07.30.2010	Thanks for the above information. My Credit Review Status should now be verified.
IN YEARS How long do you intend to service (keep active) loan before payoff?	The goal is to pay back entire amount in two years.
In the off chance that this loan does not fully fund, do you intent to take the loan?	Hi, Yes I intend to take whatever is funded. Thanks,

Member Payment Dependent Notes Series 547676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547676	$22,000	$22,000	16.82%	1.00%	August 6, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547676. Member loan 547676 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	VA PALO ALTO HEALTH CARE SYSTEM	Debt-to-income ratio:	15.15%
Length of employment:	2 years	Location:	FREMONT, CA

Home town:
Current & past employers:	VA PALO ALTO HEALTH CARE SYSTEM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > **PLEASE NOTE: In my first response to Member_706194, I accidentally wrote 10k increase monthly. THIS IS NOT CORRECT. I cannot edit my response, but wanted to clarify I meant annually and only until 2012. My position is a GS-9, though to qualify they created a pay ladder for me so I'm a 5/7/9. Come January 2011, I move to the 7. Once I earn my 9 in 2012, unless I find an 11 position, salary increases are within the same grade but still annual raises occur in minimal amounts. Please do a search query for "gs payscale 2010." Sorry for the misinformation. Borrower added on 07/27/10 > At this time, I'd also like to add that a majority of my debt had accummulated during my final years of college. My parents were no longer able to fully pay for my tuition and extra expenses out of pocket, as they had done prior to the economic downfall. Additionally as I approached the end of my college career, I asked for less and less hours to ensure doing well in my final few classes. Now that school isn't currently in the picture, and I'm secured in the federal employee system; I anticipate being comfortable paying the potential loan off. Understandably, I've had skeptical lenders ask questions regarding how I would manage being timely and consistent with payments while moving out if I've been unable to manage this at home with my parents. In my defense, again as just mentioned, this debt was primarily due to charging my tuition while working less than typical part time hours. Secondly, I've been managing making at least my minumum payments. Only twice, I missed my due date, as I overlooked the date and wasn't more than one day delinquent. Therfore, I really do know I can manage rent in addition to the loan payment without accummulating aditional debt.

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,518.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE explain in detail Purpose of the loan. 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Hello, 1) Immediately after completing my degree I transitioned from part to full time at a federal hospital doing physician credentialing. We ensure all physicians and providers (physician assistants, psychologists, etc.) are properly licensed, trained, educated before bringing them on staff and reverify biannually to ensure continuance of good practice. 2) I applied for this loan for two reasons. One being debt consolidation, and second I would like to move out of my parents home. My consumer debt has reached a point of embarrassment for myself, and I'm very disappointed in myself for letting it get to this point. With my credit cards, after trying to envision when I would be able to pay them off with their high interest rates, an online debt calculator provided me with an estimated ten year pay off if I continue as I've been doing making minimum payments monthly. Additionally, I am able to make minimum payments, however I've been forgetting often due to my excessive number of cards with balances. I'd like for this loan to help me put me in a better state of financial health. Therefore, I'd like to also utilize what's left after my credit balance to move out on my own and further regain my finance and budgeting knowledge. 3) Currently living at my parents house therefore no living expenses. My monthly expenses only entail the gym ($30), gas ($200 est.), cell phone for myself and brother ($180), food ($100), and that's about it. Though as previously mentioned, I would really like to move out soon, and am anticipating no more than $1000/mo. for rent. 4) I'm currently approaching tenure as a federal employee, and am not planning on going elsewhere in the near future. My job was created for me to transition into right after graduation from college. Additionally, they placed me on a pay scale ladder. The position that was created, I couldn't immediately qualify for, due to time in service, since I had been a low level student only part time. Therefore, this pay ladder, is basically a whole level salary raise for the next two years, approximately a 10k increase each month. With this in mind, I plan on heavily increasing my contributions to savings, for emergency funding, the government offers numerous options for employees to seek, such as borrowing from our thrift savings plan, seeking advance payment, etc. Hope these answers your questions, please let me know if you need further clarification or additional questions. Thank you.
What college did you attend?	San Jose State University - BS, Health Science/Nutrition minor
10k increase each month makes no sense. You had me up until then. Please explain.	I'm sorry, I had made a typo. Thank you for bringing that to my attention. I meant yearly rather than monthly. As I mentioned in that response, I'm on a pay scale ladder. The lending club will not allow me to paste a link to the local federal salary wages. However, if you do a search query for "GS payscale 2010" you can find a table displaying the federal payscale. My position is a GS9, however, to qualify they slid it down to a 5/7/9 and I move to the 7 in January. Sorry for the misinformation.
Borrower, I am interested to help fund your $22,000 Debt Consol category loan. My questions are: [1] Transunion Credit Report shows the $17,518 (71.30 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FIVE answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.30.2010	Thank you for your interest. 1. It varies monthly depending on how much I am able to put towards my debt at that time. Typically, I spend $800-900 TOTAL. The lower scale meaning I am only able to commit to the minimum required and then other times I've attempted to contribute more if I can afford it. Prior to applying for this loan, I was seeing how likely or realistic it would be to pay off my debt without any help from credit consolidation to explain the variance between months. 2 - I actually don't see a 2 or 5, could this probably have been edited by the screeners? 3 - I think I'd be a safe choice to invest in, as this loan's primary purpose is intended for eliminating and even demolishing my current debt. As a federal employee, it would take an act of congress to be fired for no substantial reason. I can assure you that during the past 32 months, I have had no disciplinary action at my workplace. In turn, I am close to certain I am going to be secured with employment for the next few years, and at set raises at that. Additionally, as I've been able to maintain paying at least my minimums on my current balances; I can't foresee any reason as to why I would not be able to pay the loan. Perhaps if living expenses, were to be non-manageable, but with the remainder of this loan not used for my debt; I wanted to be able to set myself into a comfortable living situation. Again, to re-iterate I was able to manage my monthly minimums and was considering moving out and renting a place. Because of the multiple balances, I couldn't risk the move, and I wish for this loan to help me reach my personal goal. 4 - To be honest, I don't think I would pay the loan off early. Overall, aside from moving out, my ultimate goal at this point is to become completely independent from my parents and even try to contribute and help them with their finances eventually far in the future. However, as I reduce my debt and continue to move up on the federal pay scale; I imagine desiring other large purchases and/or financial responsibilities. For example, I'd like to purchase a car within the next few years so I would likely need this loan payment to remain as is. Otherwise, unless I win the state lottery or earn unexpected cash, it isn't likely I will be able to pay this loan early. Therefore, I anticipate a 5 year pay-off. Thanks again for your interest, again please let me know if you have any further questions or need clarification on anything.
Thanks for reply; I'll be investing in your loan. There were no missing questions; I edited text and misnumbered final questions. Lender 505570 USMC-REITRED friday 07.30.2010	Thank you very much, I really appreciate it!
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS. R U 1 OR 2 INCOME FAMILY	I am trying to be independent and am single, so just depending upon my sole income. I thought I'd have to re-apply for the loan, if my full funding wasn't achieved. At this point if I am able to take what is currently funded; I would like to. My heaviest balance is on my American Express credit card which is completely maxed out; therefore I would likely use the approved funding just to close out that account. However, I still am very hopeful that my total goal be reached.

Member Payment Dependent Notes Series 548540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548540	$15,000	$15,000	16.32%	1.00%	August 4, 2010	August 13, 2015	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548540. Member loan 548540 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Attica Central School District	Debt-to-income ratio:	15.74%
Length of employment:	10+ years	Location:	Batavia, NY

Home town:
Current & past employers:	Attica Central School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > I will use this loan to consolidate debt so that I can make one monthly payment. Borrower added on 07/30/10 > My annual income was determined from my full time job as an occupational therapist, child support (to be received for the next 18 years). My annual income also increases from itinerant work that I do throughout the year.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	69
Revolving Credit Balance:	$19,566.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your loan. My questions are: [1] How long have you worked at Attica Central School District? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows the $19,566 (57.20 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.31.2010	I have worked at Attica CSD for 11 years. I am an occupational therapist, which is a state mandated position. I currently pay $501 per month for the revolving credit balances, I am interested in taking this loan to reduce my monthly payment and simplify bill paying each month. I am not sure if I would pay this loan off early or not.
HI, 1) How much do you owe on your home (mortgage and any HELOCs)? 2) How much is your home CURRENTLY worth? (go to Zillow.com for a current estimate) 3) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For example CC1 $2000 balance, 23.9% APR, $200 per month. If your debts exceed the amount of the Lending Club loan, please indicate which debts will be paid off with the LC loan. Thanks in advance for answering all my questions. Sincerely, -LL Herndon, VA	I owe $137, 000 on my home. It is worth approximatley $200,000 in todays market. I owe $6600 to bank of America - $207 per month. I owe $1000 to gap - $100 a month. I owe Home Depot $5300 - $53 per month, I owe Best Buy $3000 - $30 per month. All APR"s range from 19-25%. Hope this helps.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	I am employed by a school district and work full time, with benefits. I work as an occupational therapist. In a question asked earlier I detailed my monthly debt payments as $500 per month. I take home $2400 per month and rec. child support in the amount of $1650 per month minimum for the next 18 years. Mortgage is $1300 per month, electric $60, gas $125, car $300, insurance $30, gas/vehicle $100, cable/ phone $100, . I do not pay childcare expenses. I do not pay for internet services. I would be consolidating all loans that I have and easily pay those at this time and it is $150 more than I will be paying with this loan. Thank you!
Please indicate the balances on each card, interest rates, and minimum payments for each card. Please also indicate which cards you plan to consolidate with this loan. How much are you currently paying each month towards credit card debt? What are your major monthly expenses broken out (e.g., rent/mortgage, car loan(s), insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)? Please break out each item separately with the amount you pay for that particular item.	Type your answer here See above.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here see above

Member Payment Dependent Notes Series 549494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549494	$24,500	$15,750	13.61%	1.00%	August 4, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549494. Member loan 549494 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Kramer Air Tool	Debt-to-income ratio:	22.43%
Length of employment:	5 years	Location:	MASON, MI

Home town:
Current & past employers:	Kramer Air Tool
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > I am using this loan to pay off and close credit cards faster than I would otherwise be able.

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,146.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1. Kramer Air Tool is a manufacturer/distributor of assembly and production equipment. I am a sales representative calling on auto manufacturers, tier 1 suppliers, and military suppliers. My job is very stable. 2. cc#1, $10250.00, 25.24% = 244.00/mo cc#2, $8950.00, 16.99% = 210.00/mo cc#3, $2450.00, 12.99% = 49.00/mo cc#4, $4300.00, 4.99% = 58.00/ mo 3. 1st Mortgage approx $180,000.00, $1065.00/mo including property taxes and homeowners insurance HELOC $24,000, $90.00/mo 1st car payment is $279.00 2nd car payment is $435.00 Auto Ins. is $250.00 Utilities approx $350.00, gas/electric, satellite, trash Cell phones $149.00 with $100 reimbursed by company Gasoline for wife, about $120.00 My gas is reimbursed by company Internet $63.00 No child care No other payments What is left over goes to food, entertainment, and savings 4. My wife's income is not included here.She has a homedaycare that grosses about $12,000.00/year Also, you should know why I am choosing this route. I picked the loan option that has a similar payment to what my minimum payments are now. I can afford these payments, as my credit score should reflect. This option give me a better rate than what I am paying now. The math on current situation works out to avg. interest rate of 17.86%. Also, this rate is locked and not revolving, so I will be out of the cards in 5 years. My request does not quite cover all the debt. I will be left with about $3000.00 on the 4.99% card. Thank you for your question and for considering my loan.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance on 1st approx $180,000 Balance on 2nd approx $28,500.00 Zillow says value is $184,000.00. My opinion is $220,000. Either way, I tried getting credit cards handled with a lower rate by using home equity, but because of the market, was not able to find anyone who would give me anything more than 80% LTV. I knew the house would not appraise for $260k. I built it in 2004 for about $235,000.

Member Payment Dependent Notes Series 549694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549694	$10,000	$10,000	7.51%	1.00%	August 5, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549694. Member loan 549694 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	AIRGAS INTERMOUNTAIN INC.	Debt-to-income ratio:	3.25%
Length of employment:	10+ years	Location:	ERIE, CO

Home town:
Current & past employers:	AIRGAS INTERMOUNTAIN INC.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$613.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the 3 inquiries to your credit in the past 6 months?	Type your answer here. I do not know.
What is it you plan on using the requested funds for?	Type your answer here. Home improvment, winterizing, landscaping.
Hello. What is your job with Airgas Intermountain and is it secure in this economy? Do you know what are the three inquiries in the past six months that show up in your credit history? Wishing you well.	Type your answer here. Inside sales, been in their employ 37 yrs. Our business is stable.

Member Payment Dependent Notes Series 549978

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549978	$25,000	$23,800	11.86%	1.00%	August 5, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549978. Member loan 549978 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,042 / month
Current employer:	UBS Financial	Debt-to-income ratio:	14.94%
Length of employment:	3 years	Location:	Long Beach, CA

Home town:
Current & past employers:	UBS Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > Loan needed to payoff credit card debt so my husband and I can live the American Dream and buy a home. Borrower added on 07/22/10 > I Plan on using the loan to payoff my credit cards and get a fresh start so my family and I can start working on saving for a home. Like many families we were hit with a layoff and were down to one income for 18 months. Unfortunately we had to use credit cards to help get by. We are back to being a two income family. Paying my credit debt on time has never been an issue. Borrower added on 07/23/10 > My household is a two income household bringing in a total of $78,000. I pay my debts every month on time and pay more than the minimum when possible. Borrower added on 07/27/10 > I have a steady job where I have been employed for the last 3 years. I have paid off my car loan in full and never was I late on a payment. I do have a slow growing savings account that I can fall back on if need be. The purpose of this loan is to pay off my credit cards and be debt free. Any help would be greatly appreciated. I know that combining the credit card debt into one payment will allow me to pay it off faster @ a fixed rate.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,329.00	Public Records On File:	0
Revolving Line Utilization:	73.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Credit Card/9,800/29.99% - Pay off Credit Card/11,950/18.24% - Pay Off Balance of School Loan - 5800 - remainder of money
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at UBS? Can you list your work history? These answers will definitely help lenders lend.	Debt was accrued over a period of time one member of the household was layed off and unemployed much longer than anticipated. We used credit cards to help pay bills and School expenses. Rent ??? $1455.00 Insurance - $ 150.00 Utilities - $335.00 Credit Cards ??? $ 600.00 (9,800 @ 29.99% APR / 12,000 @ 18.24% APR) Childcare ??? $ 500.00 Food/Gas - $ 400.00 We are a two income family with a combined income of $78,000. We have a savings account and a 401K that we can borrow from for emergency basis. I have been an executive assistant with UBS for the past 3 years before that I was employed with another investment bank as a data processor for 5 years. Prior to that I was a Student working for a marketing firm.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2. What is your total household income? Thanks.	Rent ??? $1455.00 Insurance - $ 150.00 Utilities - $335.00 Credit Cards ??? $ 600.00 Childcare ??? $ 500.00 Food/Gas - $ 400.00 Household combined income is $78,000
What does other wage earner do? What is his/her career history?	He is a Mechanic and has been employed with Aamco for the past year. Before that he was layed off from his job and went to school for 1 year to be a Mechanic. Before being laid off he was in software sales for 10 years.
Hi. best of luck on your loan. i don't have any questions, but i was impressed by your husband's choice to re-educate himself after being laid off. i wish more people in America were as smart. that's it.	Thank you

Member Payment Dependent Notes Series 550011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550011	$7,800	$7,800	15.21%	1.00%	August 6, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550011. Member loan 550011 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	ideal merchandizing	Debt-to-income ratio:	4.70%
Length of employment:	8 years	Location:	Quincy, MA

Home town:
Current & past employers:	ideal merchandizing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	45
Revolving Credit Balance:	$6,439.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position (job/responsibility) at Ideal merchandizing? And what exactly are the debts you are planning to consolidate? Thank you.	Type your answer here. Served as a "dedicated vendor" to many home improvement warehouses. Responsible for overall appearance and maintenance of specific product lines. Provide superior customer service and maximize sales of inventory. Create and recommend methods to improve inventory replenishment programs. Organize and execute related floor displays, conduct surveys, PDA reporting and digital photography. Consolidate all current credit cards, retail store accounts, business and personal loans.
Interested in funding your loan. Can you please provide us with a breakdown of the debts (amount and APR) you will be paying off with this loan. Also please give us a summary of your monthly incomes and spending. What is that delinquency in your file? Thanks!	Type your answer here. Balance APR Credit Card Accounts 1: $ 2100 29% 2: 2300 20 Retail Accounts 1: 1000 23 2: 200 21 3: 350 24 4: 600 24 Business Accounts 1: 230 23 (automotive) 2: 2000 15 3: 0 0 Income: $ 3500 Monthly Living Expenses: 2200-2500 {Rent, phone, car, utilities,food, insurances, (life/health), maintenance,internet,etc.}
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Type your answer here. Question 1: See above Question 2: See above Question 3: See above Question 4: Some savings, wife has part-time job with few hours. Purpose of loan: 1: Consolidate into one payment. 2: Many accounts are time consuming and mistakes have been made.

Member Payment Dependent Notes Series 550324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550324	$25,000	$21,925	13.23%	1.00%	August 5, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550324. Member loan 550324 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	Amedisys	Debt-to-income ratio:	21.81%
Length of employment:	4 years	Location:	BATON ROUGE, LA

Home town:
Current & past employers:	Amedisys
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,106.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Value of home 370,000 we owe 358000
What is Amedisys and what do you do there?	Type your answer here. Amedisys is a publically traded home health and hospice company; about 1.4 billion a year in revenue. Im the senior VP of Stragetic Iniatives, work with the CEO and Board on major iniatives. Thanks
IF LOAN DOESNT FULLY FUND WILL UN ACCEPT THE PROCEEDS	Type your answer here. Depends we had intentions To pay two cedit cards with higher interest rates totaling 20 plus K! Thanks
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS. NEED A DIRECT ANSWER.	Type your answer here. At this point it looks like we will accept!

Member Payment Dependent Notes Series 550404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550404	$9,050	$9,050	20.53%	1.00%	August 4, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550404. Member loan 550404 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	DG	Debt-to-income ratio:	15.40%
Length of employment:	2 years	Location:	erie, CO

Home town:
Current & past employers:	DG
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	23	Months Since Last Delinquency:	11
Revolving Credit Balance:	$1,182.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We are renting our home right now.
Transunion Credit Report reflects 3 creditor payment delinquency within past 24-months; most recent delinquency was 11 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After robtaining, and eviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.27.2010	We were in the process of moving...I'm prior Air Force. The bills got sent to the wrong address and we fixed it right away.
Please explain your delinquencies. Thanks!	We were in the process of moving...I'm prior Air Force. The bills got mixed up and we fixed it right away.
1. What are you purchasing? 2. What do you do at DG? 3. Why do you have so many delinquencies?	1. We are in the process of purchasing our first home and are planning on using this money as a downpayment. 2. I am the lead satellite imagery analyst for DigitalgGlobe Inc. 3. We have three dillinquecies on our credit (the latest was over 11 months ago). In the process of moving and switching leases, things were confused. All is well now.
Your profile indicates a mortgage... have you located a home to purchase?	Yes we have. The price is $290,000. We are pre-qualified for a VA loan. I'm prior Air Force
Hi, Please describe what you plan to use this loan for? Short term? long term? Purchase, or refinance?	This loan is for a down payment for a home. We are pre-qualified through the VA. Once we get the loan we will make double payments to pay it off.
Borrower, I am interested to help fund your $25,000 Home Purchase category loan. My questions are: [1] USAF Retired? If yes, what is your retired Pay Grade? [2] Description of your employer DG? A-N-D What is your position? (Job/What you currently do.) [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN Y-E-A-R-S answer.) Advance thanks for FOUR answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.30.2010	1. I served in the USAF for 10 years, as an Intelligence Officer. During that time, I served as a satellite imagery analyst. 2. DigitalGlobe is the leading high-resolution commercial satellite imagery corporation. I am the lead imagery analyst withing DG. 3. We are a family of five, attempting to purchase our first home here in Colorado. This loan will be used as a downpayment towards that. 4. We will have the loan paid off within three years.

Member Payment Dependent Notes Series 550977

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550977	$20,000	$20,000	13.61%	1.00%	August 9, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550977. Member loan 550977 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,292 / month
Current employer:	WELLS FARGO	Debt-to-income ratio:	6.40%
Length of employment:	9 years	Location:	HOBOKEN, NJ

Home town:
Current & past employers:	WELLS FARGO
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > The loan will be used for some debt consolidation and home improvements. I am a qualified borrower due to my to stable employment at Wells Fargo Securites, where I have been employed for nearly ten years.

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	31
Revolving Credit Balance:	$13,221.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at WELLS FARGO?	I work within the Securities & Investment Group supporting the Stock Loan group. I am the senior person in this middle office role.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) How much is going towards Home Improvement? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	I have targeted approximately $3,000-$4,000 to home improvement (which is going toward new furniture). I am going to payoff my credit card balance which is approximately $12,000 (@ 13.25%). My noraml monthly budget is as follows: rent = 1,410 car/insurance= 400 phone= 100 utilities= 50 cable/internet= 125 food= 500. Normally pay about $400 toward credit card (after paying off credit card balance my normal $400 will go toward the loan payment which will be $460, so it fits perfectly into my normal budget. I bring a substantial; amount of financial stability in regards to making payments on this loan. I have immense job security- I have been with this firm for over nine years and have been in the financial industry for 15 years. If for some unforseen reason I did lose my job I could fall back on working at a friend's lounge/bar in NYC (where I have worked for him at various times in the past when he was short staffed).
Why do you want to pay off the 12k Credit card @ 13.25% with this 13.61% loan that also has an origination fee of more than 4%. It doesn't seem finacially advantageous? Thank you.	Although the loan will be at a slightly higher interest rate than the credit card rate, it is my preference to have a set payment each month that I can properly budget Additionally, the remaining loaned funds will allow me to take care of a few other expenses without adding to my credit card balance.
[1] Briefly, why should lenders commit their limited $ to fund your loan? [2] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN YEARS answer. ("As soon as possible" or similar type answers tell participating lenders nothing useful.) Advance thanks for TWO answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 08.06.2010	I would think lenders would commit money to fund my loan due to the fact that I am a no-risk borrower. I have stable employment at the same firm for nearly ten years, and am well budgeted to make payments on this loan. My goal is to pay this loan off in no more than 3 years.

Member Payment Dependent Notes Series 551063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551063	$22,750	$22,750	13.23%	1.00%	August 4, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551063. Member loan 551063 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,458 / month
Current employer:	Palm Beach County Schools	Debt-to-income ratio:	18.30%
Length of employment:	3 years	Location:	Jupiter, FL

Home town:
Current & past employers:	Palm Beach County Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > This is a debt consolidation loan. My husband, Thomas & I would like to pay off our visa cards at a lower interest rate.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	37
Revolving Credit Balance:	$25,575.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is approx $390,000. No home equity line of credit. I am still waiting for zillow for the current market value.
I am interested to help fund your $22,750 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Palm Beach County Pub Schools? Number [2] Transunion Credit Report shows the $25,575 Revolving Credit Balance total debt (61.30 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? A-N-D What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use a 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.22.2010	I am a high school math teacher and my husband works for Sikorsky Helicopter. We have 3 teenage children and would like the loan as my husband lost his job last year and was unemployed for over a year. Since his is now working, we want to pay off the cards. As available, we plan to make extra payments and hope to pay the loan off a little bit early, but it is difficult to say at this time. We do not have a home equity line of credit. Credit report shows an $3000 Am Ex which is being paid off at the end of the month. We pay approx $350 for husbands visa and $150 for my visa per month. I hope I have answered all of your questions and I am hoping to get a lower interest rate loan than the current credit card interest.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is approx $390,000. No home equity line of credit. I am still waiting for zillow for the current market value.
Please provide the zillow home value ASAP. Thanks.	I have never received a return email with the current market value. I would assume that the current market value is close the the balance of the mortgage.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Thursday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Saturday 07.24.2010	I will follow up via email
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Thanks.	mortgage 2900 auto 355 auto 368 electric 230 water 50 phone/internet 43 food 700 cable 5 expenses shared with husband
What is your total household income in take home pay? Thanks.	take home: $7900 per month
Please list your credit cards that you will consolidate with outstanding balance and interest rates.	Chase visa $16,850 Chase visa $5150
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	I have not considered that yet; it is possible. However, I have 2 credit cards that I would like to consolidate and would like to have them both fully funded.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Possibly. I'm not certain yet. I will have to see what the funding amount is.

Member Payment Dependent Notes Series 551171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551171	$5,000	$5,000	15.21%	1.00%	August 10, 2010	August 20, 2015	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551171. Member loan 551171 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,439 / month
Current employer:	verizon wireless	Debt-to-income ratio:	13.28%
Length of employment:	2 years	Location:	HUNTSVILLE, AL

Home town:
Current & past employers:	verizon wireless
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	23
Revolving Credit Balance:	$3,667.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I currently owe $111,557. We recently had a realtor research the market value of our home and she gave us figures of $126,500-$130,000. I have checked on zillow.com to compare but I do not show any updates on market value. Just with what the house sold for. Thank you.
What will the funds be used for? What was the delinquency nearly two years ago? (You may have to consult your own records; all we see is "23 months since last delinquency".) Thanks.	I plan on using the personal loan to purchase new kitchen appliances and make minor cosmetic repairs to the house. The appliances in the house have been here since the 70's and are not very energy efficient. The deliquency over 23 months ago was from a missed student loan payment. I consolidated my student loans and did not realize that one of them could not be consildated since it was a personal student loan. Although the payment was made, it went to the incorrect lender and I "missed" the payment. I am now on an alert system where I am notified 5 days in advance of the due date if the payment has not been posted onto my account to eliminate the error in the future.

Member Payment Dependent Notes Series 551232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551232	$12,000	$12,000	13.23%	1.00%	August 9, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551232. Member loan 551232 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,683 / month
Current employer:	Nationwide Industries	Debt-to-income ratio:	20.76%
Length of employment:	3 years	Location:	tampa, FL

Home town:
Current & past employers:	Nationwide Industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > Iam want to up date my home and pay off my car loan.

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,583.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The value of our home is approx 170000.00 the balane owed is approx 180000.00 Thanks if you have any more questions please let me know
Do you have a spouse/partner who works and if so how much does he/she earn each month? What are your major monthly expenses broken out (e.g., mortgage, car loan(s), insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)?	yes, I have my fiance,he is self employed. He job consist of surface preparation for flooring. My major expenses are: Car 473.00 House 1187.00 credit cards 180.00 insurance 90.00 electric 110.00 My fiance contributes 600 .00 per month for rent and expenses, His vehicle is paid off and all his machinery is paid off too. His only expenses are insurance(s) business 200.00 rent to me 600.00 We share Credit cards 180.00 If you have any other questions let me know , Thanks...Clare
How much of the loan will go toward paying down credit card debt? What are the current balances, interest rates and minimum payments on your credit card debt? Please indicate the cards that you intend to consolidate with this loan. Many thanks!	7000.00 will go to the credit card debt..the out standing balance,is from traveling for business,and I will be receiveing reimbursement from my job at Nationwide industries. The interest rate is12.99% The balance is 12300.00 .. I travel to China for business 2times a month. Iam a marketing consultant for my company.. the total monthly payments of of cards are 180.00 I owe right at 7200.00 on my mercedes, there are right at 13 payments left on my loan , Iam going to use 7200.00 to pay off car loan, and the remaining balance ,I want to remove and replace the carpeting in my home with wood flooring.... Thanks Clare

Member Payment Dependent Notes Series 551331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551331	$5,000	$5,000	11.86%	1.00%	August 6, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551331. Member loan 551331 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	SARA LEE BAKERY GROUP	Debt-to-income ratio:	21.96%
Length of employment:	8 years	Location:	PENSACOLA, FL

Home town:
Current & past employers:	SARA LEE BAKERY GROUP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,600.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Sara Lee Bakery Group? Also, how did you accumulate $23,600 in revolving credit debt?	I'M A SALES REPRESENTATIVE. The 23,600. credit debt is probably from loans I've accumulated over the past few years. All my bills are paid on time and i have no credit card debt. My credit cards are paid off monthly and on time
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The mortgage balance is $144,000. I don't have any HELOC's. The current market value of my home is $140,000.
Given that your credit report shows that you have REVOLVING debt in the amount of $23,600. This amount doesn't typically include installment loans but instead includes such things as credit cards and lines of credit... So, I'll ask one more time, how did you accumulate $23,600 in REVOLVING credit debt?	I have a jet air line of credit with Pen Air Federal Credit Union in the amount of $14,000. I took out a personal loan recently for $5,000. As for any credit card debt.I don't have any. My cards are paid off monthly.

Member Payment Dependent Notes Series 551533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551533	$25,000	$25,000	16.82%	1.00%	August 5, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551533. Member loan 551533 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,517 / month
Current employer:	ProObject Inc	Debt-to-income ratio:	11.75%
Length of employment:	1 year	Location:	Abingdon, MD

Home town:
Current & past employers:	ProObject Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > I am looking to obtain this loan to get out of debt. As everyone know times have been hard. Traditional banks would not offer any help in this area. What I will be doing with the funds is paying of my creditors to create a single payment. Also by obtaining this loan it will help me to free up cash to place into savings, approximately $400 if approved. That $400 monthly is more than enough to rid myself of depending on credit cards. Also with the additional funds I plan to add additional payments to pay the loan of before the 5yr term is up. If there is anything else anyone would like to know please contact me. This loan is something I have been looking for for years and didnt even think was possible to obtain.

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,178.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	These will be paid off: Mazda 9698 @ 5.4% CitiFinancial 2500 @ 25% Visa 6000 @ 15% Lowes 1755 @ 12% Home Depot 4121 @ 10%
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance = $365k Zillow says = $318k I was looking into try to do a refi earlier this year and the lenders took a look and said that it would actually appraise for about $380K. But because of it being basically 100% they would not let me refi.
If you really want to get out of debt, then decline this loan and instead: make min. payments on Mazda 9698 @ 5.4% Visa 6000 @ 15% Lowes 1755 @ 12% Home Depot 4121 @ 10% And send every single spare penny to CitiFinancial. Don't buy coffee or water in the street. If you are like most folks, this wills save you aprox $50 a month. Don't eat out, go out, or do any of these things until Citi is off your back. Once that is done, the rest of you loans are at better rates than this one would be. Continue the austerity measures but with less extermism while you attack your Visa debt, then Lowes, then Home Depot The Mazda debt is at such a low interest, you would do better being an investor in Lending Club than paying off that loan, so just keep that one at min. payments while you put your extra money to work for you. This loan would be a mistake and a move in the wrong direction. Good luck.	Extra money is the problem. Credit cards and Citi are too high of an interest. With the loan I would be done paying everything off in 5 yrs. I would actually be saving money by receiving this loan that I could then place back on the loan to pay back sooner than 5 yrs. If you knew me I bag my lunch everyday, only drink water, and eat out maybe twice a month. I watch my spending all the time. But sometimes emergencies happen and credit cards have to be used to help out and I have to keep in mind my other bills as well.
Potential investors are always a little concerned to see someone apply for a consolidation loan that has a higher interest rate than their existing debts. You have plenty of income. Is your objective in consolidating your bills to lower your monthly payment? If so, please advise what your other expenses are that make your budget so tight. Much Thanks.	By obtaining this loan. It would be essentially like paying minimum payments on the accounts that I would like to pay off, except I would have them paid off in 5 yrs not 20. And the payments are going to be lower. Mortgage Life insurance Cell phone Legal retainer car insurance Home owner Assoc. Student loans HELOC home Security system Water Electric
IF LOAN DOESNT FULLY FUND WILL U ACCCEPT THE PROCEEDS. R U 1OR 2 INCOME FAMILY. WHAT IS UR GROSS INCOME	I dont think I will accept the loan if it is not fully funded. I would have to see what amount I would receive and if it would even be helpful for what I am trying to do with my financial situation. Gross is around $60k
You said: "By obtaining this loan. It would be essentially like paying minimum payments on the accounts that I would like to pay off, except I would have them paid off in 5 yrs not 20. And the payments are going to be lower. " I do not think that is correct. If you pay 618.90/month towards cards with rates < 16.82% (=rate of this loan), then you will pay them off faster than 5 years. Try plugging in the numbers into any loan calculator on the Internet. Please tell me if I am missing something. Thank you.	If you take all the account that I would like to pay off, I am pay close to $850/month if I were only paying minimum payments. Which means that with the credit accounts they would be paid of in a longer amount of time. If I am able to obtain this loan I can lower my payments and still have all the accounts paid off in 5 yrs.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS.	If unable to recieve the full amount I would more than likely decline. Im trying to consolidate payments and make it easier for me to pay off my debts. If I can get enough to cover what I would like I dont think it would make much sense to get the loan.

Member Payment Dependent Notes Series 551734

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551734	$7,000	$7,000	14.72%	1.00%	August 10, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551734. Member loan 551734 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,583 / month
Current employer:	Action Carting	Debt-to-income ratio:	24.54%
Length of employment:	3 years	Location:	BRENTWOOD, NY

Home town:
Current & past employers:	Action Carting
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	32
Revolving Credit Balance:	$9,833.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Yes I own the home The property currentyl has no mortgage Current market value last i check was 475K
What kind of home improvement are you planning? What makes this a need worth borrowing money for? Will you be doing labor yourself or hiring it done? Thanks.	The home improvement is refacing the front of the house, and no I will not be doing the work myself, but hiring a prefessional to perform the job.
What do you do at Action Carting?	Currently i work in the Human Resource Department as an HR Specialist. One of my major duties is prosessing the payroll for approximately 315 employees. In the weeks to come the company will grow by another 50-60 employees through an acquistion in progress. I handle all the benefits eligible to our union and non union employees, along with union transactions as paying the union bills, all the administrative paperwork for all active and inactive employees, and other taks as well.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE explain in detail Purpose of the loan. 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Employer business type - Private Sanitation Waste Removal I am an HR SPecialist for the company The purpose of the loan I am requesting for a home improvement involving refacing the front of the house. My approximate budgeted expenses per month are about $1500.00 Home improvement loan would be paid by those renting the apartments at the location.

Member Payment Dependent Notes Series 551962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551962	$15,000	$15,000	11.86%	1.00%	August 6, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551962. Member loan 551962 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Retro Studios	Debt-to-income ratio:	8.07%
Length of employment:	3 years	Location:	Austin, TX

Home town:
Current & past employers:	Retro Studios
Education:

This borrower member posted the following loan description, which has not been verified:

I had cancer at 17, cured by 18 and I am now married in my 30's. Having a child was something I thought I would just get around to one day. But because of past chemotherapy, I cannot conceive a baby with my lovely wife without IVF (In Vitro Fertilization). My wife and I could save up for the IVF to have children but we are both in our 30's, so tick-tock. I am a jack-of-all-disciplines IT guy working at a very stable Nintendo owned video game studio. My wife has taught 3rd - PreK for over 10 years and has a Bachelor in teaching.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,605.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Zillow Home Value: $120,00.00 Current Mortgage: $99,844.10 I do not have a HELOC on my home.
How much does your wife bring home each month? What are your major monthly expenses (e.g., mortgage, car loan(s), insurance, credit card payments, student loans, etc.)? Please breakout like: mortgage - $x. You have a large revolving credit balance. How much balance do you have on each card and what are the respective interest rates and minimum amounts owed? Thanks and good luck with IVF.	My wife as a bi-ligual educator makes around 45K a year plus another couple 2-3k depending on the insentive programs. I also get a Christmas bonus from Nintendo that is around 5%-20% of my pay depending certain factors related to the studio I work at. We have a few credit cards that we have frozen spending on and are currently making triple payments on. The Mortgage is $1,036.00 which is low. My bank's, Wells Fargo, $13,000 line credit is the bulk of the of my debit and will be a slow boat to repayment till I clear the cards.
I see in your credit history that you have approximately 20K of outstanding revolving debt. How will this loan fit into your budget? Can you please describe what your typical monthly expenses are (including revolving debt payments)? Good luck with your IVF!	My wife as a bi-ligual educator makes around 45K a year plus another couple 2-3k depending on the insentive programs. I also get a Christmas bonus from Nintendo that is around 5%-20% of my pay depending certain factors related to the studio I work at. We have a few credit cards that we have frozen spending on and are currently making triple payments on. The Mortgage is $1,036.00 which is low. My bank's, Wells Fargo, $13,000 line credit is the bulk of the of my debit and will be a slow boat to repayment till I clear the cards. I figure worst case I can back off to min payments on the credit cards but I don't believe that will be needed.
Good luck with baby.	Thanks! :-)

Member Payment Dependent Notes Series 552133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552133	$24,250	$24,250	13.23%	1.00%	August 6, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552133. Member loan 552133 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	PROFITLINE	Debt-to-income ratio:	22.52%
Length of employment:	2 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	PROFITLINE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > A little bit about me, I am a working professional and have been gainfully employed full time since I was 17 years old. Prior to turning 17 I worked part time from the age of 13. I held my first real job at a Market Research firm for 10 years. I worked my way up from telemarketer to Marketing Director eventually landing in Honolulu HI running a branch office. When that office closed, I went to work for Nextel Communications and was a Customer Relations Manager for about 2 years before moving to CA. Since living in CA I have had 2 jobs, the first as Operations Manager for an IT Outsourcing company (2 years) and most recently as a Data Analyst with a Telecom Expense Management firm where I have been employed for the past 2.5 years. There are no gaps in my employment history and I have never been without a job. I currently have 8 debtors, which includes 7 credit cards at decent interest rates and a small line of credit for overdraft protection. I have paid off a home mortgage, and 6-8 auto loans with no late payments or fees. I have never bounced a check, missed a payment, or had any liens against me. The only issue with my credit report is the credit cards for which I am seeking this loan to pay off, all of which are up to date and in good standing. My take home pay is about $3K a month. I have monthly expenses of about $1815($800 rent, $200 car payment, $65 insurance, $150 utilities, currently paying $600+ on credit cards). My goal is to pay off my credit cards and close all but one of them with this loan. The remaining credit card I plan on making $150 payments on until paid off. I would like to purchase another home in 4-5 years once this debt is paid up. I do have access to family funds and a second income from my partner in the event of any emergencies. I also have $6K in savings to fall back on. I am very proud of my credit and payment history and would never do anything to damage my credit. The majority of this credit card debt was accrued 10+ years ago and I am currently living well within my means. My problem is that since I have such a large amount of credit card debt banks will not issue me a consolidation loan despite my flawless payment history. If you invest in me I will not let you down. If you have any additional questions or concerns please ask away. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,643.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	I am happy to answer any questions or concerns you may have. First a little about me, I'm a working professional and have been employed my whole adult life (10 yrs at my first job, 2 yrs at Nextel, 2 yrs at an IT Outsourcing company, and 2.5 yrs at my current job, Data Analyst for a Telecom Expense Management Co.). I have never missed a payment or been late on any of my debt obligations. I have paid off in full a home mortgage, and 6-8 auto loans all with no late payments or penalties. I currently have 8 debtors, 7 credit cards and 1 line of credit. Average interest rate on these is not high, however, I really need to close them out and make one monthly payment with a fixed term. My monthly expenses are relatively small, $800 for rent, $200 car payment, $65 for auto insurance, and $100 for utilities. I would be utilizing these funds to pay off all but one of my debtors. I will be paying $150 month on this debtor until paid off. I have about $6000.00 in savings. My difficulty is this, I have a great credit history with too much open credit. I have a flawless employment history and I am currently living within my means. I accrued the majority of my debt (75%) 10+ years ago. I do have access to family funds and a second income from my partner in case of emergencies. I have not had any luck with banks in applying for consolidation loans. They turn me down because they consider the loan amount without considering that I am going pay off and close all but one of the accounts with the funds. As I'm sure you are aware, it is an extremely tight credit market right now. I appreciate your consideration and please trust that I will pay this loan in full and in good faith on time as my credit history shows. I have worked hard at maintain good credit and have no plans to ruin that history. Thank you.
Could you please outline your current monthly budget, including cc payments?	Hi, I have added this detail to my loan description as this question was asked by another lender. Please see my loan description and previous answer to this question. If you'd like any additional details please let me know me. Thanks!
Please list the debts in your Revolving Credit Balance= $33,643.00 using the following format: Credit Card; Balance; APR; Monthly Payments Please also indicate which debts in this list will and will not be paid by this loan. Thank you.	CC Min Pmt APR Balance GE $20.00 21.00% $120 SBOF $20.00 19.90% $700 AMEX $15.00 15.26% $700 DISC $60.00 16.99% $3000 CHASE $150.00 13.24% $6000 AMEX $135.00 9.90% $8800 ELAN $100.00 9.99% $7400 WELLS $100.00 12.75% $6000 MACYS $21.00 23.99% $600 I will not be paying the ELAN with this loan. Thanks for your consideration.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT LOAN. R U 1 OR 2 INCOME FAMILY	I may accept the partial loan, will need to review the amount funded and new payment to see if it still makes sense. 2 income family.

Member Payment Dependent Notes Series 552454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552454	$10,000	$10,000	15.58%	1.00%	August 10, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552454. Member loan 552454 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Gold's Gym Birmingham	Debt-to-income ratio:	9.50%
Length of employment:	1 year	Location:	Birmingham, AL

Home town:
Current & past employers:	Gold's Gym Birmingham
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > I am a third year law student. This loan is to pay for my last two semesters of school so that I can focus my attention on passing the bar. I am currently the assistant general manager of a 50,000 square foot gym and hold a master's degree in business administration. I am now paying almost $800 a month out of pocket for tuition and am able to do so while paying other obligations. I plan to use the funds to pay my tuition in full netting me $475 per month which I inturn plan to use less than half of those netted funds to pay on my vacation condo (payments only $200. mo) I own in Cancun, Mexico which currently rents for $1,000 a week.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,539.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 552460

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552460	$4,000	$4,000	7.51%	1.00%	August 10, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552460. Member loan 552460 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Dimensional fund advisors	Debt-to-income ratio:	2.07%
Length of employment:	< 1 year	Location:	AUSTIN, TX

Home town:
Current & past employers:	Dimensional fund advisors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > I am purchasing music production equipment for my hobby. I have been using out of date software/hardware to learn but I want to take it to the next level.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,207.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse/partner who works and if so how much does he/she make each month? What are your major monthly expenses, broken out with values (e.g., mortgage/rent, car loan(s), insurance, student loans, child care/tuition, credit cards, major medical expenses)? (3) Why did you leave your last job?	Spouse: Yes, net 2400 Expense: Rent 700, Car 350, Insurance 140, Cell phone 140, Cable/Util 200 Job: I got a better monetary offer 37500 ----> 55,000 + 10000 Bonus.

Member Payment Dependent Notes Series 552470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552470	$8,000	$8,000	14.84%	1.00%	August 4, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552470. Member loan 552470 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	COSCO Container Lines America	Debt-to-income ratio:	5.97%
Length of employment:	< 1 year	Location:	Kansas City, MO

Home town:
Current & past employers:	COSCO Container Lines America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > Our oldest daughter is moving to New York and wants to marry in her hometown before she leaves in September. Working to improve credit scores so we can buy a smaller house next year and don't want our scores to be lowered due to new inquiries and a loan.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	3
Revolving Credit Balance:	$4,127.00	Public Records On File:	1
Revolving Line Utilization:	29.10%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is value of your home and how much do you owe? Do you have other debts(cars, cards,loans, heloc, 2nd mortgage)? Do you have 2nd income in house? Can you give a list of monthly expenses	My home is valued around 244,000 and I owe 208,000.Only the one mortgage. I have a car loan in my name that my son makes payments on as I have a company car provided. $ 4,500 balance on the car and 2,300 on one credit card that will be paid off within the year. My wife works freelance and contributes about 12,000 - 15,000 a year. I am salaried but have the potential for bonus of 10,000 - 15,000 a year on average.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I only have one mortgage on the house with a balance of 208,000. A real estate agent comped the neighborhood about 2 months ago and advised we should list the house around 244,000.
Could you explain this- Months Since Last Delinquency: 3 Thanks	I schedule my payments online and print out the confirmation page for my records. I didn't hit the final submit button and printed the "preview" page thinking I was done. Of course banks are not forgiving of human error and there was no way to remove the late pay. I have never been late in 16 years of ownership. Part of the reason our mortgage broker said we would not probably get a small loan due to this being recent.

Member Payment Dependent Notes Series 552497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552497	$10,000	$10,000	11.86%	1.00%	August 6, 2010	August 16, 2015	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552497. Member loan 552497 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Medco Health Solutions	Debt-to-income ratio:	10.73%
Length of employment:	2 years	Location:	Voorhees, NJ

Home town:
Current & past employers:	Medco Health Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > Steady full-time employee that always pays bills on time. Looking to pay off all credit debt.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	63
Revolving Credit Balance:	$8,336.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Mainly looking to pay off debt on 5 credit cards.... Balance APR Citi $4875.00 29.99% TD Bank $1363.00 14.24% HSBC(Best Buy) $654.00 24.24%(variable) HSBC(Roomstore) $1195.00 21.90% CIT Bank(BillMeLater) $655.00 19.99%

Member Payment Dependent Notes Series 552583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552583	$17,000	$17,000	15.21%	1.00%	August 5, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552583. Member loan 552583 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Paxton Media	Debt-to-income ratio:	12.09%
Length of employment:	4 years	Location:	West Paducah, KY

Home town:
Current & past employers:	Paxton Media
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > Here is a more detailed description of my monthly finanes: My income is $3k net after 401K contribution/ Husband income is $4k net after 401K contribution Mortgage- $1,150.00 Owned home for 5 years/ home is 5 years old. Home Equity $ 300.00 Used for home addition, mother in law suite. Utilities $ 600.00 Insurance $ 150.00 Credit Card Pay: $ 800.00 - $1,000.00 School Tuition: $ 400.00 Reason for the loan: I accrued credit card debt in the 90's after going through a divorce. I have paid off a large chunk of the debt, but am still left with $17,000.00 outstanding. I have tried to consolidate in to one payment, but credit card companies are not willing to change terms. I need a fixed payment with a fixed term to pay this off once and for all and stop juggling credit cards. Borrower added on 07/30/10 > My work history is excellent, I have worked for the same employer for the past four years. In my previous job, I worked for my employer for over five years. I have had no gaps in my work history since graduating from college in 1993. I am more than able to keep paying my credit card debt as it is currently structured, but would be able to pay it off quicker and at a more reasonable rate through the Lending Club.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,678.00	Public Records On File:	1
Revolving Line Utilization:	41.10%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Paxton Media and what do you do there?	Paxton Media owns a group of newspapers around the midwest and southern regions as well as one television station, WPSD Local 6. I am an account executive for WPSD Local 6, I have an account list of 75 clients that I service across the west Kentucky region. Our station has a viewership that spans a DMA of four states, and has been in business for 55 years. I have worked for the station for the past four years. Please feel free to visit our site at www.wpsdlocal6.com.
I am interested in funding your loan. Before I participate I have some questions What debt are you consolidating? Please name the company, the balance, and interest rates for each one you plan to pay off. Thank you!	Yes, I am consolidating credit card debt: Chase: $11,900 ,18% Citibank: $1,300, 19% Discover: $960, 21% Capital One: $3,400, 20% I am more than able to pay off all of this debt, I just need a reasonable rate with fixed terms to help me accomplish this. I have been with the same employer for the past four years. Before that, I was with the same employer for over 5 years. My employment history since graduating from college in 1993 has been consistent. I just need to consolidate so that I can get off the debt roller coaster.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	1) Yes, I am married, my husband adds an additional $75,000 in income to our household. However, I am looking to have this loan in my name only. Our combined monthly income would be $7,000.00 $4k from his income, $3k from mine. 2) Mortgage- $1,150.00 Home Equity- $300.00 Utilities- $650.00 Credit card- $800.00 3) All of revolving debt is consumer credit card debt that I have been juggling since 1998, when I went through a divorce. 4) This payment of $420 will be paid out of my income of $3k per month. 5) Honestly, I just need off the credit card roller coaster. I am looking for a fixed term with a fixed rate. I am more than able to repay the debt, but need to be on a consistent payment schedule with a light at the end of the tunnel. I have been with my current employer for the past 4 years and have had a consistent job history since graduating from college in 1993.
Thank you for taking the time to answer lender questions and for the information you have provided. I am happy to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	I appreciate your faith in me. It is my goal to be able to be 100% out of debt in 5 years and start investing in Lending Club myself.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) Total combined balance of mortgage and home equity - $211,490 2) Current market value as of July 2010 - $289,900

Member Payment Dependent Notes Series 552772

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552772	$7,200	$7,200	14.35%	1.00%	August 10, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552772. Member loan 552772 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Allen Samuels Dodge	Debt-to-income ratio:	16.71%
Length of employment:	10+ years	Location:	ROANOKE, TX

Home town:
Current & past employers:	Allen Samuels Dodge
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	57
Revolving Credit Balance:	$8,884.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your $22,000 Debt Consol category loan. My questions are: [1] How long have you worked at Allen Samuels Dodge? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $8,884 (52.00 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] $22,000 is loan; $8,884 is Revolving Credit Balance; $13,116 is the extra cash that you will receive (less a loans origination fee) that is consolidating, or is refinancing, what specific debts currently not included in Transunion Credit Report debts? [4] Why should lenders commit their limited $ to help to fund your loan? [5] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS answer.) Advance thanks for FIVE answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.30.2010	I only applied for a $7200.00, not $22,000.00. I have worked for Allen Samuels Dodge for 13 yrs working my way up to assistant parts manager. I am going to use the loan to pay off some high interest credit cards and if all goes as planned pay off this loan a little early, possibly 2 - 2/12 years. If you have any further questions feel free to ask. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance is 209,000 Last time I checked my market value was around 217,000

Member Payment Dependent Notes Series 552886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552886	$7,500	$7,500	11.86%	1.00%	August 4, 2010	August 14, 2015	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552886. Member loan 552886 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,240 / month
Current employer:	Cooper Mechanical	Debt-to-income ratio:	8.13%
Length of employment:	3 years	Location:	Centennial, CO

Home town:
Current & past employers:	Cooper Mechanical
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	current balance on mortgage is $209,000 refinance last year appraised at $285,000
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	mortgage balance $209,000 No HELOC Refinanced last year appraised ar$285,000
Please explain the Public Record? Thank you in advance.	Public Record was for bankruptcy discharged August of 2003

Member Payment Dependent Notes Series 552910

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552910	$5,900	$5,900	11.12%	1.00%	August 5, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552910. Member loan 552910 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	6.24%
Length of employment:	10+ years	Location:	dade city, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/01/10 > boat purchase

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	76
Revolving Credit Balance:	$6,673.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	i am self employed. i have had my own business since 2006. i have a asphhalt paving business and a landscaping business as well. to add to that my wife is in the dental field and makes $30.00 per hr.
Employer shows N/A but Length of Employment shows 10 years. Doesn't correlate!	i have owned and operated my own business since 2006. It is a asphalt and landscaping business. My wife works in the dental field and makes $30.00 per hour as well.
Uhh... so the length of employment at current employer is 4 years instead of 10? Is the $5000. monthly income yours alone?	I think I typed 2006, I've owned the business since 1996. Yes the $5000 is just my income.

Member Payment Dependent Notes Series 552991

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552991	$25,000	$25,000	13.98%	1.00%	August 9, 2010	August 8, 2015	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552991. Member loan 552991 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Alterian	Debt-to-income ratio:	13.23%
Length of employment:	6 years	Location:	Chicago, IL

Home town:
Current & past employers:	Alterian
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > I am looking for this loan to help consolidate credit card debts and provide flexibility when selling my condo.

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	50
Revolving Credit Balance:	$97,498.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Hello CriticalMiss and other investors, Thank you for your consideration and question. As this is my first time (and only time) through this process I wasn't sure how much detail should be provided. Let me provide a more clear picture of my financial situation and answer your question. I have debts that fall into three categories which I will explain below. The first category is my mortgage on my condo. I currently have a first morgtage and a home equity loan on my property. The first mortgage has a balance of approximately $270,000. The HELOC has a balance of $69,000. I currently am working with a real estate agent to sell my condo. Based on the current market conditions where I live and the condition of my condo we expect to get a price that will cover what I owe on the condo and possibly up to $10k over that number. Unfortunately, I will still be taking a loss on the condo. However, given my total financial picture, I still believe it makes sense to sell and simplify my financial situation. The second area of current debt is an unsecured personal loan from a financial institution. The current balance on this account is approximately $17,500 at an APR of 22.9%. This loan was the result of a failed business investment from 6 years ago. I have been paying off this loan for four years and have never been late on a payment. The third area of debt is Credit Card debt. I have three credit cards with balances on them. The first card has a balance of $7,300 @ 28.9%. The second card has a balance of $3,400 @27.4%. The third card has a balance of $1,500 @ 22.9%. I have never been late on any of these credit card payments. I would like to point out that 18 months ago I had 0 balance on all these cards. The majority of this debt is the result of a flooding incident at my condo 18 months ago. The condo had a sginificant roof leak from ice 2 winters ago. This caused significant damage to the interior condo. Only a portion of this damage was covered by insurance. The roof leak also required a special assesment to fix the roof. These unplanned expenses are the reason for this credit card debt. I am looking for this loan to consolidate the personal loan and the $7300 credit card loan. By selling my condo and downsizing to a rental I will be able to pay off the other two cards. Thank you for your considertation. This loan will help me to get my financial situation straightened out. I am very hopeful that all investors will see that my situation is one which will allow you to make a good investment in someone that has had recent financial problems but with a solid job and a good base to return your investment.
I am interested to help fund your $25,000 Debt Consol category loan. My questions are: [1} Description of your employer Alterian? What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $97,498 Revolving Credit Balance. Is any a Home Equity Line of Credit? (HELOC) If yes, $ amout and APR pct are? AND How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Proved an IN YEARS answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.26.2010	Hello USMC-Retired and other investors. Let me answer your questions. 1) Alterian is a marketing technology and software company. Alterian is a UK based company publicly listed on the London Stock Exchange. We are growing and profitable business. Our largest market is the United States and we currently have 4 offices and a 140+ employees in the US. Please see www.alterian.com for more information. In my role, I and my team, act as subject matter experts in the sales process. Since a sale of our products can be both technical and complex, a team of consultants is required to facilitate that sale. Myself and my team work closely with potential customers to prove our technology during the sales process. I have worked at my current company for over 5.5 years now and have a very solid position with a good salary in a growing company in a growing space. 2. Yes, approximately $69,000 of that debt is a HELOC. The current APR is 4.5%. In total my debt payments monthly are about $2900. This loan and selling my condo will help reduce this burden. 3. I think lenders should fund my loan because it will be a good investment. I have a lot of debt currently, however, I have a good income and job and most importantly, I have always made my payments on all my debts. These debts are related to three main areas. A mortgage, a personal loan, and credit card debt. I am currently working with a real estate agent to sell my condo. This sale will be at a loss, but most likely will cover what I owe on the condo. The second area of a debt is a personal loan from a financial institution with a balance of $17k. This loan was a result of a failed business investment several years ago. I have paying on this debt for four years and have never had a late payment. The third area of debt is credit card debt. This debt was unplanned, but due to some flooding at my home that was only partially covered by insurance and a special assessment from the condo association to replace the roof that caused the flooding 18 months ago, I had to take on this debt. By taking this loan I can consolidate my debt. Along with selling my condo and simplifying my financial situation, I am believe I am a good investment for you and other investors. 4) I do intend to pay off this loan early. Based on the plan stated above, I believe I can pay off this loan in under 2 years. Thank you again for your consideration.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe $349,000. According to Zillow.com current market rate is $374,500.
Loan listed 4 days; 14 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.29.2010	Thank you. I did follow up last week, the credit review is complete and approved.
I am interested in funding, but a couple of questions first. 1) Is the HELOC secured by the condo? If so, will the HELOC have to be closed before the condo is sold? 2) What are your plans for alternate living arrangements - rent, buy, ? Thanks in advance!	1) yes the heloc is secured by the condo. Upon sale the heloc will be paid in full. I've spoken to my lender about the process and there shouldn't be a problem with this arrangement. 2) The plan is to rent, my fiance is also selling her condo and we are planning on renting for 1-2 years prior to making any large purchases.
IF LOAN DOESNT FULLY FUND WILL U AQCCEPT THE PROCEEDS. R U 1 OR 2 INCOME FAMILY. WHAT IS UR YEARLY GROSS	The loan is currently funded over 60%, so I will be accepting the funds regardless of final funding amount. I am currently a 1 family income, but will become a 2 family income next year when I get married. Yearly gross is currently $135k.

Member Payment Dependent Notes Series 553094

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553094	$25,000	$25,000	13.23%	1.00%	August 9, 2010	August 7, 2015	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553094. Member loan 553094 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Shaw Industries	Debt-to-income ratio:	22.31%
Length of employment:	10+ years	Location:	Fort Payne, AL

Home town:
Current & past employers:	Shaw Industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > Asking for this money to pay off several accounts. Thanks

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,301.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Type your answer here. I have been employed at Shaw Industries as a Department Manager since Feb. 22, 1977 and I am on salary with a income of $90,000.00 per year. I am asking for this so I can pay off accounts so I can reduce the number of separate accounts I pay. I owe about 60% of my income per week. If I lost my job my 401K will pay off all my bills.
You're asking for more than $20,000, but your revolving credit balance is around $12,000. How will you be using the difference? Do you have a spouse/partner who is employed? If so, how much does he/she earn each month? What are your major monthly expenses broken out (mortgage, car loan(s), insurance, credit card payments, child care, student loans, major medical expenses, etc.)? How much are you currently paying each month toward the loans that you'll be paying off?	I will reduce the amount of payment I pay off around $700.00 per month and this includes if I get this loan. I am divorced
What did you mean when you said "I owe about 60% of my income per week"? Did you mean to say 60% of your weekly take home pay goes to pay down debt? That doesn't seem to add up mathematically. Thanks for answering!	I keep a average of 3 to 4 thousand dollars in my checking account at all times and I never have any issues paying my bills in a very timely manner.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I own about 75,000 on my house and it appraised at 125,000. I have answered so many questions and if you don't want to give me this loan I understand.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	I bring home net $1100.00 per week and my bills total come to $3000.00 per month.
Borrower, I am interested to help fund your $23,000 loan. My questions are: [1] Transunion Credit Report shows $1,301 (61.30 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [2] $22,000 is loan; $12,000 is Revolving Credit Balance; $10,000 is the extra cash that you will receive (less a loans origination fee) that is consolidating, or is refinancing, what specific debts currently not included in Transunion Credit Report debts? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.30.2010	I do plan on paying if off in 3 to 4 years and if that is to soon I understand if I don't get the loan.
Most of what I'm asking are questions that have been asked before (sometimes more than once) and not answered. It's difficult to assess risk and commit funds when questions aren't answered and a clear picture isn't provided. You're asking for $25,000, but your revolving credit balance is around $12,000. How will you be using the other $13,000 that you're interested in borrowing? What are your major monthly expenses broken out (mortgage, car loan(s), insurance, credit card payments, child care, student loans, major medical expenses, etc.)? Please list the accounts you'll be paying off and the amounts (in a format to include the name of the creditor, the amount owed, the monthly payment, and the interest rate). Thank you and good luck!	I will be using this money to pay off everything I own except my two car payments which is 850.00 and my house is 798.00 per month. Then if I get this loan I will owe it plus utilities. My net income is 1100.00 per week.
Hi Borrower, As you can see from the questions, there is interest from the members to help you with the loan. However either your lack of attention to detail in not fully responding or unwillingness to answer fully the questions presents a sticking point to some of us. The questions by the members are only there to assess the risk on the loan not to infer anything personally about the borrower. Please look at all the questions asked but not answered or not answered fully and consider answering the questions asked even if its responding that you are not confortable answering this question and why. Thanks and I wish you luck	To answer more fully to questions of what I plan on paying off. V.H. Bank I borrowed for a son in law and owe $3000.00 Lowes - $2,000.00 Compass $10,000 Computer $800.00 This is a monthly total of $1000.00 in payments that I would remove. I hope this helps with more information.
IF NLOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Thank you very much if reaching over half but if I don't get the amount I will pass on the loan.
V.H. $3000 Lowes $2000 Companss $10000 Computer $800 = $15,800 Loan of $25,000 - debts of $15,800 = $9,200 What are you planning on doing with the remaining $9,200 ?	I will pay off one of my cars which has a payment of 302.00
Your answer to the last question still comes up $9200 short of the $25000 total you're asking for. Either fully answer what the money will be used for or say good bye to a significant number of investors! Thank You	I have a 2008 Kia and I will pay it off which has a payment of 302.00 per month
What are the APR on the cards & car loan that you will be paying off? Thank you.	The card is 7% and the car is 8% with payments together of around 800.00 per month. The lowes card is interest free until the end of this year and then will be 23%.
I am interested in investing in your loan, but I have still not received a response to my earlier question; Why do you want to use this LC loan at 13.23% (and > 4% origination fee) to pay off card(s) and car loan at 7% and 8%!? Thank you.	I understand this has higher interest rate but I was just looking for one payment per month compared to the five I want to pay off. Thanks
A 2008 kia with a 302 montlhy payment?? most kias i know cost less then 15000, and with your credit hirtoday the payment woulndt be any more than $175 a month.	I financed for less yrs. so I could pay it off. I bought this car new in 2008.
R U A 1 OR 2 INCOME FAMILY. IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Depending on payment and terms of the loan. I noticed it is at 90% so I probably will accept. Thank you

Member Payment Dependent Notes Series 553121

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553121	$25,000	$25,000	21.27%	1.00%	August 10, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553121. Member loan 553121 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$30,500 / month
Current employer:	PMSC	Debt-to-income ratio:	5.08%
Length of employment:	10+ years	Location:	Rancho Cucamonga, CA

Home town:
Current & past employers:	PMSC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > I have a tax bill due. My debt is from family medical issues and a start-up business venture. I pay all obligations on time. Borrower added on 07/27/10 > Hello. I am interested in being a part of the LendingClub community. I have the means to invest in the future but am temporarily not as liquid as I would like to be. An unexpected situation with tax I owe just came up recently which I would like to handle quickly. I am more than happy to give investors an excellent return on this opportunity. Plus, I get to experience how LendingClub works before I am on the investment end. Thank you. Borrower added on 08/09/10 > Just to let everyone know, Lending Club just updated my credit to Approved!

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,438.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PMSC and what do you do there for $30,500 / month?	PMSC is a group of manufacturers. I am an Executive responsible for all product development.
What is the product?	I prefer not to give too much detail but they are industrial products. The pay is salary plus bonus.
I am interested to help fund your $25,000 Debt Consol category loan. My questions are: [1} To what government do you owe taxes- Fed? State? Municipal? A-N-D Total taxes owed is how much $? [2] Transunion Credit Report shows $73,438 Revolving Credit Balance. Is any a Home Equity Line of Credit? (HELOC) A-N-D How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.27.2010	1) I owe $29k for federal taxes that they need by the end of August to avoid further action. 2) 70k of the 73k is a HELOC. The payments for this loan, always paid on time, are approximately $500/month. I have approximately $1100/month in other debt obligations. 3) I feel that lenders can commit any of their funds to me as I am a zero risk borrower. My assets are greater than my debts (retirement account, rabbi trust, non-vested stocks). 4) I do intend to pay this off early as my liquid income increases over time (bonuses, debt pay-off). I would estimate that to be 1-2 years. That would be a great short term investment for people and free up their capital in a reasonable time period.
With 30k/ month income, I estimate you bring home around 17k/month after taxes, 401k, and health insurance. With such substantial income, why do you not have savings that you could dip into? 25k does not seem like very much for someone with your monthly income. Please give your monthly budget - rent, credit cards, HELOC, food, entertainment, car, savings, etc. Thank you!	My income is a combination of salary and bonus. The salary is 208k, the rest bonus, paid earlier this year. The bonus was used to take care off personal family issues. My take home pay is $10k per month. Bills include rent 2800, house loan in FLA 1450 minus 750 rent rec'd for 700, heloc 500, cc and loans 1100, gas 250, food 400, insurances 75, cable/phone 220, utilities 90, other 600. I have no car payment.
Your loan would fund faster if you call or email lending club and ask them what information and/or papers you need to send them to get your income verified and your loan approved. Thank You	Yes, I just got the email on Thursday from them. I faxed all documentation to them yesterday.
how long do you plan to take to pay off this loan?	Thanks for your interest, I answered this question from another lender...please see below.
You will have a MUCH better chance of getting your loan fully funded if you get your loan APPROVED. YOU need to get the ball rolling, if you wait for them (lending club) to do it, forget it, time (14 days) will probably run out.	Thanks for advice...I've been waiting since last week. I'll call them.
Loan listed 9 days; 44 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 08.04.2010	Thanks for the help...will call tomorrow.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	What would the investors want do you think?
MOST IMPORTANT IS GET EMPLOYER AND INCOME VERIFIED. A LOT OF INVESTORS WILL NOT LOOK AT A LOAN UNLESS THIS IS DONE. ANOTHER REASON WHY FUNDING IS DOWN	Very good...I'm in for partial or whole amount, whatever gets funded.
IF U ACCEPT PROCEEDS IM IN	I just spoke to Member Services based on investors feedback. They indicated that all income has been confirmed and are just waiting on the 4506 from the IRS. They said they hope to receive that tomorrow so they can change the Under Review status.
Your home ownership status is RENT however in a previous question you indicated that $70k of your debt is in a HELOC. Can you please clarify/correct this discrepancy?	I rent and live in California. I own a home in Florida which is rented for $750 per month...that home has a HELOC.
Could you give a little detail about how the IRS tax bill came about? Are you on 1099 income so there's no withholding on your paycheck? Also, you mentioned plans to pay this loan off in 1-2 years...why choose a 5 year loan instead of a 3 year one with lower interest?	I did not have enough withholding. I chose a 5 year loan so I could continue to pay down other debt, then pay off this loan.

Member Payment Dependent Notes Series 553701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553701	$16,000	$16,000	11.12%	1.00%	August 9, 2010	August 13, 2015	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553701. Member loan 553701 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Liberty Mutual	Debt-to-income ratio:	11.31%
Length of employment:	1 year	Location:	BRIGHTON, MA

Home town:
Current & past employers:	Liberty Mutual
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > Hello, I am an employee at a Fortune 100 company with a stable job. I have recently obtained my MBA from a top 50 program. I am requesting this loan to purchase an engagement ring for my girlfriend, soon to be fiance. The timing works that I will need this loan but I have significant funds coming my way in the near future, including a signing bonus with my current job and payouts from some investments, which will easily allow me to make timely payments. This is my first time in a "lending club" so I don't know what else you'd like to know but feel free to ask. I am very responsible and make timely payments. Late fees(and potential credit dings) are a pet peeve of mine so I NEVER make a late payment. I have a strong credit history and a great credit score. If you have any questions, please let me know and I'll be happy to respond quickly and honestly.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,631.00	Public Records On File:	0
Revolving Line Utilization:	35.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello and congratulations, You mention that you have substantial funds coming your way. Do you intend to completely pay off the loan with these funds or to use the majority of your allotted 60 months? Also, is your revolving credit balance primarily credit card debt or other debt? Thanks!	I plan to use the significant funds that I have coming my way to allow me to budget and pay down my debt with some breathing room. I will likely pay this loan out near the full term. Also, my revolving credit balance is mostly credit cards. I just finished full-time grad school a few months ago and school loan funds weren't adequate to cover monthly expenses until I began work. Therefore, I ran up a little revolving debt but I'm paying that down by giant amounts ($1000-2000 a month) now that I have income. Please let me know if you have any additional questions. Thanks.
You have 3 Inquiries in the last 6 months. Do you know what the inquiries were?	Off the top of my head without seeing my credit report, they should all be related to this loan. I went to lendingtree.com to get a loan for this purchase. Lendingtree came back with three loan options. One option was a local lender. When I called them, they said that since I had student loans and that nothing had been paid on them yet, they wouldn't be able to give me a favorable loan option. (My student loans are in their 6 month grace period after graduation so of course I haven't paid anything on them yet. But they are in my budget and will easily fit into my schedule of bills to pay). The second option is a competing online peer to peer lender which I just checked that status again and it says "Offers Pending" but I actually have yet to hear back on it and I just never followed up on that. And the third loan is here, lending club, which is the loan option I have decided to go with. But to answer your question in short, they're all related to my "search for this loan". It's not a sign of any potential new or additional debt I'm taking on. Lending Club is the only actual loan I will be taking on. Please let me know if you have any additional questions. Thanks again everyone for your help! I'm going to have one happy girlfriend, soon to be fiance!

Member Payment Dependent Notes Series 553726

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553726	$14,500	$14,500	15.95%	1.00%	August 5, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553726. Member loan 553726 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,284 / month
Current employer:	LABIOMED	Debt-to-income ratio:	13.09%
Length of employment:	10+ years	Location:	CARSON, CA

Home town:
Current & past employers:	LABIOMED
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > TO PAY OFF INTEREST CREDIT CARDS

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,840.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $14,500 Debt Consol category loan. My questions are: [1} Description of your employer LabioMed? How long have you currently been working for employer? What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $10,890 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] $14,500 loan; $10,840 is Revolving Credit Balance; $3,660 is the extra cash that you will receive (less loans origination fee) that is consolidating, or is refinancing, what specific debts currently not included in Transunion Credit Report debts? [4] Why should lenders commit their limited $ to help to fund your loan? [5] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide answer IN YEARS.) Advance thanks for Five answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.26.2010	LA BIO MED IS NONPROFIT RESEARCH. MY POSITION IS ACCOUNTING SPECIALIST. I HAVE BEEN WORKING FOR LA BIO MED FOR 10YRS. I GOING TO HAVE SOME WORK DONE ON MY CAR ITS 9 YRS OLD. I WOULD LIKE TO PAY THE LOAN OFF MAYBE IN 4YRS
Loan listed 4 days; 29 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.30.2010	TIncome documents have not been requested. I have them ready upon request.
R U 1 OR 2 INCOME FAMILY. WHAT IS UR YEARLU GROSS INCOME	One income. 30,000 yearly

Member Payment Dependent Notes Series 553858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553858	$4,200	$4,200	15.58%	1.00%	August 4, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553858. Member loan 553858 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	South East Arkansas College	Debt-to-income ratio:	4.71%
Length of employment:	2 years	Location:	WHITE HALL, AR

Home town:
Current & past employers:	South East Arkansas College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > We will be using this to aid in the transition between homes.

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	27
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on the purpose of this loan, thanks	We are moving in to a new house in the next month and we were able to secure a much larger place than we originally thought. We need a lawn mower and a few other large items. I am a vet that will be enrolled in college for the next 3 years so our income will be boosted by an extra 1,300 dollars a month.
WHAT WAS DELIQUENCY 27 MONTHS AGO	I moved from Germany back to the states and during the process I missed a payment.

Member Payment Dependent Notes Series 553893

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553893	$24,000	$24,000	13.61%	1.00%	August 10, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553893. Member loan 553893 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	US ARMY	Debt-to-income ratio:	11.35%
Length of employment:	8 years	Location:	grovetown, GA

Home town:
Current & past employers:	US ARMY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > Just rolling everything into one payment, much easier than having two separate bills every month.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	40
Revolving Credit Balance:	$20,927.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: Your loan application. Employing Service Branch: U S ARMY My questions are:: (1) Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employmnet shows as 08 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (3) DoD Civilian Employee: Provide equivilent GS Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Wednesday 07.28.2010	Active duty US ARMY, SSG E6 25U3P( signal systems support specialist, the p is because I am jump qualified), currently a platoon seargent assigned 31 soldiers and NCO's, my ETS is 16 OCT 2014 however I will be re-enlisting when I'm in my window again, I am a carreer soldier with 12 years till I'm eligible to retire. Thank you, Patrick
I am interested to help fund your $24,000 Debt Consol category loan. My questions are: [1} Provide answers to my earlier email Subj: Employer/Position? [2] Transunion Credit Report shows $20,927 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.28.2010	The 20,000 includes a line of credit I used to purchase a vehicle the payment required is $315 however I pay $350 a month. I am using one credit card and my minimum payment is $125 however I pay no less than $500 a month. I just want to combine these two bills and put them on automatic payment to simplify my finances. I intend to have the loan paid off before the 60 months, 48 months is ideal however I may pay it faster.
You're a preferred borrower; jump out of perfectly good aircraft and continuously survive to serve anoth day. Therefore, I am extremely confident that you will repay the loan in full and on time. (Smile!) MSgt E-8 Finance Chief, USMC-RETIRED Lender 505570 Wednesday 07.28.2010	Thank you for serving as well!! Not too many people can make the sacrifices we have. Patrick
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Thursday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Thursday 07.29.2010	Just sent an email to find out what I need to do.
What are the interest rates on the debts that you are consolidating? Thank you.	My credit card is 17.9% and my loan is 10%.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Thursday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Wednesday 08.04.2010	I sent an e-mail to them last week, was told they would contact me. I talked to them on the phone today and my loan should be approved today. thank you, Patrick
It does not seem financially beneficial to pay off the 10% loan with this 13.61% LC loan, which also carries a large ~4% origination fee? You may be better off reducing the LC loan to only pay off the credit card (and setup the other loan for auto-pay if possible) Thank you.	That's one of the things I am considering, it doesn't look like my loan will be fully funded in the 14 days however I'll still be able to pay my credit card off. Thank you for the advice!
Loan now "Approved" for later issue. Lender 505570 USMC-RETIRED Sunday 08.08.2010	They just had to verify my identity and he said I was good to go. Thank you, Patrick

Member Payment Dependent Notes Series 554025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554025	$11,000	$11,000	13.98%	1.00%	August 5, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554025. Member loan 554025 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,833 / month
Current employer:	n/a	Debt-to-income ratio:	8.93%
Length of employment:	n/a	Location:	kingston, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1973	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	5
Revolving Credit Balance:	$1,099.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The Borrower Profile does not show either an Employer or a Length of Employment. What are sources reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? If self-employed, your primary occupation? If business owner, your primary business description is? If employer is person or firm, identify your employer? Advance thanks appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.30.2010	Type your answer here.i retired from the us postal service
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 05 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.30.2010	Type your answer here.I had switched banks and the company never put my new checking info in, and i had direct payment take from my acct. but they where trying to take it out of my old acct.
What debts are you attempting to consolidate (outstanding balance and interest rate)? What is the source of your current income? Who was your prior employer and for what length of time? To see how this loan payment will fit in your budget, please provide a summary of your monthly expenses.	Type your answer here.consolidating all, my income is from my pension i retired from the federal govt.
Again, what debts are you attempting to consolidate (outstanding balance and interest rate)? And to see how this loan payment wil fit in your budget, provide a summary of your monthly expenses.	Type your answer here.i have about 8,000.00 dollars in debt, the rest will be for various things
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.the housse was in my family for at least 60 years,but is in several peoples names and it has no mortgage. the value is about 169,000.
Loan listed 4 days; 41 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 08.01.2010	Type your answer here.thank you they had just sent me that request on friday night, and they are not back till monday
You stated that you will pay off debts in the amount of $8,000. However, your Revolving Credit Balance= $1,099.00. What debts are the other $7,000 coming from? What will you use the balance of the loan for (a little less than $7,000 after fees)? Thank you.	Type your answer here.i have repairs to do on my home such as i need to put a new septic in,
You didn't completely answer my question: As I understand you will use the loan for the following: Pay Revolving Credit Balance: $1,099.00 Unknown Debt: $6,901 Septic Tank: Balance of loan. Is this correct? If so, what is the Unknown Debt of $6,901? Thank you.	Type your answer here. i was told that the septic could cost up to 10,000 because the old steel tank has to be pumped and a hole new system put in, the balance is just a buffer incase of an over run.

Member Payment Dependent Notes Series 554031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554031	$15,000	$15,000	11.12%	1.00%	August 10, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554031. Member loan 554031 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Selman & Associates	Debt-to-income ratio:	17.02%
Length of employment:	7 years	Location:	Midland, TX

Home town:
Current & past employers:	Selman & Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > I am trying to quickly consolidate and pay off my credit card debt faster than I would be able to directly with a revolving credit account. I'm trying to pay off and close all of my credit cards so that I may go forward in life on a cash-only basis (Dave Ramsey style). I will make an excellent borrower because I have never missed a payment (mortgage, credit card, utility, or otherwise) in my life, and I'm trying to *reduce* my debt here... not add more to it. My job is very stable, and I've been at it for 7 years at this company and 11 years in the field of Software Development. My Gross income is: $7,667 / month Budget items are given here on a monthly basis: $1800 mortgage (between first and second) $300 electricity budget $100 gas budget $270 TV/phone/internet $200 Gasoline $1500 Food $700 would be for the remainder of the Amex payment and the Chase credit card. --- remaining money is about 50/50 saved versus discretionary expenditures. Saved money is for an Emergency fund or other large expenses (taxes, insurance). Discretionary expenditures can either go to periodic expenses such as school supplies and clothing or paying down debt. Thank you for your consideration of funding this loan! I will not let you down!

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,571.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) I do not have any HELOC on my home, but the total balance of my first and second mortgages are $265,599. The total of payments is around $1800/month. 2) According to zillow.com, my home's market value is $378,000. The County Central Appraisal District had my house listed for about $400,000, however a recent 3rd party appraisal places it at $300,000 due to some recent low comparable sales in a 5 mile radius. I've negotiated with the tax collector, and they were surprised, but they've lowered my taxes. I'd expect that if the price of oil and/or natural gas either stays where it's at or increases in the next two years that my house will be worth about $450,000 or more due to an influx of people moving into my area for jobs. Since the oil price has been steady around $70-80 / barrel lately, our economy continues to grow in our area due to hundreds of independent oil companies looking for prospects out here. I believe our area is still one of the ones that has not been hit very hard by all of the unemployment problems because we continue to have unemployment rates under 3-4% (due to our steady economy).
I'm interested in funding your loan, but have a few questions. Do you have a partner/spouse who works and if so how much does he/she earn each month? What are the balance rates, interest rates and minimum payments for each of your credit cards? Please indicate the ones that you'll be paying off with this loan.	I do have a spouse that works part time as a massage therapist. I have 2 credit cards, and the balances between the two are about 45,000. minimum payment for one card is about $660, and the other card is around $250. The rates on the two cards are both upwards of 18%, so I believe not only would I pay off the debt faster with a fixed rate loan, but I'd be helping individuals with their investments instead of big banks. Since my amex card is around $30K balance, I'm aiming to pay off half of it with this loan and half with another loan with a similar interest rate. Once it's paid off with loans, I will close the card. I'm throwing extra disposable income towards paying down the chase credit card. Since it has a lower balance, I believe I can get that one paid off fast without a loan. Thanks, and I appreciate your consideration!
You mentioned another loan in addition to this one... have you already obtained that loan? Thank you in advance.	No, I have not already obtained the loan that I mention, and I may end up getting a low or no interest loan from friends or family members instead. Thanks!
What actions have you taken, other than requesting this loan, to reduce your debt further and maintain it at a lower level in the future?	We are on a monthly budget where my wife and I sit down each month to determine where all of the money will go, and we're committed to no longer spending more than we make. We're building up an emergency fund so that unexpected expenses are covered as they happen, and I'm regularly contributing to a self-funded escrow for paying for yearly or semi-yearly items such as house/auto insurance, property taxes, vehicle registration, etc. In other words, we're using the paradigm: If we don't have the money, then we don't spend the money! If you're familiar with Dave Ramsey's Debt snowball approach, that's what we're doing, but I'm looking to get a little more traction on paying things down. We also may have some more potential sources of regular income in the future by renting one of our bedrooms, selling some things, or having an increase in income after I get some products developed... Thanks for your questions!
Is $1500 a month for food the correct number?	The budgetary number may be a little higher than we actually use, but Food is one of those budget items that you don't want to short change :-)

Member Payment Dependent Notes Series 554129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554129	$10,000	$10,000	10.38%	1.00%	August 10, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554129. Member loan 554129 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	InterVarsity Christian Fellowship	Debt-to-income ratio:	7.74%
Length of employment:	4 years	Location:	Cambridge, MA

Home town:
Current & past employers:	InterVarsity Christian Fellowship
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > I am applying for this loan in order to pay off a smaller personal loan (listed below, $3900 total owed) and to pay off a small $4000 student loan that will soon come out of deferment (not listed below b/c I don't currently make payments on it). Income = $31,842/year, $2653.50/month Debts Mortgage/HELOC = $1130/month (co-owned/co-payed with spouse) Personal Loan = $161/month ($3900 owed total) Total/month = $1291 I have stable employment for the past 4 years in an excellent non-profit. Please contact with any questions.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,706.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Thank you for your questions. The only 2 debts are the Mortgage/HELOC ($220,000 balance on a $280,000 home, 5.5% APR) and the personal loan ($3900 balance, 10% APR). No credit card debt, no car debt, etc. The student loan is $4000 and the APR has yet to be set because it doesn't come out of deferment for several more months, but will likely be in the 6%-8% range. Also, the reason it's been in deferment so long is that I did a master's degree while I've been working the past 4 years. Thank you.
What is InterVarsity Christian Fellowship and what do you do there?	InterVarsity is a Christian ministry on college campuses. The organization provides funding, support, staff, etc. to operate Christian fellowships on college campuses. I've worked for 4 years on with student groups on 3 different campuses (intervarsity.org).
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your questions. The total balance for the mortgage/HELOC is approximately $220,000. The home is valued at approximately $280,000. Thank you.
I was in IVCF at Harvard! Life Changing. God bless you.	That's great! I entered college as a new Christian and had a wonderful experience as well. That's exactly what convinced me to stay on IV staff afterwards. I know several of the current Harvard staff very well. Have a great weekend.

Member Payment Dependent Notes Series 554275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554275	$18,000	$18,000	16.32%	1.00%	August 10, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554275. Member loan 554275 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	QUICK STOP OIL CHANGE & TUNE UP	Debt-to-income ratio:	20.45%
Length of employment:	6 years	Location:	DAVIE, FL

Home town:
Current & past employers:	QUICK STOP OIL CHANGE & TUNE UP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > I plan to use the money to pay off my debt for the last time and chop up my credit cards. I always pay my bills on time and i'm never late on them, so thats what makes me a good borrower. But paying the minimum every month i dont seem to get any where so thats why i'm asking for help. My job is very stable i think because i'm a auto mechanic, but i'm also gonna start school for AC/Refrigeration.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,676.00	Public Records On File:	1
Revolving Line Utilization:	57.80%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report shows 1 Public Records on File originating 93 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain copy complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian and Transunion Credit Reports are avaiable yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? After obtaining, and reviewing, the Transunion Credit Report, only then answer this email. Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.27.2010	Type your answer here. Back in 2001 we filed chapter 7 bankruptcy due to my wife at that time had spine surgery and she was out of work for a year.
I am interested to help fund your $18,000 Debt Consol category loan. My questions are: [1} Provide an answer to myearlier 1 Public Records 93 months ago question? [2] What is your position at Quick Stop (Job/What you currently do.) [2] Transunion Credit Report shows $18,876 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.27.2010	Type your answer here.1 Bankruptcy 2 I'm a mechanic there. 3 I only owe 18,000 thats it. 4 I have no where else to turn to. Plus i always pay my bills on time. 5 I will take 5 yrs to pay it back.
Please explain the Public Record. Thank you in advance.	Type your answer here. Well back in 2001 my wife and I had to file backruptcy due to she had back surgery and was out of work for 1 yr. So I hope that answers your question. Thank you for wanting to help me with my loan.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here.1. YES 2. 877.00 A. PARENTS DO. B. NO PARENTS NAME 3. NO 4 90,000 5 15YRS I only pay half the mortage plus my bills.
MY SECOND, AND L-A-S-T, ATTEMPT TO RECEIVE AN ANSWER BEFORE I FUND SOMEONE ELSE'S LOAN. Transunion Credit Report shows 1 Public Records on File originating 93 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain copy complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian and Transunion Credit Reports are avaiable yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? After obtaining, and reviewing, the Transunion Credit Report, only then answer this email. Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.29.2010	Type your answer here.I'm a mechanic at the shop.

Member Payment Dependent Notes Series 554358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554358	$20,000	$20,000	17.56%	1.00%	August 10, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554358. Member loan 554358 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	TruePosition	Debt-to-income ratio:	17.41%
Length of employment:	4 years	Location:	Narvon, PA

Home town:
Current & past employers:	TruePosition
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > Using funds to consolidate credit card bills I pay my bills on time each month and pay loans off in advance My monthly budget is $600.00 I have worked at my current employer for 4 years

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	70
Revolving Credit Balance:	$5,844.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	American Express rougly $5500 at 11% Paying $300 a month HSBC - GM Card Rougly $14000 at 13% Paying $500 a month I will be paying off these 2 credit cards. This loan will help me save $300. Customer Service Engineer at a Technical Assistance Center for my employer.
All of the loans you listed have a significantly lower interest rate than the loan you are applying for. Can you explain how this would be to your advantage?	To make any impact on my credit cards, i am paying $800 a month to see the accounts drop a $100 a month combined. This puts me into a financial constraint. I am looking to reduce what I put out and know that it is making an impact on the account. The loan is a higher interest rate, but I do plan on paying it off early.
I do not understand how this loan could possibly help you. To use your own example, if you have a balance of 20,000, 13% interest rate, and pay $800/month, it will only take you 2.5 yrs to pay it back. If you pay $503.10 (as in this 5 yr loan), it will take you 4.4 years. This is faster than with this loan (and you will have paid less interest). Am I missing something? Thank you.	trying to reduce what I spend out of pocket each month right now due to a newborn. i need some comfort room knowing that only 500 is going towards bills and not 800. this will enable some cash flow towards the family. i also misquoted my APR which are 13% amex and 16% HSBC.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	currently all expenses total roughly $2800 which covers everything mention above. sole wage maker. wife is a homemaker.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS. WHAT WAS DELQUENCY 70 MONTHS	I will need at least 90% funding in order to accept the loan. I need to be able to payoff my 2 credit cards to make this loan useful for me.
R U 1 OR 2 INCOME FAMILY	1 income temporarily.

Member Payment Dependent Notes Series 554533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554533	$7,800	$7,800	11.86%	1.00%	August 10, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554533. Member loan 554533 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Massachusetts State Police	Debt-to-income ratio:	4.68%
Length of employment:	4 years	Location:	Swansea, MA

Home town:
Current & past employers:	Massachusetts State Police
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	6
Revolving Credit Balance:	$7,062.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the Massachusetts State Police?	Type your answer here. CSI Crime Scene Investigator
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. My balance is 320,000.00 and my value is 400,000.00 and no HELOC owed
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 06 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 08.05.2010	Type your answer here. Wife lost job and son was hospitialized with sickness problem was immediatley taken care of my credit score is 702-712
Borrower, I am interested to help fund your $7,800 loan. My questions are: [1} Provide answer to my earlier email Subj: 1 creditor payment delinquency 6 months ago? [2] What is your position MA State Police? (Job/What you currently do.) [3] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS o-n-l-y answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 08.05.2010	Type your answer here. Again son hospitalized and wife lost job, problem was rectified. State Trooper CSI Investigator And yes intend to pay it off in 2 years
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. My current balance of my mortgage loan is 315,000.00 . my Value of home is 410,000. And no HELOC on home

Member Payment Dependent Notes Series 554595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554595	$17,000	$17,000	11.12%	1.00%	August 4, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554595. Member loan 554595 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Niebauer Dental Care	Debt-to-income ratio:	17.91%
Length of employment:	5 years	Location:	LaPlata, MD

Home town:
Current & past employers:	Niebauer Dental Care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > I am going to be using my funds for an automobile better suited for my family and our needs. As a growing family of 5 we need a vehicle that can carry all of us and more. My wife and I have been in stable jobs with decent income and we are always at least a month ahead of all our bills. With investors help we can get that vehicle that we need. Thank You.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,324.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My home is appraised around 315,000 and owe about 270,000.
You have a good credit score, a stable employment history, and relatively little debt. Why would you use Lending Club for an auto loan at 11.12% when you likely could get a better rate at a bank or credit union?	I am looking to buy a diesel truck that has about 90,000 miles on it, banks and lending companies won't finance a vehicle with that many miles regardless if its diesel or not. I tried to get a personal loan but the intrest rate is in the upper 15 percentile.

Member Payment Dependent Notes Series 554733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554733	$16,000	$16,000	11.86%	1.00%	August 5, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554733. Member loan 554733 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	local union 3	Debt-to-income ratio:	7.71%
Length of employment:	9 years	Location:	east rockaway, NY

Home town:
Current & past employers:	local union 3
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > The loan will be used to consolidate some debts that I have. This money will save me around $800 dollars in monthly payments.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,977.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My total mortgage balance is around 360000 and the market value is around 410000.
Would you mind telling us how you accumulated the credit card debt, and, more importantly, what's to keep you from re-accumulating credit card debt when you replace your current debt with this loan?	I bought my house when my wife was still in school and I wasn't at top pay. Now we have a lot more income coming in and this loan helps consolidate all of the big payments I have and will save me approx. 800 dollars a month. We very rarely if ever use credit cards anymore.

Member Payment Dependent Notes Series 554767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554767	$9,000	$9,000	15.58%	1.00%	August 9, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554767. Member loan 554767 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Museum of Contemporary Art	Debt-to-income ratio:	18.93%
Length of employment:	3 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	Museum of Contemporary Art
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > The majority of this loan will be used for upcoming wedding expenses - catering, venue cost, rings, and wedding dress, as well as relocation expenses. The remainder ($1,000) will be used to pay off a credit card. Thank you.

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	16
Revolving Credit Balance:	$3,173.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Loan description?	I plan to use the majority of the loan to cover wedding expenses for my upcoming wedding in October. The rest of the money will be used for relocation and to pay off a small amount of credit card debt.
"Major Purchase or "Other" category loan is 1 of 350 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.30.2010	I plan to use loan to cover basic costs for upcoming wedding in October (catering, venue cost, rings, dress, etc.) as well as relocation expenses after the wedding. The rest of the loan (roughly $1,000) will be used to pay off a credit card. Sorry for not adding that sooner (I'm new at this). Thank you for your interest.
Me again. Could you describe a bit more about your move? Are you moving across town, or across country? Are you quitting your job as part of the move? Art	Thank you for your question. I am moving to another town which is only 10-15 miles away. Normally I would be moving myself but with the wedding planning and related events I am hiring movers to alleviate stress. I am not quitting my job. I will remain a full-time employee at my organization. Thanks again.

Member Payment Dependent Notes Series 554783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554783	$19,600	$19,600	16.82%	1.00%	August 6, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554783. Member loan 554783 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,700 / month
Current employer:	ups	Debt-to-income ratio:	19.68%
Length of employment:	10+ years	Location:	south gate, CA

Home town:
Current & past employers:	ups
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	42
Revolving Credit Balance:	$8,745.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $19,600 Debt Consol category loan. My questions are: [1} How have your been working for employer U P S? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $8,745 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] $19,600 loan; $8,745 Revolving Credit Balance; ~$10,000 the extra cash that you will receive (less loans origination fee) that is consolidating, or is refinancing, what specific debts currently not included in Transunion Credit Report debts? [4] Why should lenders commit their limited $ to help to fund your loan? [5] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.28.2010	Type your answer here. 1. 28 yrs clerk/shifter 2. over a thousand a month 3. other small debts 4. went over my head need breathing room don't want to ruin my credit 5. as soon as possible
Received your replis including Number 5 ..."as soon as possible"... . Again, AND O--N-L-Y IN NUMBER OF Y-E-A-R-S, Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thank you for expected APPROPRIATE answer. Lender 505570 USMC-RETIRED Wednesday 07.28.2010	Type your answer here. 4 to 5-yrs?
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Type your answer here. rent-1000 ,utilities 175 , insurance 136 ,phone/internet 69 ,food 200, 1. target-23% 822 ,2. chase-29% 2355, 3.home depot-21% 479, 4. chase-21% 3375 , 5. HSBC -17% 7299 ,6. sears-29% 1668 , 3. no
Please explain the delinquency 42 months ago?	Type your answer here.what delinquency 42 months ago ?
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS. R U 1 OR 2 INCOME FAMILY. WHAT IS UR YRLY INCOME	Type your answer here. 1.I hope it is fully funding but, yes i will accept2.. two family income.3. my income alone is 62,000
r u sole wager earner	Type your answer here.1. no
WHAT IS WIFES INCOME	Type your answer here. 50,000

Member Payment Dependent Notes Series 554813

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554813	$10,000	$10,000	13.23%	1.00%	August 5, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554813. Member loan 554813 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,570 / month
Current employer:	Cobalt Mortgage	Debt-to-income ratio:	11.09%
Length of employment:	< 1 year	Location:	Seattle, WA

Home town:
Current & past employers:	Cobalt Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,951.00	Public Records On File:	0
Revolving Line Utilization:	90.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cobalt Mortgage and what do you do for them? Since you have been with them <1yr, please provide your employment history. What is the purpose of the loan? Thank you .	Cobalt is the largest privately owned Mortgage Banker in WA state. I'm a loan officer with them. I've had the same job title and have been in the same industry for 7 years. Before Cobalt I was with America One Finance for 5 years until we merged/got bought out by another firm. Shortly after the merger I moved to Cobalt since it's a huge advantage to being a banker as opposed to a broker in the industry right now. I joined a new office that was opening in Bothell, WA. I'll use the loan to pay some bills including my CPA and some moving expenses (I'm moving on 9/1).
Will you keep your current job after the move? Thank you.	Yes. Moving from one house in Seattle to another house in Seattle.

Member Payment Dependent Notes Series 554815

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554815	$5,000	$5,000	14.35%	1.00%	August 5, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554815. Member loan 554815 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Gala Industries	Debt-to-income ratio:	12.31%
Length of employment:	< 1 year	Location:	Roanoke, VA

Home town:
Current & past employers:	Gala Industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I'm a software developer and my fiancée runs her own event planning agency. We are building credit and we also have emergency home improvement issues to tend to! This is a guaranteed investment, we will pay this loan back with no hassle! Thanks!

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,034.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 554889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554889	$15,000	$15,000	11.86%	1.00%	August 9, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554889. Member loan 554889 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	ComTech Systems Inc	Debt-to-income ratio:	3.72%
Length of employment:	9 years	Location:	North potomac, MD

Home town:
Current & past employers:	ComTech Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > Job relocation to Hawaii for wife and consolidate bills. Only borrow what I can pay back and do not over extend myself. My field is very stable, I'm in telecommunication for 30 years

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	13
Revolving Credit Balance:	$892.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 13 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After obtaining, and eviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 07.28.2010	I had setup automatic payments for 1 year and at the end of the 1 year I was to start paying myself. I for got and corrected this mistake by setting up automatic payment with my bank.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. First mortgage 375,000 and Second mortgage 37,000. Do not know what HELCO mean. 2. between 400,000 and 420,000
How much of this loan is for debt consolidation and how much for relocation expenses? Doesn't your wife's job provide assistance with the relocation?	My wife job did not provide moving assistance and about half will be used for debt consolidation
I don't understand job relocation to Hawaii for wife. Can you give a better explanation of the purpose of the loan?	Sorry if there is some miss understanding. My wife job did not pay for relocation assistance. She finish undergrad school Georgetown University and this was a great opportunity. Dept consolidation was for high interest rates on cedit cards
Still hard to understand job relocation to Hawaii for wife. Is she the only one employed? If not, will you have employment in Hawaii? Since you live in MD, are you selling your home there?	Me and my wife are employed and I will not be moving until I find employment. We are deciding to rent or sell.
Is the employment information (Com Tech Systems) your wife's job? If so, are you employed? If theer are two wage earners, please provide total family income. Thanks.	ComTech Systems is my job. Total income is 140,000 +

Member Payment Dependent Notes Series 554912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554912	$17,000	$17,000	11.86%	1.00%	August 6, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554912. Member loan 554912 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Arizona State University	Debt-to-income ratio:	14.34%
Length of employment:	4 years	Location:	Tempe, AZ

Home town:
Current & past employers:	Arizona State University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > CC Consolidation

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,994.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What work do you do at Arizona State University?	I am luncky enough to get to work with new students.

Member Payment Dependent Notes Series 555047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555047	$9,000	$9,000	13.61%	1.00%	August 4, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555047. Member loan 555047 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Crossix Solutions	Debt-to-income ratio:	10.90%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Crossix Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > Reason for Credit Card Consolidation: I would like to lower the interest I am currently paying on my Credit Cards. I am currently paying approximately an average of 29-30% on the credit cards. Receiving this loan will allow me to lower the amount I am paying in interest and also to pay back all the debt in a more disciplined manner. Reasons why I would be a good borrower: Good standing with paying on time. Reliable and responsible. Stability of Job: The length of my job seems short only because I just moved to a new city. Financially, I increased my income by 67%. I am doing very well in my current position and I hope to stay there for many years.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	38
Revolving Credit Balance:	$9,084.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for your Current Employer: Crossix Solutions? Please provide a breakdown of your Revolving Credit Balance= $9,084.00; Credit Card; Balance; APR; Monthly Payments. I assume that all will be paid off by this loan? Thank you.	Great question. I currently work as a data market analyst developing optimization reports using analytics to help our client's programs. I have also supplied revolving credit balance: Account 1: 2888.61, 29.99%, 101.00 min. Account 2 2882.23, 29.99%, 98.00 min. Account 3 1632.91, 29.99%, 59.00 min Account 4 492.52, 21.99%, 16.00 min Account 5 776.35, 24.50%, 26.00 min Account 6 405.00, 22.90%, 15.00 min The funds gained from this loan will go directly to all of these balances. Thank you for you inquiry.
Hi.What was the delinquency?	The delinquency was a GAP card (clothing) for a payment that I forgot to pay in college over 3 years ago. The card is fully paid off and I no longer have that card.

Member Payment Dependent Notes Series 555064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555064	$13,000	$13,000	16.82%	1.00%	August 6, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555064. Member loan 555064 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Green Fine Salad Co.	Debt-to-income ratio:	22.32%
Length of employment:	2 years	Location:	Westminster, CO

Home town:
Current & past employers:	Green Fine Salad Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > To whom it may concern: I plan on using the funds in toto to consolidate the entirety of my outstanding debt, which includes credit cards and student loans. I believe that I am an exemplary candidate for this process, as I have not once been late on a revolving account, as reported by the 3 major credit reporting agencies in over 7 years. I am presently employed as the General Manager of a popular lunch restaurant in Denver, Colorado. I preside over two different stores, totaling over $1 million dollars in sales a year. I've held my position for almost 3 years now and I have no plans or desire to alter my current career path. My duties include P&L analysis and heavy cash management. My dedication to debt reduction is such that I've also held a part-time job for over a year, using all the funds from this second job in order to reduce the balance on my student loan and credit cards. Lending Club seemed like a natural fit for my goals and was highly recommended. My present monthly budget appears rather tight at the moment, but that is due primarily to my aggressive plan to reduce my debt. Should my loan be funded, my primary expenses will be as follows: $250 (rent) $95 (mobile phone bill) $409.09 (car payment) $155 (car insurance) $500 (Lending Club, as I plan on paying off the loan ahead of schedule) It should be noted that I selected the 5 year terms solely on the basis of maintaining healthy personal cash flow in the event of unforeseen circumstances. I have every intention of paying the loan off ahead of schedule.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,994.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 555069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555069	$6,250	$6,250	10.38%	1.00%	August 10, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555069. Member loan 555069 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Debbie Allen Dance Academy	Debt-to-income ratio:	21.96%
Length of employment:	1 year	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	Debbie Allen Dance Academy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	11
Revolving Credit Balance:	$711.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 555237

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555237	$10,000	$10,000	17.56%	1.00%	August 5, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555237. Member loan 555237 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	U.S. Air Force	Debt-to-income ratio:	13.04%
Length of employment:	5 years	Location:	LANCASTER, CA

Home town:
Current & past employers:	U.S. Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

my bills and unexpected personal situations. Borrower added on 07/29/10 > a little bit of my role in the USAF. i was enlisted for four years as a logistics support technician. now i'm a DoD civilian doing the same thing in a permenant position for a year now. i want this loan because of unexpected situation within the family. please ask me any question. thanks

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	70
Revolving Credit Balance:	$396.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: Your loan application. Employing Service Branch: U S AIR FORCE. My questions are:: (1) If Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employmnet shows as 05 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (3) If DoD Civilian Employee: Provide equivilent GS Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, MSgt E-8 Finance Chief, USMC-RETIRED Lender 505570 Virginia Bch, VA Thursday 07.29.2010	thank you for your questions. i am a DoD permenant employee. currently a WG 6 step 2.four years active duty and one year as a civilian working as a logistics support technician.
Borrower, I am interested to help fund your $10,000 "Other" (Debt Consolidation) category loan. My questions are: [1} Provide answer to my earlier email concerning your military Rank, Pay Grade, ETOS, Civial GS Pay Grade, etc. [2] Transunion Credit Report shows $396 Revolving Credit Balance. $10,000 loan; $396 Revolving Credit Balance; $9,604 the extra cash that you will receive (less loans origination fee) that is consolidating, or is refinancing, what specific debts currently not included in Transunion Credit Report debts? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 MSgt E-8 Finance Chief, U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.29.2010	yes i intend to pay off this loan in less than 3 years. i was looking for $20k or more, but was allow only $10k from lendingclub. so it will not take long for this $10k to pay off. most of this money will go for use in my family situation. lenders should commit to help me because i have a good job, my credit show no deliquent considering my age. some of the debts not included is my car which is $200 a month. thank you
When is the end of your current enlistment contract? Are you eligible to reenlist? What is your paygrade? When are you eligible to test for next promotion? I only see $396 in revolving credit balance. You also refer to "unexpected personal situations." Can you make some general statements about your situation(s) to include what the money in excess of $396 is going towards. Very many thanks and good luck with your service to our country.	thanks for your questions. i am DoD employee. a civilian with a rank of WG 6 step 2. i did fours active duty and now one years as civilian as a logistics support technician. most of this loan money will be going to an unexpected family situation. i'm very solid with my credits. i was just not prepare for this situation. i stated 5 years pay back, but it will be pay off in less than 3 years or even two.. thank very much.
Would you mind disclosing your rank and a brief description of your role for USAF? Also, what are your reenlistment plans over the term of this 5 year loan?	thanks for your question. i was enlisted for four years and now a DoD civilian for a year now. permenant position. my role, i'm a logistics support technician. that is what i did when enlisted and now still doing it... thank you very much
Hi! Is this an ongoing family situation or a one-time emergency?	thank for your question. it's a short term situation. i have funded this situation with my emergency money and i'm almost there, just 10k more with what i have now to complete it. thank you
Several Investors have asked about the expiration date of your current contract and possible enlistment. Could you please asnwer them. I woudl also like to know. Thank you.	thank you for you question. i'm not a contractor. i am a DoD civilian in a permenant position. my position is career to career with retirement plan. thanks..
what is the emergency situation with family	medical situation. thanks.

Member Payment Dependent Notes Series 555528

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555528	$13,000	$13,000	13.23%	1.00%	August 10, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555528. Member loan 555528 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,800 / month
Current employer:	Anheuser Busch Inc.	Debt-to-income ratio:	16.51%
Length of employment:	10+ years	Location:	westdale, NY

Home town:
Current & past employers:	Anheuser Busch Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1976	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,483.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your $13,000 loan. My questions are: [1} How long have you worked for AB-Inbev? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $24,483 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS only answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.04.2010	I have been Employed by AB -Inbev for 18 years as a Industrial maint. Electro- Mechanical Technician.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My Home was Built in 2002. The House appraisal was at 185,000 and we mortgaged 140,000. After I complete the improvements I am working on , we plan to refinance at a lower rate and use some equity to pay off debt.

Member Payment Dependent Notes Series 555575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555575	$5,000	$5,000	11.86%	1.00%	August 9, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555575. Member loan 555575 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Paradigm Capital Corporation	Debt-to-income ratio:	3.48%
Length of employment:	< 1 year	Location:	Fort Worth, TX

Home town:
Current & past employers:	Paradigm Capital Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I am a recent college graduate who has been employed since graduation. My earnings potential is much higher than what I am currently making. I need this loan so I can consolidate the small amount of debt that I have and also provide me with a month to month cash cushion for various things. Auto mishaps, emergencies, unseen medical expenses, other one time expenses, etc. I am a quality borrower who will meet all payments, and looks to pay back the loan in a lump sum sooner than later.

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,465.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Credit Card 1: balance is $700 and APR is 17.99%. Credit Card 2: balance is $1450 and APR is 22.99%. Both of these debts will be paid in full. I will be using this loan to pay off both of these debts in full. I need the rest for reasons specified in the description. I need a cash cushion for emergency expenses, etc. until I receive pay raise from work. I have no other debts. This loan is good for me because it allows me to have 1 easy payment for all my debts at a fixed rate and provides me with a cash cushion. I fully expect to repay the loan before 36 months.

Member Payment Dependent Notes Series 555638

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555638	$20,000	$20,000	7.88%	1.00%	August 6, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555638. Member loan 555638 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Pekin Hospital	Debt-to-income ratio:	5.68%
Length of employment:	< 1 year	Location:	Mackianw, IL

Home town:
Current & past employers:	Pekin Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > I plan to use the funds to add a sunroom to my existing home. I'm a safe bet to invest your money in, I have great credit, and I have the cash to pay for this addition, but would like to finance so I do not have to use my nest egg that I have saved up. I've been a pharmacist for almost 9 years, and for those of you who don't know, they are in big demand all over the country, so my job is secure. My wife is a nurse, so with our combined income we do pretty good. We save about 1/3 - 1/2 our income each month, so our expenses are quite manageable. Thanks for looking at my profile, and hope you invest in me.

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,387.00	Public Records On File:	0
Revolving Line Utilization:	13.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Pekin Hospital and what do you do in your job there?	I am a staff pharmacist. I fill medications, review orders, and consult hospital staff on the proper use of medication.
How much does your wife earn each month? What are your major monthly expenses broken out (e.g., rent/mortgage, car loan(s), insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)? Please break out each item separately with the amount you pay for that particular item.	Mortgage_$1525 Car Ins: $120 Credit Cards: paid in full each month-varied amounts but usually less than $250 a month-use cash for most of are living expenses. Car Loan:$287 Child Care:$800 Heating/Electric: $150 Cell Phone/Internet:$180 Tv: $75 Grocery: $700 RV Loan:$180 Cash $1000 My wife works part-time as a nurse and makes about $2600 per month on average.
So, is the $9000 in revolving credit balance from just one month if you pay off your credit cards each month? Also, you have been at your current employer for less than a year. What did you do previously and why did you leave that position?	I used some credit to pay for some excavating and landscaping to prepare for the new sunroom. I have a CD coming due in September so I will use that cash to pay for the new sunroom if for some reason I don't get financing. As far as my employment, I worked at Kroger Co. as a pharmacist in the retail sector since graduating pharmacy school in 2001. I left because I wanted to try a new side of pharmacy by going to the hospital environment, which is quite different than retail pharmacy.
Hello, If you have a CD that will vest in September, do you intend to use that to repay what remains on your loan balance? In general, do you plan to pay off the loan substantially earlier than its full term of 36 months? Thank you!	No, I was hoping to finance the project for 3 years, so I would not have to use my nest egg, I'm already committed to this project so either way, whether I get financing or not I will be going ahead with the project. Good Question-Thanks

Member Payment Dependent Notes Series 555648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555648	$7,200	$7,200	18.30%	1.00%	August 9, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555648. Member loan 555648 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	FPL Group Inc.	Debt-to-income ratio:	6.21%
Length of employment:	3 years	Location:	Royal Palm Beach , FL

Home town:
Current & past employers:	FPL Group Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,922.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 555650

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555650	$15,000	$15,000	7.51%	1.00%	August 5, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555650. Member loan 555650 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	ST. FRANCES CABRINI HOSPITAL	Debt-to-income ratio:	11.19%
Length of employment:	5 years	Location:	HARRISONBURG, LA

Home town:
Current & past employers:	ST. FRANCES CABRINI HOSPITAL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > I am planning to have an elective surgery for weight loss. The other financing options offered have extremly high interest rates.

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	81
Revolving Credit Balance:	$1,467.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at ST. FRANCES CABRINI HOSPITAL and what do you do in that role?	Type your answer here. I am a registered nurse. So is my wife, and we both work full time status plus any overtime that we feel like.
Hello. What kind of job do you have with the hospital? Are you getting any break on the surgery expenses? Wishing you well.	Type your answer here. My wife and I both work as registered nurses at St. Frances Cabrini Hospital. But the surgeon that I want is at Shumpert Medical Center in Shreveport, LA. Will not get a break on expenses and insurance will not pay.
Is the 8k/mo combined income with your wife?	Type your answer here.YES , WE GROSS FROM 8,000 TO 12,000/ MONTH. THE CHECK STUBS I SUBMITTED WERE FOR THE MONTH OF JULY, AND WE GROSSED ABOUT 12,000. 8K/MTH IS A LOWBALL ESTIMATE.
Why does the insurance not pay? Is this elective surgery?	Type your answer here.YES, THEY SAY IT IS ELECTIVE. BUT, I SEE IT AS A MUST. I WANT TO BE ABLE TO RETIRE AND WATCH MY CHILDREN GROW UP AND ENJOY GRANDCHILDREN SOME DAY. I DO NOT WANT TO WORK UNTIL RETIREMENT AGE AND HAVE MY PHYSICAL CONDITION BE SO BAD THAT I CANT ENJOY LIFE. THIS WEIGHT LOSS SURGERY IS A HEALTH ISSUE, NOT COSMETIC; THEREFORE THE HEALTH INSURANCE SHOULD PAY BUT WILL NOT.

Member Payment Dependent Notes Series 555763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555763	$10,000	$10,000	16.82%	1.00%	August 6, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555763. Member loan 555763 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Ropes and Gray LLP	Debt-to-income ratio:	12.54%
Length of employment:	3 years	Location:	MEDFORD, MA

Home town:
Current & past employers:	Ropes and Gray LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > The loan's purpose is to pay off credit card balances (which I pay more than the monthly minimum on) I am an appreciated full-time employee who earns $53,000/year. My monthly budget totals $3,105.00. I am the sole provider for a 4 year old. I thank you!

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	49
Revolving Credit Balance:	$6,630.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ropes and Gray LLP and what do you do there?	Ropes & Gray, LLP is one of the nation's most reputable law firms with offices worldwide. It is a privilege to be employed at the firm. I have 16 years legal secretarial experience and, along with another secretary, currently support 17 associates, 4 paralegals, 2 department managers and 2 litigation technology analysts.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). And amount being used for degree. 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Thank you for your questions. Ropes & Gray LLP is a law firm in which I am legal/administrative assistant. A few of my daily responsibilities vary from expense report approval to court filings to team management. With regard to the consolidation question, I submit the following balances due: Credit Cards: 1: $4,800; 19.99%; $100/mth. 2: $1,500; 20.24%; $50/mth. 3: $400; 20.24%; $50/mth. 4: $680; 15.99%; $50/mth. Loans: 1: $3,610; 12.5%; $171/mth. 2: $7,074; 23.6%; $220/mth. 3: $1,707; 12.0%; $95/mth. The estimated full cost for the course, including books, is $4,500.00. My monthly expenses are as follows: Rent: $1,251; Public transportation: $89; child's preschool tuition: $380; loans: $486; credit cards (varies): $300 - $500; car insurance: $117; cell phone/internet: $210; food: $300/moth; utilities: $200. The Lending Club loan would allow me to cut down on the amounts paid to several creditors by a substantial amount. The total right now is between $786 and $986. The monthly rate on the Lending Club loan is lower than these amounts and would allow me to save, along with my employment income, an additional $320 - $620 a month and enroll in school. This loan would allow me to pay off my credit card balances by the end of this year which cards I would then cancel. Should an unfortunate emergency or loss of employment occur, my savings at this moment cover my monthly expenses for a three to four month period; therefore, the repayment of this loan would not be in jeopardy and I would make all sacrifices necessary to not fall behind on its repayment and other responsibilities, including relocating and selling off property. Please do not hesitate to request any additional information I may be able to provide towards your consideration. I thank you greatly for considering my loan request!
Borrower, I am interested to help fund your $20,000 Debt Consol-Training/Education category loan. My questions are: [1] Transunion Credit Report shows $6,630 (52 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debts? [2] $20,000 is loan; $6,630 is Revolving Credit Balance; $13,370 is the extra cash that you will receive (less a loans origination fee) that is consolidating, or is refinancing, what specific debts currently NOT included in total Transunion Credit Report debts? [3] Refer to Question 2. How much of what $ amount remains will be intended for Training-Education for Paralega Certification? [4] Why should lenders commit their limited $ to help to fund your loan? [5] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) FYI: I am always interested in helping person with determination to better educate themselves and thus a better opportunity to improve their future life. Question 3 is math quiz to determine if thought process provides mathematically correct answer. Advance thanks for FIVE answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.29.2010	Thank you for your question. 1. My current total monthly payment for my credit cards and loans is $486.00 for personal loans and the range of $300 - $500 per month on 5 credit cards totaling $786.00 - $986.00 per month. 2. I only have the credit card and personal loans as debts. My living expenses are monthly responsibilities which I do not consider debt, but are factored in my budget. 3. The paralegal program, tuition and books included, is estimated at $4,500.00. 4. I am requesting lenders to fund this loan because I am a responsible adult who is trying to better balance a monthly budget, add additional funds to a savings account and has the ambition to pursue a degree in order to ensure a professional future that will allow me the opportunity pay off The Lending Club loan faster through a higher income and continue to surplus my savings account for my child's own educational needs. I have never been unable to repay any debt and the reason for this first-time loan request in such a high amount is to rid my current debt in less time to less creditors, have one interest rate to contend with and dispose of my credit cards. 5. I plan on repaying the loan on a 5 year term in order to have a lower monthly payment; however, the intention is that once my budget balances with additional funds through the repayment of due balances, the conclusion of school, the growth of my checking account through saving and the restructuring my budget, and I would refinance the loan to a 3 year term in order to repay for the loan sooner. I appreciate your response and inquiry and thank you for your consideration. Please do not hesitate to request any additional information which may allow you to better consider contributing towards my loan request. I thank you again for your consideration.
No questions. I am participating in funding your loan, but if you haven't already done so, I suggest you investigate whether you may be eligible for a student loan. You'll get a better interest rate, but it's important to understand that the debt would not be cleared in the event of bankruptcy. Make sure your school is properly accredited. Best of luck to you!	Thank you so much!!!
Hi, me again. Thanks for your detailed reply. Logical answers made $ and cents sense. Exception was ..." I would refinance the loan to a 3 year term in order to repay for the loan sooner."... which is utterly illogical. Lendig Club Management charges $900, (4.5 pct) loan origination fee, that is automatically deducted and $19,100 remaining balance is issued (deposited in your bank account.). At an unknown point-in-time, If you refinance remaining $ balance, you will pay another 4.5 pct loan origination fee that will automatically be deducted from $ funded loan. It makes more SENSE that after you restructure your future finances, instead to apply extra $ per month to this current loan that will payoff loan faster and thus avoid (NOT) paying TWO loan origination fees. As soon as borrower employment-income verified and loan status changed to "Approved" for later isuue, then I will participate and hellp to fund your loan. FYI: U S Marine Corps never noted for being diplomatic; Marines evaluate a situation, then report on it like we see it. Later on, paying extra $ per month is much preferred (cheaper) option to paying 2nd loan origination fee. Lender 505570 USMC-RETIRED Friday 07.30.2010	I appreciate your knowledge! I thought it would be wiser to shorten the term. I will agree to the terms set when and if the loan is funded. Thank you again!
Loan listed 3 days; 37 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 08.01.2010	Thank you for this information. I was just asked to supply documents to verify my employment. I hope my status will officially change to verified employment income and credit review by the end of the week. Thank you again for this further information!
What DISASTER does the title refer to?	When I titled the loan, I wished I could have paid for school with my own funds, so I referred to my poor planning as disastrous! :)

Member Payment Dependent Notes Series 555865

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555865	$6,000	$6,000	10.38%	1.00%	August 9, 2010	August 18, 2015	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555865. Member loan 555865 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,800 / month
Current employer:	Toys-r-us	Debt-to-income ratio:	23.00%
Length of employment:	10+ years	Location:	Hackettstown, NJ

Home town:
Current & past employers:	Toys-r-us
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/06/10 > For purchase of 1981 Harley-Davidson to restore.

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,312.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 555869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555869	$3,000	$3,000	11.49%	1.00%	August 5, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555869. Member loan 555869 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	us postal service	Debt-to-income ratio:	11.75%
Length of employment:	10+ years	Location:	stone mountain, GA

Home town:
Current & past employers:	us postal service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	80
Revolving Credit Balance:	$9,910.00	Public Records On File:	1
Revolving Line Utilization:	81.90%	Months Since Last Record:	66
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at the us postal service?	I am a window clerk and distribution clerk.
What is the public record for?	Type your answer here. I do not know what you are asking me about, i do not have a criminal record if thats what you mean.

Member Payment Dependent Notes Series 555949

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555949	$18,200	$18,200	13.23%	1.00%	August 9, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555949. Member loan 555949 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	HCPS	Debt-to-income ratio:	17.88%
Length of employment:	10+ years	Location:	Bel Air, MD

Home town:
Current & past employers:	HCPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > I have never been behind in any of my payments. I only wish to consolidate my bills into one payment.

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,575.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is HCPS and what do you do there?	HCPS is Harford County Public Schools. I have been a teacher for the system for 10 years.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1. Harford County Public Schools...I am a teacher with the system and have been employed with them for 10 years. 2. cc#1 - $2230@22.24% - 80 minimum a month cc#2 - $1706@25.24% - 60 minimum a month cc#3 - $1905@21.90% - 85 minimum a month cc#4 - 24709@21.99% - 695 minimum a month 3. Mortgage - $1140 a month Condo Fee - $227 a month Utilities - $300 a month 4. I will have no problem paying the loan each month. The loan will be less than what I pay now in my cc payments, and I have never been late with any of those payments. My job is secure...I am high in seniority...other teachers will go before me...If there was an issue, I have family that could help me.
Borrower, I am interested to help fund your $18,200 Debt Consol category loan. My questions are: [1] Description of your employerHCPS? A-N-D How long have you worked there? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $30,575 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Other than obtaining this loan, what have you specifically accomplished to avoid another episode of high $ revolving debt owed to CC issuers? [4] Why should lenders commit their limited $ to help to fund your loan? [5] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FIVE answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.29.2010	I have anwered the first two questions in previous investors' questions. 3. Once the credit cards are paid, they will be closed. At my age, I do not need to acquire new debt. 4. I am a hard working individual who over the years has struggled financially. I am in a position to get back on my feet and need investors to assist me. Due to my high DTI ratio, traditional banks will not give me a loan. I do not want to go into debt repayment or debt settlement, or bankruptcy. I believe it is my responsibility to pay back the debts I accumulated in full. No short cuts. 5. I should have the loan paid off in 4-5 years. Thank you for considering my loan. Please let me know if you need any additional information.
Hello and welcome to Lending Club! Could you please give us details as to the types of debts, APR's, total amounts, and monthly payments you are looking to consolidate? Thanks and good luck!	I answered your question in another investor's question. Please let me know if you need any additional information. Thank you!
Loan listed 3 days; 21 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 08.01.2010	Please note that my credit review is complete and I have been approved. Thank you for the advice as to how to complete the review process. You were very helpful!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I still owe 165,000 on my condo. The current market value of my home is $197,000. Thank you for your consideration!
Do you have tenure in your position?	Yes, I have tenure in my position.

Member Payment Dependent Notes Series 555950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555950	$4,000	$4,000	10.75%	1.00%	August 5, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555950. Member loan 555950 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,427 / month
Current employer:	Emergency Ambulance Service	Debt-to-income ratio:	3.50%
Length of employment:	2 years	Location:	Riverside, CA

Home town:
Current & past employers:	Emergency Ambulance Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > Hi, I am requesting this loan in order to pay for the excess of cost for the engagement ring I am purchasing. Along with working my full time job working as an EMT on an ambulance, I am also a real estate agent so paying off this loan will not be an issue. I am actually currently in escrow right now and working on a couple more but cannot wait for them to close in order to have the ring in time. I have never had a late payment on any of my loans or credit cards.

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,644.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your major monthly expenses (rent, car loan, insurance, student loans, credit cards, child care, etc)? Please break out like this: rent - $x	Rent-$0 (living with family currently) Car payment-$369 Car Insurance-$130 Credit cards combined - $80 minimum payment, I usually pay 150-200+ just depending on the month, but not necessary And that's all I really have right now for monthly expenses, all student loans have already been repaid No children
will you keep this loan a while or are you planning on paying it off once you get your commissions?	No, Unfortunately this commission wont be enough to pay off this loan. I do plan on keeping this loan, possibly not for the full 36 months, maybe i can have it paid off in 24, but i feel this is a good interest rate and I will be working to get the higher interest credit cards gone as well. Unfortunately I cannot give you an exact time frame, but I hope this answers your question
Thanks. A few quick follow-up questions. (1) What does your future fiance do and how much does she make each month? (2) Do the two of you live together now? If not, do you have plans to move in together after the engagement, and if so, what is the estimated rent and utilities in your area?	We do currently live together, my family was nice enough to invite us to live with them to save up money rather than throwing it away in rent every month. We dont plan on getting our own place right away after we get engaged. Heres kinda the situation, I am currently trying to get hired by a Fire Department, but unfortunately in CA right now its very difficult. I have been testing all over the place as well as out of state, so we dont know where we are going to end up until I get that call one day. Which makes it hard when looking at moving somewhere and getting our own place, so for the time being we have a good place to stay rent free, which will allow us to save up and try and pay off all our bills until my time comes. As far as my future fiance, she works at a daycare, but she will have no part of paying back this loan, I dont believe in her having to pay for her own ring, that is my gift to her. She can help to pay off other things and save up for her dress/etc. after she finds out, but the ring is a secret expense and will be coming 100% from me

Member Payment Dependent Notes Series 556016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556016	$6,600	$6,600	7.14%	1.00%	August 5, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556016. Member loan 556016 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Daily Racing Form	Debt-to-income ratio:	18.08%
Length of employment:	3 years	Location:	Great Neck, NY

Home town:
Current & past employers:	Daily Racing Form
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,386.00	Public Records On File:	0
Revolving Line Utilization:	4.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In general what do you plan to use the loan for (dental, pregnancy, etc)? Art	I have a hospital bill I need to pay, helping out a family member
Me again. Did your original answer get cut off? It is a sentence fragment. Also, what is your job at the Daily Racing form? Regards; Art	I'm sorry Art. Maybe I need a loan for a new computer :) I will be using the loan to help a family member pay for medical bills. I am involved in the sports area of the Racing Form, an editor at College and Pro Football Newsweekly. Thanks for your help. -Jared
Unfortunately, many of us have seen no risk loans go bad, Medical loans have a fairly high default rate. What can you tell me that will give me confidence in your ability to repay this loan? Thanks for your answer.	I have a very steady job and have paid off auto loans in the past with similar monthly payments without any problems. Thanks.

Member Payment Dependent Notes Series 556043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556043	$3,600	$3,600	13.61%	1.00%	August 9, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556043. Member loan 556043 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,208 / month
Current employer:	US Bank	Debt-to-income ratio:	2.98%
Length of employment:	1 year	Location:	Neosho, MO

Home town:
Current & past employers:	US Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$723.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 556079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556079	$15,250	$15,250	15.58%	1.00%	August 6, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556079. Member loan 556079 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Fresenius Medical	Debt-to-income ratio:	19.42%
Length of employment:	7 years	Location:	Bluffton, SC

Home town:
Current & past employers:	Fresenius Medical
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,581.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your $15,250 D C category loan. My questions are: [1] What is your position at Fresnius Medical? (Job/What you currently do.) [2] Transunion Credit Report shows the $47,581 (64.70 pct usage) Revolving Credit Balance. Is any a Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.30.2010	Type your answer here. 1) I am a register nurse and my job title is Clinical Manager. I run a 17 station dialysis center with 50+ patients. 2) I do not have a Home Equity Line of Credit. Most of my debt is credit card debt that has accumulated over time since my divorce. At present I am paying >800/month on my other debt. 3) Lenders should commit to my loan, because I have never defaulted on any loan I have ever had and I am a good risk. 4) At present I do not plan to pay off early, however, if I receive a bonus at work it would go toward paying down my debt.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Type your answer here.Credit account #1 balance $4430 APR 24%; Credit account #2 balance $5960 APR 27%; Credit account #3 balance $4340 APR 19.9%, would all be paid off. Leaving $1400 inother debt.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Type your answer here.1) see above 2) see above & I also have a personal line of credit (that I do not pull from) I owe $30, 041@10.9%=584 mo this was used for home improvements and has 6 year pay off. 3) Mortgage 1905; car is paid for, utilities, phone, internet, and insurance $419. My parents live with me and they pay for groceries and incidentals. 4) being an RN if I lost my job I don't think I would have any problem getting another, however, that being said I have been at the same position for 7 1/2 hrs. I also have investments in three retirement funds that equal > $60,000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. 1) $270,000 2) $290,000 it dropped from $305,000 two yrs ago, but is back on the rise. I live near a resort area in the south and things are picking up.
What is it you plan on using the requested funds for?	Type your answer here.See above
HI, 1) What do you do for Fresenius Medical? 2) How much do you owe on your home (mortgage and HELOCs) 3) What is your home CURRENTLY worth? Go to Zillow.com for a current estimate. Since 4) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For example CC1 $2000 balance, 23.9% APR, $200 per month. If your debts exceed the amount of the Lending Club loan, please indicate which ones will be paid down with the LC loan. Thanks in advance for answering all my questions. Sincerely, -LL	Type your answer here.See above
I can not get your numbers to add up. The total of your cards that you will pay off with this loan = $4430 $5960 $4340 = $14,730. You also stated that "Leaving $1400 inother debt." which gives a Total of $16,130. However, your Revolving Credit Balance= $47,581.00. What is the remaining debt ($31,451) for? Thank you.	Type your answer here. That is an old line of credit that I am paying $584 on monthly with a 10.9 % interest rate, this was originally with Bank of America but is serviced with another company now.

Member Payment Dependent Notes Series 556140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556140	$15,000	$15,000	13.61%	1.00%	August 9, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556140. Member loan 556140 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Inspiring Champions, Inc.	Debt-to-income ratio:	20.62%
Length of employment:	3 years	Location:	San Digo, CA

Home town:
Current & past employers:	Inspiring Champions, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > The intent of this loan is to pay off my high interest debt with a lower rate. I have paid off all student loans, I own my car and am gainfully employed. The big picture is to stabilize my financial situation with a reasonable interest rate through this loan, be debt free within the next two years as we start a family.

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	78
Revolving Credit Balance:	$41,897.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Chase Bank Credit Card balance $9000 - 22% APR *will* Advanta Credit Card balance $8000 - 30% APR *will* Chase Bank Credit Card balance $6500 - 22% APR *will* The intention is to pay off the balances in full on card 1 and 2 and the majority of card 3 with the remaining funding. I am committed to having all my debt paid off within the next few years as we start a family.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	My employer offers business training for the salon and day spa industry. They have been in business for 15 years and I have been with them for 3 years. I am director of Marketing and handle all aspects of the web site and back end CRM functions. Credit Card information is listed in question #1 above less the monthly payment information which is (minimums only) CC#1 $225, CC#2 $400, CC#3 #175. I do not have any other loans, all my student loans have been paid off, I own my car. Rent $1075 Insurance $125 Utilities $55 Internet $45 Food $200 Dental bill $125 (for 5 more months) Macy's bill $100 Gas $40 (I work from home) In conjunction with my employment I am also building a website and creating a new company for virtual bookkeeping which will launch in September. This will supply additional income starting the first part of 2011, adding to my monthly income.
Your Revolving Credit Balance= $41,897.00. In a previous answer you specified all debts with a total of $23,500. Please explain the difference of $18,397.Thank you.	I only listed what I was looking to pay off with the loan application I originally applied for. I have two other credit cards at lower rates that I will be paying off outside of this loan over the next 6 months by my fianc??e. The balance on these cards was incurred by assisting him when he went back to school over the last two years. He graduated and is now working in his new profession and able to reimburse me for the balances on these cards.

Member Payment Dependent Notes Series 556159

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556159	$4,000	$4,000	16.32%	1.00%	August 9, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556159. Member loan 556159 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,366 / month
Current employer:	FlightSafety International	Debt-to-income ratio:	15.51%
Length of employment:	10+ years	Location:	PATERSON, NJ

Home town:
Current & past employers:	FlightSafety International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > I'm getting married on September 17th and we'd like to pay for our honeymoon and plane tickets with this loan.

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,208.00	Public Records On File:	2
Revolving Line Utilization:	97.20%	Months Since Last Record:	70
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain the 2 public records on file?	Type your answer here. I'm not aware of 2 public records on file. Please explain what you mean. Is this on my credit report or on the LendingClub website?
Please explain the 2 public records on file, the last one was 70 months ago. Was one of them for bancruptcy maybe? Outcome? What about the other one? Thank you.	Type your answer here. I've never filed for bankruptcy and I'm not aware of any public records on my credit report. I've orderded copies of my reports so that I can review them and make sure all the information is accurate.
Transunion Credit Report shows 2 Public Records on File originating 70 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain copy complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian and Transunion Credit Reports are avaiable yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? After obtaining, and reviewing, the Transunion Credit Report, only then answer this email. Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Tuesday 08.03.2010	Type your answer here. I've requested copies of all 3 credit reports because I'm not aware of any public records and I've never filed for bankruptcy.
Hello, I am interested in funding your loan. What are your monthly expenses (rent utilities car, etc.) and how does this additional payment of $141 fit into your budget?	Type your answer here. Thank you for your consideration! My rent is $1,050 per month, my utiilities range from $80 - $130 a month and my car payment is $327.34. An additional payment of $141 would not be a problem because my fiance will be helping me pay back the loan after the wedding.
Lending Club shows a condensed credit report to the investors. It shows that you have 2 public records.Can you see this report as well? To get the details (which we can not see), you need to get a copy of your full credit report. You can view it online for free if you go here: https://www.annualcreditreport.com/cra/index.jsp	Type your answer here. No, I haven't seen the reports that the investors are reviewing. I have requested copies of all 3 of my credit reports so that I can review them for accuracy because I am not aware of any public records. The last time I reviewed my credit report earlier this year, there were no public records on there and I've never filed for bankruptcy.
What is your job with Flight Safety?	Type your answer here. I am an Executive Assistant of Government Contracts in the Marketing Department.

Member Payment Dependent Notes Series 556179

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556179	$8,000	$8,000	16.32%	1.00%	August 9, 2010	August 17, 2015	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556179. Member loan 556179 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,083 / month
Current employer:	Fisher Production	Debt-to-income ratio:	15.23%
Length of employment:	10+ years	Location:	Sun Valley, CA

Home town:
Current & past employers:	Fisher Production
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/06/10 > Fisher Production is a specialized lighting company in the Hollywood film industry. I work on feature films, episodic's and commercials.

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	47
Revolving Credit Balance:	$141,500.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 556232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556232	$9,000	$9,000	15.21%	1.00%	August 6, 2010	August 13, 2015	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556232. Member loan 556232 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,100 / month
Current employer:	indiana harbor belt railroad	Debt-to-income ratio:	14.59%
Length of employment:	5 years	Location:	lansing, IL

Home town:
Current & past employers:	indiana harbor belt railroad
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,661.00	Public Records On File:	0
Revolving Line Utilization:	92.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your loan. My questions are: [1] What is your position at short-line Indiana Beltline RR? (Job/What you currently do.) [2] Transunion Credit Report shows the $32,661 (92.80 pct usage) Revolving Credit Balance. Is any a Home Equity Line of Credit? (HELOC) A-N-D How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.31.2010	Type your answer here.My position on the Indiana Harbor Belt Railroad is Superintendent Of Train Operations. None of My credit is a Home Equity Line of Credit. My total credit card bills come to $785. Will I pay off this lone early that is my play I get a bonus every year and a large portion will go towards this loan I have requested 5 years to protect my self in case I get in a bind but hopefully 3 to 4 years the loan sould be paid off.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.Current Principal Balance is 154,857. Market value on home last checked was 168,000.
Please provide a breakdown of your Revolving Credit Balance: $32,661.00: Credit Card; Balance; APR; Monlhty payments. Also indicate which debts will be paid off with this loan.	Type your answer here. With this loan I will be paying off Kohls 3,000 21.90%APR Home Dpeot 2,2000 21.90%APR Best Buy 700 24.24%APR Sears Master Card 3,900 23.24%APR

Member Payment Dependent Notes Series 556238

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556238	$17,000	$17,000	7.88%	1.00%	August 6, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556238. Member loan 556238 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Yonkers Public Schools	Debt-to-income ratio:	14.88%
Length of employment:	6 years	Location:	Blauvelt, NY

Home town:
Current & past employers:	Yonkers Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > I would like to pay off my credit card bill, I was waiting for my district to give me my overtime pay and workshop pay but they have not and I can not go with debt especially with high interest rates. I do pay more than the minimum amount to pay off any bills earlier than scheduled and on time. If you have any questions please ask. Thank you. Borrower added on 08/04/10 > Good news I have gotten my first overtime check, from my district but still waiting for the rest, oh in addition to a question asked by how I got into debt, I am also expecting another $5000 from another job that I did, so in all my personal debt is $4000 if it wasn't for the delay in pay, most of the debt would have been paid off. Thanking you all, and if you have questions please ask.

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,367.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	There will be two credit cards paid off, $8,252 at 23.99%, I tried to get them to bring down the interest rate, the other one is $6,892.05 at 17,49%, mind you no late payments with any of them with more then the minimum paid, with the goal of paying them off, early, got frustrated with trying to get them to bring down the rates. Please ask if you have any more questions. Thank you.
How did you incur so much credit card debt? Consumer debt? Home improvements? Living above your means?	Mostly from work, I was expecting my reimbursment check for travel and class, working extra curricular activities in which I had to get materails with acknowledgement that I will be reimbursed from my district this summer, along with overtime pay, so far it has been six months, I have managed so far to pay my bills on time but I have not been able to negoitate a lower interest rate, then my father needed my help with his bills, so overall I am waiting $8000 for last six months, not including current overtime pay.
Your credit history shows 4 credit inquiries in the past six months. Can you state what those were? Have you applied for other credit in the past year?	Sure, one I know of was for a car loan, the other three I am not sure about, I have not applied for any other credit cards, I keep getting in the mail to get credit cards and take out personal loans, I just shred them; goal is to be credit free, ambitious yes and doable yes with lower interest rates,.

Member Payment Dependent Notes Series 556330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556330	$4,000	$4,000	11.12%	1.00%	August 6, 2010	August 13, 2015	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556330. Member loan 556330 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	mckinley title	Debt-to-income ratio:	4.94%
Length of employment:	8 years	Location:	north canton, OH

Home town:
Current & past employers:	mckinley title
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > I plan to use these funds to payoff medical bills. i broke my arm really bad near my shoulder in August of 2009. Without great insurance, i have a large bill. eventhough i work in the housing/banking industry, i feel confident with my job at McKinley Title. I have been employed there for 8 years and the company has been around for almost 30 years. They have a strong customer base and relationships in the community. I as a person do not have much debt. I mainly have normal living expenses and live within my means. I am very confident that i can pay this loan on time every month and payoff early if matters allow me to do so.

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,559.00	Public Records On File:	1
Revolving Line Utilization:	16.00%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is mckinley title and what do you do there?	McKinley Title is a real estate title insurnace/esrow company. I prepare and close home loans and disburse funds for the settlement.

Member Payment Dependent Notes Series 556346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556346	$10,000	$10,000	10.75%	1.00%	August 5, 2010	August 14, 2015	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556346. Member loan 556346 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Fort Hancock ISD	Debt-to-income ratio:	3.88%
Length of employment:	10+ years	Location:	EL PASO, TX

Home town:
Current & past employers:	Fort Hancock ISD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/31/10 > Purpose for Loan: to consolidate two credit cards into one lump sum with a much more reasonable fixed rate.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,711.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with Fort Hancock ISD?	Dear Sir or Madam: I have taught 9th grade social studies for 14 years at a district that I decided to change from in 2009. I am now a middle school Texas History and US History Teacher at Fort Hancock Middle School.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Dear Investor: We purchased our home in 2004 at a price of $ 97,000. The current market value according to zillow is 132,000.00 however, due to having refinanced in May of 2009, our mortgage balance is 95,938.64. We owe no Heloc. Thank you. CB
Does your spouse/partner work and if so how much does he/she make each month? What are your major monthly expenses (e.g., mortgage/rent, car loan(s), insurance, student loans, child care, credit card payments, major medical expenses, etc.)? Please breakout each separately (e.g., mortgage/rent - $x). What are the current balances on your credit card and the respective interest rates and minimum payments? Please indicate the cards that you're planning on paying off with this loan.	Type your answer here. Dear Investor: My spouse works and earn approx: 515.00 per week after taxes. Monthly expenses: Mortgage: 833.94 (includes taxes and home insurance) auto insurance: 70.00 for two vehicles Utilities: +/- 300.00 depending on season of year due to cooling/heating/watering costs in Texas. Two Credit cards which I intend to consolidate if loan is funded fully: First card: balance: 4992.00; montly payment: 90.00 minimum (17%) 2nd card: balance 3754.00: monthlypayment: 60.00 minimum (12%) We don't have child care, car loan, or medical/dental expenses at this time. The main reason why the balances increased this year was due to the following: series of high dollar car/truck repairs; holiday expenses; an out of town wedding; job related purchases and prior job related expenses that were transferred to these cards.

Member Payment Dependent Notes Series 556374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556374	$24,000	$24,000	16.45%	1.00%	August 9, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556374. Member loan 556374 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,688 / month
Current employer:	Benefitfocus	Debt-to-income ratio:	15.09%
Length of employment:	3 years	Location:	Mount Pleasant, SC

Home town:
Current & past employers:	Benefitfocus
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > I have credit card debt spread between three cards due to getting married recently and supporting my wife in nursing school at the MEdical University of South Carolina. With this loan, I intend to pay off all three cards and then cancel two of them and leave the third at home only for emergency use. Eliminating multiple sources of debt and consolidating them into a single loan will make this much easier. I have paid my credit cards faithfully each month, and I have never been late or missed a payment. My credit history is stellar except for the debt I have. I have sought loans before, but with the financial problems many banks are facing, they are not giving out personal loans. I am employed full time as a software engineer at Benefitfocus, a health insurance benefits company. I have worked here for 3 years and am well respected and paid well. I have a lot of experience and knowledge that Benefitfocus finds valuable and I have zero doubt in how secure my job is. Currently I pay around $1200-$1400 a month on my credit cards. Unfortunately, finance charges consume most of my credit card payments which is why I need this loan. Please consider this loan, it would make a big difference in my life and based upon the credit card payments I have already been making each month, it will be no problem to make the payments on this loan. Thank you.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,569.00	Public Records On File:	0
Revolving Line Utilization:	96.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1) About the company I work for, and my position Benefitfocus is a software as a service healthcare insurance benefits company. The main product the company is known for us eEnrollment, which is a service we provide to different healthcare carriers (Aetna, Blue Cross Blue Shield of X) and employers use to enroll people in their benefits and manage them. At Benefitfocus, I am a software engineer in the Employer Engineering group. I work on an internal company platform that is used to build new applications, I also work on a healthcare video social networking site (www.icyou.com). I have worked there for 3 years now and have become a very recognize valuable asset to the company for the knowledge and experience I possess with a lot of the company's core technologies. I recently received a $9,000 / year raise which will increase how much I receive in each paycheck soon, I haven't seen how much my new paycheck is for so I'm using the existing, older values below. 2) Debts that WILL be consolidated with this loan: --- Credit Card #1: Balance: $13,314.43 APR: 23.990% Minimum Monthly Payment: ~$360 Credit Card #2: Balance: $8,802.39 APR: 20.24% Minimum Monthly Payment: ~$240 Credit Card #3: Balance: $5,977.99 APR: 17.99% Minimum Monthly Payment: ~$122 ^ If the loan is fully funded, Credit Card #3 only be partially consolidated, but the first two will be eliminated entirely. Debts that will NOT be consolidated: --- Student Loan from UCSC for my B.S. in Information Systems Management: Balance: $8,621.94 Interest Rate: 1.625% Minimum Monthly Payment: $82.25 --- NO auto loans, I completely own both my car and my wife's car. NO personal loans. NO other credit cards. NO mortgage. 3) Budget Income: --- NET Income per month split between two paychecks: $3786.20 Expenses for both me and my wife: --- Rent: $925 / month Gas: $180 / month Phone/DSL: $72 / month Water: $40 / month Power: ~$160 / month (during Summer about $160, during Winter about $60) Student Loan Payment: $82.25 / month Car Insurance: $72.87 / month Renter's Insurance: $30 / month Grocery: Food: $300 / month Grocery: Non-Food: $85 / month Mobile Phone: $121 / month Total Non-Credit Card Expenses / month: $2068.12 Credit Card #1: Minimum: $360 / month Credit Card #2: Minimum: $240 / month Credit Card #3: Minimum: $122 / month Credit Card Expenses / month: $722 4) If this loan is fully funded, I can elimate Credit Card #1, Credit Card #2, and most of Credit Card #3. Before credit card payments, I only spend $2068.12 of the $3786.20 I net each month. Each month, I pay more than the minimum credit card payment (roughly $1200-$1400 on Credit Card #1, and a little more than the minimum on Credit Card #2 and #3) which uses up most of my income. If I were to receive this loan, I could potentially make up to ($3786.20 - $2068.12) = $1718.08 / month payments on this loan. I also just received a $9,000 / year raise at work which will increase my paychecks starting in the next couple weeks. If I were to lose my job, which is unlikely given my importance in the company and how well the company is doing, I have some emergency means available. I have about $1,000 in emergency savings available in a bank account that I have never touched in the years I have had it, I have family assistance available through my mother who has been generous in the past but who I only want ask as a last resort, and would be willing to sell one of the cars and go down to a single car that my wife and I would need to share between school and work so I could continue to make payments. This loan could be a life changer in lowering my interest rates into a single monthly payment. I can make these payments, I can even make the existing payments on my credit cards just fine right now, but the interest rates are high. I'm tired of paying CitiBank/CitiCard when they have done nothing but increase rates every year. The numbers back up what I'm saying, and I hope that convinces some more people of my ability to pay this loan and my worthiness for it. Thank you!
Thanks for the detail you have provided in answering previous questions. You have a strong focus to eliminate your debts, and I like that. I'll be funding your loan. :)	Thank you for your support! I am more than willing to share anything else that anyone wants to know if it would help convince them of my dedication to paying off my debt.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes I would. Right now it is at 93.33% with 7 days left, I believe it will end up fully funded but even if it didn't reach 100%, the amount in the loan would be a huge help in eliminating a major portion of my credit card debt.

Member Payment Dependent Notes Series 556376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556376	$8,000	$8,000	7.51%	1.00%	August 6, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556376. Member loan 556376 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Credit Acceptance Corporation	Debt-to-income ratio:	2.54%
Length of employment:	9 years	Location:	greenwood village, CO

Home town:
Current & past employers:	Credit Acceptance Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > I purchased an older foreclosured home 2 years ago. I have been remodeling the home with cash from my job. I have already redone the kitichen and replaced the carpets with wood floors. Bathroom remodeling is one of the best returns for your money. I have the cash in the bank to do it now. I am also an investor. I have over 22K in Lending Tree loans to borrows. I am not using any money from the investing account to pay back this loan, nor do I need my salary to pay this back. I have cash in the bank right now to do this project. I am just keeping myself liquid in case I have unexpected items that arise. I should do a HEL as the rates are less and I have the equity in my home to do this. As an investor I like to see how the other side works. This it is probably the lowest risk loan on Lending Club's books. With my credit and equity I never pay interest rates this high, but its a small loan for a short period of time. So go a head in invest this in loan as you have no risk in me defaulting. Tom Borrower added on 07/30/10 > Lowest risk loan on the books. don't be shy and invest the minimum. Fellow Investors you can't to go wrong. I have little to no debt and a large IRA account along another paid in full real estate home that is rented. The bathroom that is being remodeled is the master bath in my primary home. I live in Greewood Village the premier school district in the state of Colorado and one of the very best towns to reside. A new barthoom will really make this home worth more. I did get a deal when I purchased this as it was a bank foreclosure. I have a conventional 3.75 rate mortgage with 45% equity in this home. I plan on staying for a couple of years to really capture some value. Colorado homes are appreciating for the last 7 months according to realtors data. Borrower added on 08/01/10 > Thanks to all you invstors, that have funded this loan in a short period time. You must be smart guys to chose this loan.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,336.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You earn $10K a month and you need just an $8K loan? Please clarify.	I really do not need the money at all. I want to see the process of borrowing works, As an investor I was curious on what it takes to be a borrower. I am surprised how easy and quick the process was to borrow money. Actually I earn closer to 15K per month. The cost of the loan goes up according to the amount you want to borrow. I did not know that teill I requested a loan. That is another reason why I kept the amount low. Good question.
If you do not need the money, will you be paying off this loan early? Thanks	Yes. I will be paying off this loan early. The benefit to you is a better return rate as most of the interest is earned in the first year. I will keep the loan open for 13 months, so you count on a safe high quality note. In addition your capital will be returned to you quicker reducing your risk and increasing your ROI, allowing you to reinvest in other loans. The advantage to me is lower cost as I wont be using the entire 36 month term. By paying this off in full early will allow me to manitain my superior credit score and it allows me to have access to capital markets at favorable terms in the near future
What were the 4 credit inquiries for in the last 6 months?	I have to guess on the inquiries. I am thinking they may have to do with the refinancing of my 2 house rentals. I did increase my line of credit with AMEX to 50K 3 months ago, though I pay the small balance in full each month. This helps keep the FICO score high. Both rentals I have over 50% equity and one is free and clear (no mortgage). With a credit score of over 800 I am not too concern and with little to no debt I am not worried. Also I have sufficient cash reserves to cover unexpected expenses. I wish they had spell check in this portion.

Member Payment Dependent Notes Series 556413

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556413	$2,000	$2,000	14.72%	1.00%	August 10, 2010	August 14, 2013	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556413. Member loan 556413 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Masco Builder Cabinet Group	Debt-to-income ratio:	1.24%
Length of employment:	10+ years	Location:	Mount Sterling, KY

Home town:
Current & past employers:	Masco Builder Cabinet Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/31/10 > I plan to buy my daughther a small ATV, and i plan to pay off credit card debt of around 1000 dollars. I feel I am a good borrower because I keep all of my loan payments and credit card payments up to date, and I usually pay loans off early, also I never borrow more money than I can pay back. I don't have any other bills other than rent and a couple of small credit card payments, truck is payed for and in good running order. I have worked at my current job for 13.5 years, we work plenty of overtime during the summer months and around 40 hours a week during the winter months. Borrower added on 07/31/10 > I pan to buy my daughter a small ATV, and to pay off credit card debt of around 1000 dollars. I feel I am a good borrower because I keep all of my loan payments and credit card payments up to date and I usually pay loans off early and I never borrow more money than I can pay back. I don't have any bills other than rent and two small credit card payments, my truck is payed for and in good running order. I have worker at my current job for 13.5 years, we work plenty of overtime in the spring and summer months, and work around 40 hour a week in the winter months.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,003.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 556416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556416	$6,000	$6,000	6.76%	1.00%	August 4, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556416. Member loan 556416 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	utmb	Debt-to-income ratio:	23.64%
Length of employment:	10+ years	Location:	Galveston, TX

Home town:
Current & past employers:	utmb
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/31/10 > worked at the same job for 27 years.. Credit score of 780 or higher.. Never been late on a payment.. responsible person .

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,032.00	Public Records On File:	0
Revolving Line Utilization:	15.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse/partner who works and if so how much does he she make each month? What are your major monthly expenses broken out (e.g., rent/mortgage, car loan(s), insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)? Please break out each item separately with the amount you pay for that particular item. Please list your credit card balances with interest rates and minimum payments due. Please also indicate which cards will be paid off with this loan. Currently, how much are you paying each month towards your credit card debt?	I do not have a spouse... My only expenses are $650 for Rent (all bills paid )and a car note for $270 a month with full coverage.. Only have 2 credit cards, one about to be paid off and the other Is needed for emergencies. My interest rates used to be about 9% but they double up on me because I was paying my cards on time and using them when needed... Never was late on a payment and they still want to raise my interest by almost double... What is up with that? About $3000 left on that major card... My credit score is about 780 or higher and have a excellent credit history when paying off all my loans... I have no students loans and just want to payoff two of my credit cards and pay off my exteded warranty with about 1500 left on that... Budget the rest when needed..

Member Payment Dependent Notes Series 556446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556446	$4,500	$4,500	6.39%	1.00%	August 10, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556446. Member loan 556446 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,092 / month
Current employer:	Macy's Systems and Technology	Debt-to-income ratio:	6.35%
Length of employment:	10+ years	Location:	Norcross, GA

Home town:
Current & past employers:	Macy's Systems and Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > I have a credit account balance of $4,400 at 23%. I am paying well over the minimum monthly payment, but I get nauseous every time I look at the interest charges. This is my last credit card bill and then I'm debt free except for the mortgage.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,446.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Macy's Systems and Technology and what do you do there?	Macy's Systems and Technology is the programming division of Macy's department stores. We provide all of the technology that runs the business from purchasing, logistics, registers, inventory management, and human resources. I write information consolidation services that aggregate raw data from across the company in order to provide meaningful reporting to stores, management, and executives. Thanks for your question!

Member Payment Dependent Notes Series 556466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556466	$16,000	$16,000	15.95%	1.00%	August 10, 2010	August 13, 2015	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556466. Member loan 556466 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Pinecrest Insurance Services	Debt-to-income ratio:	22.16%
Length of employment:	10+ years	Location:	woodland Hills, CA

Home town:
Current & past employers:	Pinecrest Insurance Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > Hello. I plan on using these funds for debt consolidation of my credit cards. In doing so, I will have one monthly payment with a lower interest rate as well as a lower monthly payment. I have never been late on any of my monthly payments. I have been at the same place of employment for over 13 years and work for a successful insurance agency.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,687.00	Public Records On File:	1
Revolving Line Utilization:	68.90%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Pinecrest Insurance Services?	I am the office manager and a licensed insurance broker.
Transunion Credit Report shows 1 Public Records on File originating 97 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain copy complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian and Transunion Credit Reports are avaiable yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? After obtaining, and reviewing, the Transunion Credit Report, only then answer this email. Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Saturday 07.31.2010	I had to file Chapter 7 because of a divorce. I had perfect credit up until that point but was left with all the debt and it was my last resort. I know it doesnt look good on my report but it was my only option at the time. Since then I have rebuilt my credit and have never been late on any payment.
Borrower, I am interested to help fund your loan. My questions are: [1] Provide an answer to mt earlier email question Subj: 1 Public Record on File 97 mopnths ago? [2] How long have you worked at Pinecrest Insurance Services? [3] Transunion Credit Report shows the $8,687 (68.90 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [4] $16,000 loan; ~ $9,000 is Revolving Credit Balance; ~ $7,000 is the extra cash that you will receive (less the loans origination fee) that is consolidating, or is refinancing, what specific debts currently not included in Transunion Credit Report debts? [5] Why should lenders commit their limited $ to help to fund your loan? [6] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FIVE answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.31.2010	I have worked at Pinecrest Insurance Services for 13 years. I am the office manager as well as a insurance broker.My monthly credit card payments total $550.00. The extra $7000 will go towards paying off my car loan early. I am a resposible person and have always paid back my debts and on time besides the unexpected bankruptcy 8 years ago. I intend on paying back this loan in less than two years and then will be looking to purchase a home. I appreciate this opportunity to consolidate my debt abd raise my credit scroe. Thank you.
Loan listed 5 days; 39 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 08.04.2010	Thank you for the information. I have all my documentaion ready for the review team and have already contacted them. I am just waiting for a response.

Member Payment Dependent Notes Series 556468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556468	$7,500	$7,500	7.88%	1.00%	August 6, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556468. Member loan 556468 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	n/a	Debt-to-income ratio:	8.05%
Length of employment:	4 years	Location:	North Haledon, NJ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,626.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your self-entered Borrower Profile shows Length of Employment 04 years; but Current Employer shows "N/A". This is illogical because you reported Gross $ Income Per Month. If self-employed, what is your primary occupation? If business owner, what is your primary business description? If employer is person or firm, then identify your employer? If none of the previous apply, then identify sources of reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? Advance thanks for appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 08.03.2010	Hi there - sorry for the confusion. I am self employed. My company deals in security equipment to the k-12, healthcare and corporate verticals. The security equipment we carry is primarily related to identification badging, access control and visitor badging along with background checks. Although my W2/1099 say that I earn $34,000, there are also other obvious benefits to being self employed, so in reality my income is probably higher. I hope that is a sufficient answer to your question, please resubmit with any further questions.

Member Payment Dependent Notes Series 556498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556498	$15,000	$15,000	13.23%	1.00%	August 9, 2010	August 13, 2015	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556498. Member loan 556498 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,800 / month
Current employer:	JDSU	Debt-to-income ratio:	14.31%
Length of employment:	10+ years	Location:	Hidden Valley Lake, CA

Home town:
Current & past employers:	JDSU
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > The loan is to consolidate debt. at a lower interest rate. I have never filed Bankruptcy or defaulted on a loan. Our plan is to payoff this loan early (3 -4 yrs) Budget: 1st mtg 1200.00 HELOC 200.00 Tax/Ins 375.00 Spouse rent 825.00 works out of area during wk Utilities 550.00 Save/Ent 400.00 Not inc 401K and stocks Gas/Ins 750.00 Food/Misc 650.00 Debts 750.00 Total approx. 5,700.00 mo Household income 6,500.00 + mo Both of our jobs are stable: I have been at the same plant 20+ yrs My spouse has been in the same profession 24+ yrs.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,740.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is JDSU and what do you do there?	JDSU is hitech company that creats products for the telecom industry as well as security and millitary use. We are based in Millpitas CA and have plants throughout the US South America, Europe and Asia. I work in Santa Rosa CA for the Advanced Optical Technologies Division. We make Security pigments for money; US currency and many other countries.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your $62k revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	This loan is to consolidate approximetly $15,000.00 in credit card debt at a much lower interest rate and better terms.
You did not answer questions 1,2,3 or 4. I will move on to other borrowers.	My apologies, I have been away from my computer. If you would like to ask another question I will be happy to provide an answer. Sincerely, Clark Edmondo
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What does JDSU stand for and your position there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Chase Bank 1st mtg 244,000.00 BofA HELOC 48,000.00 Spouse rent 825.00 works out of area during the week Utilities 550.00 Gas/Ins 750.00 Food/Misc 600.00 Debts 750.00 Household income includes my net monthly income of 3,100.00 and my spouses of 3,600.00 per mo total 6,700.00 Including our mtg. 1,700.00 mo plus our expenses total 5,300.00 to 5,500.00 per month
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage is in my name and my spouses name Chase Bank 1st 244,000.00 BofA HELOC 48,000.00 Current value 299,000.00
Borrower, I am interested to help fund your loan. My questions are: [1] How long have you worked for employer JDSU? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows the $62,740 (80.30 pct usage) Revolving Credit Balance. Is any a Home Equity Line of Credit? (HELOC) If yes, $ amount a-n-d APR pct are? A-N-D How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.31.2010	I am a technician with 20 years at JDSU My responsibilities include operation and maintenance of vacuum coating equipment and post processing. 1st mtg 244,000.00 HELOC 48,000.00 APR 3.875 We are paying out approx 750.00 per mo in credit card debt. This loan is to consolidate some of the higher interest rate cards and our intention is to pay this loan off within 3yrs
WHAT IS UR SPOUCE INCOME	Spouse earns approx. $62,000.00 gross yr / 3,500.00 net per mo.

Member Payment Dependent Notes Series 556565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556565	$2,000	$2,000	13.23%	1.00%	August 4, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556565. Member loan 556565 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Arlington Public Schools	Debt-to-income ratio:	21.63%
Length of employment:	5 years	Location:	MEDFORD, MA

Home town:
Current & past employers:	Arlington Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > Personal Loan

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	18
Revolving Credit Balance:	$4,408.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 556570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556570	$10,000	$10,000	7.51%	1.00%	August 6, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556570. Member loan 556570 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Brown Brothers Harriman	Debt-to-income ratio:	5.01%
Length of employment:	4 years	Location:	boston, MA

Home town:
Current & past employers:	Brown Brothers Harriman
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,284.00	Public Records On File:	0
Revolving Line Utilization:	9.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving across town or across country? Will you be quitting your job as part of this move? How can a move cost $10,000? Regards; Art	Hi Art, I am moving to NYand I am going to use the money for the move and the new appliancies that I'm going to buy for the apartment. As you may know I'm going to have to pay first, last rent and one month rent for the agency that is going to find me the apartment. I am not quitting my job but I'm relocating in NY at the same company. I thought I could use the money for all the new stuff I'm going to need and not have zero savings in the bank afterwards. It's easier to pay the $311 a month rather than overload the credit cards. I hope you can understand my reasoning. Regards, Stela
Hello. Could you tell us a little about how you intend to use the money from the loan? Will you be staying with the same firm? Are you staying in the same city? Wishing you well.	Hi, I'm relocatring to NY and I plan to stay with the same firm. I'l need the money for expenses that I'm going to need for the apartment and moving expenses also. Regards, Stela
please elaborate on the purpose of this loan, thanks	Hi, This loan is for relocation purposes. I'm moving to NY and I need some more money to cover my expenses from the apartment rental expenses to appartment appliances such as furniture and other starting neccesities. Thanks! Stela
Hello, Did BBH not assist with the relocation costs? Also, what appliances will you be buying? Don't rental apartments come with appliances? Thanks!	No they cannot assist with any relocation costs. This is a personal move not induced by them. I'm hoping to get a position in BBH office in NY and as soon as I do I'm moving there. As for appliances I meant neccesities like a bed. tv, furniture etc. The basics that apartments have are: refigarator, stove and kitchen cabinets(at least the apartments I've been looking so far) Thanks, Stela

Member Payment Dependent Notes Series 556638

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556638	$4,000	$4,000	15.95%	1.00%	August 5, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556638. Member loan 556638 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	Berry Plastics	Debt-to-income ratio:	11.96%
Length of employment:	3 years	Location:	ravenna, OH

Home town:
Current & past employers:	Berry Plastics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/01/10 > i need this loan to pay for my furnace in my house and my water pump on my car i have been work at my job for almost 4 years i have never had anything bad on my credit or been lait for any payment on anything i make good money just to many things happened at one time.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$369.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	i still owe 62k on my house and it is valued at 76k on zillow but i figured the value would be alot more we just had a pool put in 3 years ago and the basement was refinished
What is Berry Plastics and what do you do there?	it is a plastic printing company i am a quality contral engineer we make and print plastic containers like everything craft, hood, crowleys the web site is www.berryplastics.com they do alot of thing and have like 15 plants world wide

Member Payment Dependent Notes Series 556644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556644	$10,000	$10,000	11.49%	1.00%	August 9, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556644. Member loan 556644 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,947 / month
Current employer:	Hope Community Resources	Debt-to-income ratio:	15.20%
Length of employment:	3 years	Location:	ANCHORAGE, AK

Home town:
Current & past employers:	Hope Community Resources
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > Medical Loan

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,317.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 556720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556720	$10,000	$10,000	15.95%	1.00%	August 5, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556720. Member loan 556720 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Comcast Spotlight	Debt-to-income ratio:	23.97%
Length of employment:	5 years	Location:	Saint Paul, MN

Home town:
Current & past employers:	Comcast Spotlight
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I'm a 29 year old business professional who is just trying to get a better interest rate to pay down some debt. My consumer cards has a ridiculous interest rate and can't seem to negotiate. I am a responsible borrower. Thank you! Borrower added on 08/03/10 > Here are my current balances and interest rates: BML 2,351.00 19.99% Discover 2,964.00 29.99% CHASE 3,838.00 31.99% WF 6,692.58 19.10%

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	75
Revolving Credit Balance:	$15,481.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Hi! Thank you for your interest in funding my loan. Here is the information you requested. I will pay off the highest interest cards first and apply the rest to the BML and WF cards. BML 2,351.00 19.99% 80.00 5 Discover 2,964.00 29.99% 85.00 2 CHASE 3,838.00 31.99% 150.00 1 WF 6,692.58 19.10% 215.00 4
I'm interested in funding your loan, but first have a few questions: (1) Do you have a spouse/partner who works? If so, what does he/she do and how much does he/she make each month? (2) What are your major monthly expenses (e.g., mortgage/rent, car loan(s), insurance, credit card payments, student loans, child care, major medical expenses, utilities)? Please breakout separately (e.g., mortgage/rent - $x). (3) What are the balances on your cards and the respective interest rates and minimum payments? Please indicate the cards that you'll be paying off with this loan. (4) How much are you currently paying each month to pay off the debt of the cards that you intend to consolidate?	Hi, thank you for your interest in funding my loan. The following are the answers to your questions: 1) I have a live-in fiance and makes 3K per month. 2 & 3)Rent: $500, Credit card payments: Here are the information on my cards which I copied and pasted from my budget spreadsheet (notice the outrageous interest rates; most of these cards funded my college traveling and studying abroad several years ago, all are current and without late payments just can't get ahead of the interest rate): BML: 2,351.00 balance at 19.99%, payment is $100 per month. Discover: 2,964.00 balance at 29.99%, payment is 85.00 per month. CHASE: 3,838.00 at 31.99%, payment is 150.00 per month. WF is 6,692.58 at 19.10%, payment is 215.00 per month. 4) currently paying around $750 a month in credit card payments a month. Thank you so much for your time.
Borrower, I am interested to help fund your $5,000 loan. My questions are: [1} What is your position at ConcastSpotlight? (Job/What you currently do.) [2] Transunion Credit Report shows the $15,481 (70.40 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS only answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.03.2010	Hi! Go Marines, my brother is also a US Marine. Thank you for your interest in funding my loan. Here is the information you requested. 1) I am an Advertising Account Planner and I help our local clients run effective advertising campaigns on national cable networks and comcast.net. 2) I can make all monthly payments right now but just feel that I can't get ahead with the interest rates. I am never late with payments. I have tried to negotiate interest rates with creditors but to no avail. I would rather my interest charges go to someone that will help. I used most of these cards during my college years while studying abroad. I will never take back those experiences and decisions because it has helped me learn now how to handle money better now in my 29th year. I pay about $750 a month in credit card payments a month. I will pay off the highest interest cards first and apply the rest to the BML and WF cards. BML 2,351.00 19.99% 80.00 5 Discover 2,964.00 29.99% 85.00 2 CHASE 3,838.00 31.99% 150.00 1 WF 6,692.58 19.10% 215.00 4 3) Lenders should choose to commit their money to fund my loan because it is a guaranteed investment for them and I would much rather pay interest rates to a person who gave an interest in helping me out. 4) I intend to pay this off in 2-3 years.

Member Payment Dependent Notes Series 556722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556722	$6,500	$6,500	14.72%	1.00%	August 6, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556722. Member loan 556722 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	all american heating inc.	Debt-to-income ratio:	0.93%
Length of employment:	1 year	Location:	Glendale, NY

Home town:
Current & past employers:	all american heating inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/01/10 > I would like to make my payments by check. I did not see anywhere to choose that option Borrower added on 08/03/10 > I would like to thank you for considering me for this loan. The reason I am applying for this loan is that I need a good car to commute to work and also for everyday use. I am a very hard working young man who has been consistently employed on the books for about 7 years now. I make a decent salary and have a stable position at my job. I take home roughly $1500 to $2000 a month after taxes. I am more then capable of making all of my payments in full and on time. I have a good credit history a make all payments on all of my bills on time. I sincerely thank you for considering me for this loan. If all goes well this loan will have a great positive impact on my life. I thank you for time and consideration.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$942.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is all american heating inc. and what do you do there?	All American Heating inc. is a boiler company. We service and install heating units that provide heat and hot water to the tenants of the buildings we work in. The majority of the buildings we service are large apartment buildings with many tenants. As for me, I am a plumbing mechanic. I install, repair, and service any and all plumbing related to the heating units we work on. I have nearly 10 years of plumbing experience. I also service and install the electronic components that regulate and control heating units ( automatic water feeders, low water cut offs, aquastats, pumps, etc.) and i also do welding.
Hi, What were the 4 inquiries on your record?	Please excuse me for i am very new to this process. I am not completely sure what you mean by inquiries on my record. If you could please explain what exactly this means, I will gladly answer your question to the best of my knowledge.
You have requested $6,500 for a Ford Mustang. Have you got your eye on a particular one? What year/mileage is it? Will you be contributing any of your own savings toward the price?	I'm actually looking at 2000 mustang gt. It has 88,000 miles on it and its beautiful. I will be contributing some of my own saving towards insurance and registration.

Member Payment Dependent Notes Series 556731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556731	$4,000	$4,000	11.12%	1.00%	August 4, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556731. Member loan 556731 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	doctors hospital	Debt-to-income ratio:	11.21%
Length of employment:	3 years	Location:	miami, FL

Home town:
Current & past employers:	doctors hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/31/10 > I always pay my bills on time, I have a very stable healthcare job.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,749.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but have a few questions. (1) Do you have a spouse/partner who works and if so how much does he/she earn each month? (2) What are your major monthly expenses broken out (e.g., rent, credit card payments, car loan(s), insurance, student loans, child care, etc.). Please indicate as rent - $x.	Type your answer here. spouse/partnet:no rent: 700 car loan : 287: credit card: 393 car insurance :89 phone : 92
Thanks for your response, but I think your answer regarding the spouse/partner was cut off. Do you have a spouse or partner who works and if so how much does he/she make each month?	Type your answer here. No, I do not have a spouse or partner.

Member Payment Dependent Notes Series 556787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556787	$8,500	$8,500	17.19%	1.00%	August 10, 2010	August 13, 2015	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556787. Member loan 556787 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,039 / month
Current employer:	n/a	Debt-to-income ratio:	15.11%
Length of employment:	n/a	Location:	Berkeley, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > I want to pay off my high interest credit cards (two over 25%)

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,299.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The Borrower Profile does not show either an Employer or a Length of Employment. What are sources reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? If self-employed, your primary occupation? If business owner, your primary business description is? If employer is person or firm, identify your employer? Advance thanks appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Saturday 07.31.2010	I'm retired and receive Social Security and a pension.
What is your source of income? Thank you.	I'm retired and receive Social Security and a pension.
Where do you get your pension? What was your former job? What are your monthly expenses?	My pension is from CALPERS. My former job was in IT. My monthly expenses are about $1,200 per month exclusive of credit cards (which will be paid off with this loan).
Thanks Is the $2039 a month strictly social security, or is it social security and also pension? If pension is separate, how much more is it? Where do you live in Berkeley? I have been looking for a place and hard to get a rental for less than about $1000	Pension is $668.50. I live with a friend.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Thursday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Wednesday 08.04.2010	I have followed-up with an email AND a voice message! No response yet!

Member Payment Dependent Notes Series 556801

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556801	$6,400	$6,400	7.88%	1.00%	August 9, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556801. Member loan 556801 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Bank of America	Debt-to-income ratio:	7.34%
Length of employment:	10+ years	Location:	Elkton, MD

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/31/10 > Looking for loan which will payoff personal loan 2,100.00 which is at 13% rate, and Capital One credit card 2k - also 13%..payoff Kohls approx 400.00 at 20something percent and some of Juniper/hsbc which is about same as this loan/juniper is closed per my req / willing to close cap one and kohls/thanx Borrower added on 08/01/10 > As added FYI - the personal loan $2100 is one I am coap with my son, which was used to purchase his first used car. He is currently paying $175 each month through auto pays from his checking. Just trying to help free up some of his funds as he is a college student and also in ROTC-this would be his surprise Christmas present. Looking for loan 8% or less since Juniper/HSBC is already that....and son already currently pays on joint debt, so wouldn't want to take on his $2,100 debt unless I get a low rate. Finally, do not like paying high rates on remaining Cap One and Kohls when prime rate is so low. I am at an age where all my needs and wants are met, and since I am satisfied with what I have; will no longer be in need of credit cards. My joy and appreciation is now in family and friends, and not in having "things". Thank you.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	22
Revolving Credit Balance:	$1,803.00	Public Records On File:	0
Revolving Line Utilization:	35.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Credit balance shown as $1800. Loan request is $6400. Please specify for what the proceeds will be used.	Payoff and close Cap One 2k - payoff and close personal loan cecil bank approx 2,100 - payoff Kohls approx $400 remaining amount to be applied hsbc/juniper bank (already closed)
Can you explain how this loan will be used? Do you have a spouse/partner who works and if so how much does he/she make each month?	payoff close cap one 2k - payoff personal loan 2100 / payoff kohls 400 - pay down already closed acct juniper/hsbc (rate is about same so didn't ask for full amount to payoff hsbc) / spouse has successful cleaning business; however, i prefer to keep my debts/loans separate - he profits approx 40k - 45k per year
What is your job at Bank of America?	Service priority customers in 24 hour customer service (credit cards) such as Merrill Lynch
Please provide details of the debt you are consolidating. Have the 3 recent inquires resulted in any new debt? Thanks for your answers.	No - was considering lowering mortage payment since rates dropped; however, closing cost too much for amount I wished to borrow - so wasn't worth trouble

Member Payment Dependent Notes Series 556806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556806	$8,000	$8,000	11.49%	1.00%	August 9, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556806. Member loan 556806 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Mobile Posse, Inc.	Debt-to-income ratio:	11.35%
Length of employment:	< 1 year	Location:	Locust Grove, VA

Home town:
Current & past employers:	Mobile Posse, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	18
Revolving Credit Balance:	$10,142.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance of mortgage loans is $225,000. The current market value on zillow.com is $233,000.
What is Mobile Posse, Inc. and what do you do there?	Mobile Posse is a mobile advertising/customer relationship management startup. I help develop the backend server technology that powers it all.

Member Payment Dependent Notes Series 556822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556822	$3,250	$3,250	15.21%	1.00%	August 4, 2010	August 14, 2013	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556822. Member loan 556822 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	Mcwane Science Center	Debt-to-income ratio:	24.35%
Length of employment:	4 years	Location:	BIRMINGHAM, AL

Home town:
Current & past employers:	Mcwane Science Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,346.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total mortgage balance is just below 92,000 and we have no HELOC. The house was just appraised at 118,000. Thanks
Hello, interested in funding your loan. What is Mcwane Science Center and what do you do there? Also since this loan will be used to consolidate other loans could you please let us know what loans (amount, APR) will be consolidated with this new loan and which ones won't. Thanks.	Mcwane Science Center is a children's museum and also Science museum. I'm an exhibit fabricator there. I repair, replace, build new and old exhibits throughout the museum. I'm taking out the loan to payoff my credit cards. The total debt came out $2800 which I plan to pay off.
Does your spouse/partner work and if so how much does he/she make each month? What are your major monthly expenses (e.g., mortgage/rent, car loan(s), insurance, student loans, child care, credit card payments, major medical expenses, etc.)? Please breakout each separately (e.g., mortgage/rent - $x).	My spouse does work make around $2000 a month before tax. We have a mortgage of $688 and car loans of $286 a month which have a year to go. Have other expense of paying for an ATV and a bike which is around $200. No other major expense other than utility and credit cards. Thanks

Member Payment Dependent Notes Series 556823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556823	$7,000	$7,000	13.98%	1.00%	August 5, 2010	August 14, 2013	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556823. Member loan 556823 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	18.48%
Length of employment:	n/a	Location:	Brooklyn, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/31/10 > I have been an intern at my current job for 4 years, recently got a full time position. I am using this money to take any debt I owe and consolidate it into one easy monthly payment. The Loan would requiring me to pay 260 a month roughly. I am living at home with my parents so my expenses are basically non-existent. I will have more than enough net income (after taxes) to cover this obligation. I have a stable job with-in the accounting industry.

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	18
Revolving Credit Balance:	$3,499.00	Public Records On File:	0
Revolving Line Utilization:	72.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I am a recent college grad that lives at home, working full time at an accounting firm. Accumulated some debt in college and is trying to consolidate the debt and pay it off at a lower interest rate than the credit card provides.
Employer or current source of income?	My income is from an employer
Who is your employer? What are your duties? How long havfe you been with them? Who were you with before? Please provide a breakdown of your Revolving Credit Balance=$3,499.00, listing Credit card, Balance , APR, current monthly payments. Your loan is for $7,000. What will you do with the balance of the loan?	Who is your employer? Anchin (private accounting firm) What are your duties? I am a junior accountant working in the tax department How long havfe you been with them? Intern for 3yrs and full time for 6months Who were you with before? A Full time student The Balance is split between two credit cards: Minimun payments are 60 dollars. The balance of the loan is to pay off a fixed loan at a higher interest rate
RE: QA exchange Lender 365664 "Critical Miss": Lender is asking N-A-M-E of WHOM, or FIRM that is your employer? Your answer..."My income is from an employer" realistically doesn't tell lenders anything useful on which to base their lending decision. Lender 505570 USMC-RETIRED Saturday 07.31.2010	Anchin, LLP. Midsize accounting firm
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	HSBC Select Line of Credit : $900 - 13.99% -Will Chase credit card: $2,000 - 16.99% -Will HSBC Personal Loan -4,000 - 13.99% - Will There are no other balances.

Member Payment Dependent Notes Series 556873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556873	$15,000	$15,000	14.35%	1.00%	August 5, 2010	August 14, 2013	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556873. Member loan 556873 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	City of Austin	Debt-to-income ratio:	22.84%
Length of employment:	4 years	Location:	Pflugerville, TX

Home town:
Current & past employers:	City of Austin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/31/10 > I intend to pay off (and close) 4 credit card accounts with high interest rates.

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	63
Revolving Credit Balance:	$30,378.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the City of Austin?	I am a manager in the fleet department - buy all the city vehicles and oversee alternative fuels/fuel infrastructure
Borrower, I am interested to help fund your loan. My questions are: [1] Transunion Credit Report shows the $30,378 (83.50 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [2] Why should lenders commit their limited $ to help to fund your loan? [3] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS answer.) Advance thanks for THREE answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.31.2010	Hello, #1 I have been making minimum payments plus about $20-50 on each of the 4 cards I plan on paying off. At this rate I will be 99 years old when they are finally paid off. #2 I believe I am a low credit risk, I have always paid my bills on time and will continue to do so. The payment on the LendingClub loan will be roughly the same as the minimum payments on the 4 cards, so it will not be difficult to make the payment. #3 I plan on paying this loan back in 36 months. There doesn't appear to be any benefit in paying it back early as I am still responsible for paying the same amount in interest. Thanks to anyone who helps fund my loan, ever since the financial crisis of 2008 it seems that the banks are being way too conservative to help anyone in my situation, and I really look forward to getting out of debt soon.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, mortgage loan is approx $162,000 and home value is $169,000. I do not have a HELOC nor plan on getting one. Thank you.

Member Payment Dependent Notes Series 556885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556885	$15,000	$15,000	10.38%	1.00%	August 5, 2010	August 14, 2013	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556885. Member loan 556885 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	CSC	Debt-to-income ratio:	8.68%
Length of employment:	10+ years	Location:	San Antonio, TX

Home town:
Current & past employers:	CSC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/31/10 > I'll be using this loan to consolidate two credit cards that went from 7.99% to 17% not because of any fault of mine but because the economy went south. As someone mentioned, I'd rather pay you guys the interest instead of the credit card company.

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,481.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CSC and what do you do there?	CSC used to be known as Computer Sciences Corp. but is now going by their acronym. They provide computer services to various clients. Currently, my position is a Senior Database Engineer. I'm a member of a small team who are responsible for the design, implementation, maintenance and repair of our client's databases worldwide.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance of the mortgage loan is $42,400 with $0 HELOC. According to zillow.com the market value is $61,950.
Does your spouse/partner work and if so how much does he/she make each month? What are your major monthly expenses (e.g., mortgage/rent, car loan(s), insurance, student loans, child care, credit card payments, major medical expenses, etc.)? Please breakout each separately (e.g., mortgage/rent - $x). What are the current balances on your credit card and the respective interest rates and minimum payments? Please indicate the cards that you're planning on paying off with this loan.	Partner is a fulltime mother. ** Mortgage/insurance < $600, student loans $0, child care $0, credit cards < $400, car loan $0 ** Paying off the two 17.9% evil Capitol One cards (one w/$1700 balance, other w/ $14950)

Member Payment Dependent Notes Series 556893

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556893	$7,000	$7,000	15.21%	1.00%	August 6, 2010	August 14, 2015	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556893. Member loan 556893 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,250 / month
Current employer:	walmart	Debt-to-income ratio:	0.89%
Length of employment:	5 years	Location:	Holyoke, MA

Home town:
Current & past employers:	walmart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	13	Months Since Last Delinquency:	19
Revolving Credit Balance:	$986.00	Public Records On File:	1
Revolving Line Utilization:	37.90%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 556944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556944	$1,500	$1,500	19.41%	1.00%	August 5, 2010	August 14, 2013	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556944. Member loan 556944 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	old collier golf club	Debt-to-income ratio:	24.21%
Length of employment:	6 years	Location:	naples, FL

Home town:
Current & past employers:	old collier golf club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/31/10 > home improvemment loan

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$299.00	Public Records On File:	0
Revolving Line Utilization:	99.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.live in rented accommodation

Member Payment Dependent Notes Series 557003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557003	$14,500	$14,500	10.75%	1.00%	August 6, 2010	August 14, 2013	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557003. Member loan 557003 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Diebold, Inc.	Debt-to-income ratio:	15.96%
Length of employment:	3 years	Location:	Broomfield, CO

Home town:
Current & past employers:	Diebold, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/31/10 > I am not adding to my debt. This money will be used to pay off high interest rate credit card which I will no longer use.

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1977	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	40	Months Since Last Delinquency:	8
Revolving Credit Balance:	$4,584.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does your spouse/partner work and if so how much does he/she make each month? What are your major monthly expenses (e.g., mortgage/rent, car loan(s), insurance, student loans, child care, credit card payments, major medical expenses, etc.)? Please breakout each separately (e.g., mortgage/rent - $x). What are the current balances on your credit card and the respective interest rates and minimum payments? Please indicate the cards that you're planning on paying off with this loan.	My wife works and earns $104,000.00 per year. Monthly expenses: Mortgage = $2400.00 Car Payment = $563.00 American Express Card - 10% = $1000.00 Chase Visa card - 23% = $600.00 The loan will be used to pay off the Chase Visa $10,000.00 and the remainder applied to the American Express card.
What is Diebold, Inc. and what do you do there?	Diebold is the number 1 manufacturer of ATMs in the world. Check the website at: diebold.com. I am an Account Manager for Diebold for the state of Colorado.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance of mortgage is $304,000.00. Market Value is $330,000.00.
Just so I understand your answer, you currently pay $1000 each month to AmEx and $600 to Chase. That's not the total balance right? Thanks.	At this point I pay ther minimoms.
What are their minimums?	Right now the minimum on the Chase card is around $350.00 and the minimum on the AMEX card has been $1700.00.
Min payment on AMEX is$1,700 (1 thousand 700 hundred dollars) per month? Could you confirm that again?	Yes, The minimum has been $1700.00. My new statement for August has it coming doen to $1500.00.

Member Payment Dependent Notes Series 557061

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557061	$2,800	$2,800	15.21%	1.00%	August 4, 2010	August 14, 2013	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557061. Member loan 557061 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	city of los angeles	Debt-to-income ratio:	9.57%
Length of employment:	10+ years	Location:	covina, CA

Home town:
Current & past employers:	city of los angeles
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,869.00	Public Records On File:	1
Revolving Line Utilization:	98.80%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report shows 1 Public Records on File originating 107 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain copy complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian and Transunion Credit Reports are avaiable yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? After obtaining, and reviewing, the Transunion Credit Report, only then answer this email. Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Saturday 07.31.2010	Credit card consolidation and vacation expenses.
What do you plan to use the loan for? Loan description?	Type your answer here. I would consolidate 3 small credit cards and use the rest for a small vacation. Thank you
FYI: Most investors will not risk their hard earned money with borrowers who avoids answering their questions. For example, Investor #505570 asked questions about the public record on file (107 months ago) and instead got the the answer "Credit card consolidation and vacation expenses.". Hardly answers the question.... Thank you.	Type your answer here.I had a BK over ten years ago, but I have paid all my debts on time. including 3 cars. I was never late.

Member Payment Dependent Notes Series 557065

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557065	$15,000	$15,000	13.23%	1.00%	August 9, 2010	August 14, 2015	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557065. Member loan 557065 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,769 / month
Current employer:	W New York (Starwood)	Debt-to-income ratio:	12.97%
Length of employment:	10+ years	Location:	Jackson Heights, NY

Home town:
Current & past employers:	W New York (Starwood)
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,662.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your CC REFI category loan. My questions are: [1} Description of your employer West NY Starwood? A-N-D How long have you worked there? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows the $12,662 (77.70 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Sunday 08.01.2010	1)employeer: W New York is a starwood hotels & resorts property. Address is 541 Lexington ave. NY W is just W. it does not stand for a word. I have been employed there since october of 1988 (back then it was called the Doral Inn) I work in Customer Service for reservations. 2) I pay my credit cards weekly $150 to $200 weekly. So I average $600 to $800 montly in payments. I want to slash that to $300 or so to have more cash on hand and cut interest. 3) I believe I have a good track record of paying in addition I intend to get rid of one card and ask the other bank to reduce my credit line. I hope to retire in about 15 years and want to be debt free. 4) I am looking at a 5 year horizon
What is "W New York (Starwood)" and what do you do there?	W New York is a hotel W does not stand for a word. Customer Service for 22 years.
Does your spouse/partner work and if so how much does he/she make each month? What are your major monthly expenses (e.g., mortgage/rent, car loan(s), insurance, student loans, child care, credit card payments, major medical expenses, etc.)? Please breakout each separately (e.g., mortgage/rent - $x). What are the current balances on your credit card and the respective interest rates and minimum payments? Please indicate the cards that you're planning on paying off with this loan.	Stop outsourcing customer service jobs. You all here have experienced customer outside the United States. On the internet or calling your bank or other major corporation. Something that I have always found odd. Ten years ago everyone told me that was the way of business. And here we are. Thank goodness I work in a hotel in New York, 25 years, and my department was outsourced. Only our union saved us. 10 agents back 15 years ago; now 5. no spouse, roommate for 30 years. pays half the rent plus half utilities: rent:$419 (actual is $837 but we split it) utilities including cable, phone gas & electric: $312 balances on cards: 1) $13,800 still open 15% 2) $3000 , closed and paying down 18% 3) $6000 and will close atomically in 2013 12.4% 4) 0. closed and paid original balance $2000 no child support I pay my cards weekly automatically. Lowest amount I pay is $600, highest $800 or more monthly. I pay about 25 to 40 percent more than the minimum. I never pay the minimum. I intend to have the credit line on my first card slashed to $5000 if receive loan to cover the full balance. My hope is to just have a fixed monthly amount to pay off in 5 years or more.

Member Payment Dependent Notes Series 557145

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557145	$5,500	$5,500	11.12%	1.00%	August 6, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557145. Member loan 557145 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,033 / month
Current employer:	Springdale Warer Utilities	Debt-to-income ratio:	3.13%
Length of employment:	9 years	Location:	ROGERS, AR

Home town:
Current & past employers:	Springdale Warer Utilities
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	46
Revolving Credit Balance:	$3,914.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	This loan will be used to payoff a Discover card with a total of $3,200 at a rate of 17.99% and a Citi card with a total of $500 at a rate of 20.99%. The remaining amount will be used for home updates.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe $69,000 on my mortgage loan. According to the zestimate on zillow.com the value of my home is $82,000.
What do you do at SWU? Does anyone else in the household earn income? Can you provide a general description of what this loan will be used for?	I am a laboratory analyst. My wife is a part-time medical transcriptionist. The purpose of this loan is to consolidate my two credit cards and also for new carpet.

Member Payment Dependent Notes Series 557197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557197	$9,600	$9,600	7.88%	1.00%	August 10, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557197. Member loan 557197 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Nordstrom	Debt-to-income ratio:	15.56%
Length of employment:	3 years	Location:	Cincinnati, MI

Home town:
Current & past employers:	Nordstrom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/01/10 > I plan to use these funds to consolidate my credit card debit while being able to save during this process. I work full time at an upscale specialty retailer and have been employed with them for 3 years.

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	12
Revolving Credit Balance:	$4,185.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Nordstrom?	I am a full time Visual Merchandiser.

Member Payment Dependent Notes Series 557202

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557202	$7,400	$7,400	17.56%	1.00%	August 6, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557202. Member loan 557202 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	The Carriage House Companies Inc	Debt-to-income ratio:	15.60%
Length of employment:	3 years	Location:	LOUISVILLE, KY

Home town:
Current & past employers:	The Carriage House Companies Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I plan to use these funds to pay off a personal debt made to me in order to replace the roof on my home. I also plan to pay off a couple of other accounts in order to lower my monthly payments. My goal is to eventually become credit card debt free. These funds will allow me to free up some of my monthly income so that I can make much needed repairs to my home. I appreciate this opportunity. I am an excellent credit risk and pay all of my debts on time and always have. My job is a wonderful job and I was lucky to secure it as I will be here until the time I am able to retire. After 29 years of marriage and a recent divorce, this loan will help put me back on my own two feet financially.

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,688.00	Public Records On File:	0
Revolving Line Utilization:	98.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 557206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557206	$12,000	$12,000	11.86%	1.00%	August 9, 2010	August 15, 2015	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557206. Member loan 557206 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Go Figure, Inc.	Debt-to-income ratio:	24.54%
Length of employment:	3 years	Location:	Richmond, TX

Home town:
Current & past employers:	Go Figure, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/01/10 > Basically, pay off a credit card that went out of control. The listed apr on CC is more then loan. The expected loan payment is less then CC payment. I expect to pay the same amount to this loan as I did on CC card, thereby paying it off faster then the 5 years listed. I could handle the CC minimum, it's what it needed to pay it off that I couldn't handle.

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,971.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	173k owed on home market value from homes selling around me 180 k
What is Go Figure, Inc. and what do you do there?	Independent software vevdor. Member management software for gyms and the like. I am a senior software developer.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe around 173k on the house The house would sale for about 180k based on sales on nearby equivalent houses.
why did you incur in the $38K debt? can you detail cards and interest rate you are currently paying?	Short Answer: 10k of it left over from school, and a student loan not going through due to me dropping a class at the last minute. 10k was accrued after college as I worked at sub $12 an hr pay for 2 years, due to the IT slump in early 2000's. Emergencies over the next 5 years when I didn't have any savings due to barely making ends meet with a sub standard salary account for a 10k probably. The last 7k can probably be accounted for from stuff that I needed for the house when I bought it. that I didn't realize I would need, ranging from some garage shelving to lawn work. Roughly off top of head 17.5k at 17.99% consol loan from 2 yrs ago 1.4k at 14.5% discover 11k at 12.9% visa 4k at 9% amex 2k at 5.9% MC This loan will go to paying off the discover and most of the visa. I'll acct for the rest of the visa quickly. My goal is to pay 20k of that off by end of next year, and I am giving up a lot to do so. But my spreadsheets say it is doable. Which means I'll probably succeed at 15k paid off. ;) If you ask why I don't use this to pay on that 1st loan. I was asking that question of myself last night. *shakes head* Didn't think of it at time, But. The reason I wouldn't today is that I couldn't pay it all off and substitute payments. I'd end up with all the payments I still have, + the new one. So I'll use this new consol loan to pay down bills that I can pay off or virtually pay off.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	Yes I am the sole wage earner. I am going to decline to answer the 1st question in detail. Too much detail would be publicly visible imo. What I will say is that in total. I brought home ~$4600 a month, and in total monthly bills totaled ~$4000. With changes I made on my W2 and other details at work, I will be bringing home ~$5100 a month starting this month. Which is in line with my plan to pay ~$1000 extra a month on my debt, over minimums.

Member Payment Dependent Notes Series 557218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557218	$9,600	$9,600	7.51%	1.00%	August 6, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557218. Member loan 557218 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,567 / month
Current employer:	Anitox Corp.	Debt-to-income ratio:	16.63%
Length of employment:	10+ years	Location:	Russellville, AR

Home town:
Current & past employers:	Anitox Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/01/10 > building a garage Borrower added on 08/01/10 > I am building a garage.

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	25
Revolving Credit Balance:	$3,583.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Anitox Corp. and what do you do there?	Anitox produces animal feed additives and perservatives we ship liquid products all over the world mainly for poultry. I am the manager over manufacturing for 10 years.
What are your major monthly expenses (mortgage/rent, car loan(s), insurance, student loans, credit card payments, child care, major medical expenses, etc.)? Please breakout individually (e.g, mortgage/rent - $x). Do you have a spouse/partner who works and if so, what does he/she do and how much does he/she earn each month?	house loan 697 truck 475 insurance 100 credit cards 100 I do have a spouse she is a teachers assistant she brings in 1600 a month I do have a rent house that gives me 400 a month that is paid for
purpose? take home pay? any other loans ? list of monthly bills? 2nd income in house? Do you have emergency fund? Do you plan to pay off before 3 years?	garage 3800 plus 400 from rental house 700 truck 475 utilities 350 cc bills 100 4 wheeler 100 Have 6500 in a cd for emergency I should pay off before 3 years

Member Payment Dependent Notes Series 557245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557245	$4,000	$4,000	11.12%	1.00%	August 9, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557245. Member loan 557245 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,652 / month
Current employer:	NY 4 Pretzels, INC	Debt-to-income ratio:	5.99%
Length of employment:	< 1 year	Location:	Jackson Heights, NY

Home town:
Current & past employers:	NY 4 Pretzels, INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,020.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 557251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557251	$5,000	$5,000	14.84%	1.00%	August 9, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557251. Member loan 557251 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,196 / month
Current employer:	Cobb County Police Department	Debt-to-income ratio:	11.64%
Length of employment:	< 1 year	Location:	KENNESAW, GA

Home town:
Current & past employers:	Cobb County Police Department
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,655.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 557280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557280	$6,500	$6,500	7.88%	1.00%	August 5, 2010	August 15, 2015	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557280. Member loan 557280 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,850 / month
Current employer:	Blanchard Valley Farmers Co-Op	Debt-to-income ratio:	8.31%
Length of employment:	10+ years	Location:	Findlay, OH

Home town:
Current & past employers:	Blanchard Valley Farmers Co-Op
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,604.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Blanchard Valley Farmers Co-Op and what do you do there?	Type your answer here.BVFC is a farmer owned local Co-Op in northwest Ohio dealing in agricultural services. We operate 8 grain recieving & shipping plants,4 fertilizer plants and 2 Fuel stations . I manage our 2.9 million bushel Truck/Rail Terminal in Findlay Oh. I have 31 tears at this plant . We can be found on the web at wwwBVFCOOP.com

Member Payment Dependent Notes Series 557296

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557296	$6,000	$6,000	11.12%	1.00%	August 4, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557296. Member loan 557296 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	Provena Covenant Medical Center	Debt-to-income ratio:	16.86%
Length of employment:	< 1 year	Location:	Philo, IL

Home town:
Current & past employers:	Provena Covenant Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/01/10 > While in college, I ran up some credit card debt to help me get through school. I received my Bachelor's in Science from Southern Illinois University Edwardsville. I worked part time during college, but paying for gas to and from St. Louis about five times a week became expensive and I needed a way to make ends meet. I would really like to get this debt paid off so I can have some extra money every month to put into savings. Borrower added on 08/01/10 > Unfortunately I have some credit card debt from college. I've been really good about making payments every month, but no matter how much I pay, the overall amount doesn't seem to be going down very quickly. I would like to get this debt over with before I get married and start a new life with my husband. We just bought our first home and after this debt is payed, I will have some extra money available to put on my mortgage.

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,249.00	Public Records On File:	0
Revolving Line Utilization:	18.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, I am open to answering any questions. I will try to answer these the best I can. I just closed on my home June 4th, so the balance of my mortgage at this point would be 142,000 which will of course accrue interest over the next 30 years. My home was just appraised at $144,000 during the buying process. If you have any other questions, please feel free to ask. I wish my balance was lower, but seeing as I just closed two months ago, it's hard to get that number down quickly.
what is ur gross income for the family	Unfortunately, my boyfriend of two years lost his job at the beginning of the year. My income is the primary for our household at this time.My gross income a year is around $47,000 and currently my boyfriend makes approximately $31,000. So, together that makes our gross income $78,000. If you have any further questions, please feel free to ask.

Member Payment Dependent Notes Series 557326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557326	$13,750	$13,750	15.21%	1.00%	August 6, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557326. Member loan 557326 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,167 / month
Current employer:	Tenet Health	Debt-to-income ratio:	19.29%
Length of employment:	1 year	Location:	ALLEN, TX

Home town:
Current & past employers:	Tenet Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/01/10 > My wife and I are consolidating our debt so we can purchase a home in the near future!

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,327.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tenet Health and what do you do there? Where did you work prior to Tenet?	Tenet is a private health care organization that owns Hospitals. I am the manager of a Medical Records department in one of their Dallas hospitals. Previously I worked at UT Southwestern Medical Center in Dallas. I was employed there for 2 years. I left UT to join Tenet for a promotion.

Member Payment Dependent Notes Series 557395

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557395	$14,400	$14,400	10.38%	1.00%	August 5, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557395. Member loan 557395 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,467 / month
Current employer:	Roswelll Regional Hospital	Debt-to-income ratio:	18.14%
Length of employment:	1 year	Location:	ROSWELL, NM

Home town:
Current & past employers:	Roswelll Regional Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > This loan is to add a residential HVAC unit to a home that my wife and I own out right. We have invested a good deal of money into the house, and it's almost ready for us to move in, but we cannot fork over the thousands of dollars that the various heating and cooling places want all at once, and without good heating and cooling, that's not possible. The amount we would save on rent each month would more than cover the amount of the loan. My wife and I are both registered nurses, she with about 5 years of nursing, me with only one. We both work steady stable jobs at one of the local hospitals, and if for any strange reason that didn't work out, any of the other facilities in town would take us. I have great borrowing history, although I haven't borrowed often or a lot, I've never missed a payment or went over a limit in my life. We have plenty of extra money each month, and we've been spending it all on fixing up this house, we just need a lot right now for the HVAC, and once that's in place we can move in and be rent free.

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,982.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Roswelll Regional Hospital?	I work in the Cardiac Catheterization Lab. as a Registered Nurse, I circulate and handle sedation.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. Do you owe any mortgage on your house? No. 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? My wife and I have the deed. 3. Do you have a Home Equity Line of Credit (HELOC)? No. 4. What is the current valuation of your home on zillow.com? It's was unlisted, the closest listed house was 66k. 5. How long have you lived in your current home? My wife and I have had house in our name for about a year, but because we don't have air conditioning in the house, we live in an apt, where we've lived for three years.
Welcome to per-to-per lending and thank you for considering Lending Club! 1. Length of employment for at least 5 years. 2. No loan description except for "Jake's Air Conditioner/Home Improvement." Is this for a residential HVAC system? 3. What is your monthly mortgage? 4. Considering your revolving credit is now at 70% how comfortable are you with another debt?	1. Length of employment for at least 5 years. I have worked where I work now for 1 year since I graduated nursing school. Before that I worked at another local hospital as a CNA for 5 and 1/2 years, but I quit there when I was starting 2ed year of nursing school. 2. No loan description except for "Jake's Air Conditioner/Home Improvement." Is this for a residential HVAC system? Yes. 3. What is your monthly mortgage? None. 4. Considering your revolving credit is now at 70% how comfortable are you with another debt? Very, this is something I can afford, we've put a lot of money into this house, we just can't give several thousands all at once for an AC unit.
Thanks for your previous answer. Can you please detail how you came to own the house - that is, how it was paid for, and when? Thanks	I inherited it from my deceased grandmother. My grandmother died in 2009, and my wife and now own the house. We did a title search and it is clear, the deed is in my wife and my name and fully ours with no back taxes or other leans. It is a fine house, it just needs updated.

Member Payment Dependent Notes Series 557401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557401	$5,125	$5,125	14.84%	1.00%	August 4, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557401. Member loan 557401 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,750 / month
Current employer:	Travelers Insurance	Debt-to-income ratio:	9.62%
Length of employment:	2 years	Location:	Fair Oaks, CA

Home town:
Current & past employers:	Travelers Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	4
Revolving Credit Balance:	$12,879.00	Public Records On File:	0
Revolving Line Utilization:	92.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I am interested in funding your loan. I see you had a delinquiency 4 months ago. Would you please specify on what it was for? Thank you	My recollection is that that was for my car loan. My other bills are all on autopay. I had been trying to set up auto pay for that bill and thought that it had been done. Unfortunately, it was not and in fact I still have not managed to get it set up, so I have it on an alert now on mint.com and have just given up on the possibility that I will get autopay set up.
What do you do at Travelers Insurance?	I am staff counsel, which is in-house counsel for the insurance company. I specifically do workers' compensation defense for our insureds.
Could you please explain how you have almost $13K in debt when you make almost $190K/year? Art	$190K per year is actually my husband and my salary's combined. I earn $108K and he earns $82K. We incurred a great deal of credit card debt years ago in law school and never made paying that consumer debt off a priority. Instead, we bought a house, had a child, got life insurance, etc. Now it is time to start paying that down. When I really started focusing on paying that down, I started seeing the numbers. Just over $6,000 is on a chase credit card with 29.24% interest and making minimum balance payments isnt getting me anywhere. I just decided it was time to get that taken care of, and part of that is looking for somewhere I can get a better interest rate. Thanks.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We do not have a HELOC. The total balance on the mortgage is $511,000. Zillow has the current home value at $358K. I really don't have a better way to estimate current value than that. This was due to the plunge in value of homes in Northern California, not because we refinanced to take out money or anything like that. We just bought at the top of the market. Fortunately, we planned on staying in this neighborhood and home forever anyway.

Member Payment Dependent Notes Series 557423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557423	$6,000	$6,000	14.84%	1.00%	August 4, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557423. Member loan 557423 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Vista Restaurants llc	Debt-to-income ratio:	4.80%
Length of employment:	2 years	Location:	PORTLAND, OR

Home town:
Current & past employers:	Vista Restaurants llc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > This Loan will be used to consolidate credit card debt. Curently I have $5000 in CC debt. I intend to close one card with a $2000 dollar limit. I am currently working on a new restaurant project that will provide me with increased income beginning October of 2010 as well as 15% sweat equity earned over two years. The payment on this loan will be less than I typically pay towards my credit cards every month.

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	45
Revolving Credit Balance:	$4,342.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Vista Restaurants llc and what do you do there?	Vista owns the popular Portland restaurant clyde common. I am the chef.
please elaborate on the debts you are planning to consolidate, e.g., credit card amounts, and interest rates. Thanks	My total debt is $5000. The interest rates on my cards range from 18 to 22 percent.

Member Payment Dependent Notes Series 557436

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557436	$16,000	$16,000	10.38%	1.00%	August 9, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557436. Member loan 557436 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Accurate Industries	Debt-to-income ratio:	12.38%
Length of employment:	1 year	Location:	Arlington Heights, IL

Home town:
Current & past employers:	Accurate Industries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	13
Revolving Credit Balance:	$30,644.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Accurate Industries and what do you do there?	Accurate is a steam and sauna distributor and servicing company. I am the HR Director there.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your interest. Total owed is $163,578.10 and the bank values my home at $184,900.00.

Member Payment Dependent Notes Series 557491

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557491	$15,500	$15,500	7.88%	1.00%	August 9, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557491. Member loan 557491 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,980 / month
Current employer:	Texas Health and Human Services	Debt-to-income ratio:	3.58%
Length of employment:	10+ years	Location:	Kempner, TX

Home town:
Current & past employers:	Texas Health and Human Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I am moving 50 miles from and will be keeping my current job. This amount also includes some debt that will be paid off, incurred and a shed to house stuff during my divorce. I will be staying with family to save on expenses during this time to get things paid off.

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,402.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Texas Health and Human Services?	I am a Manager in the Office of Inspector General. We handle all the Fraud, Waste and Abuse against the Medicaid system. I have worked for the State over 17 years
Are you moving across town or across country? Will you be quitting your job as part of this move? How can a move cost $15,500? Thanks; Art	Moving about 50 miles up the road. Would not leave my career of almost 20 years. Good question though. I'm going to stay with my mom for a while and buying a shed to move my things into. Getting divorced and have some expenses I was not counting on at this time. This amount also includes some debt that I have. I did not know how to split up the loan request. Just lumped into moving cost. If I was able to show the different amounts I would have. If I could and failed to show that, my fault, and my apologizes. If I can, let me know how to show it and I will Thanks
TWO questions for you. 1) Your gross income is $5,980 / month. What are your expenses (house, car, insurance, alimony, etc) during and after the divorce? 2) You can provide a breakdown of your moving, shed, other expenses - JUST TYPE THEM OUT in your answer.	* No expense on house, elec, water (staying with relatives) * Child Support $1,000.00, No alimony * No car payment, car paid off * Motorcycle payment $314.01monthly for 2 years (Last payment Sept 2012) * Motorcycle insurance $42.99 monthly * Dell Financial $76.00 for 8 more months. Will pay on my own. * Sprint cell $45 monthly * USAA Life insurance $25.72 monthly * USAA Car Insurance $40.26 monthly * American Express owe $1,468. Will use loan to pay off * Frys owe $450.00. I am paying $75 a month. Will be paid off in 6 months. Will be paid on my own. * Capital One CC owe $957.98. Will be paid off with loan. * Carnival CC owe $35.20 will be paid off Sept 1, 2010 * Iberia Bank CC $625.97 Will be paid off with loan. * Velocity CC $2902.20 Will be paid off with loan. * Shed $2,325 - Paid off with loan. Total - Loan of $15,500 $8,279 Total for bills that will be paid off by loan, $375 U-haul and estimated gas, $1,800 for lawyer for divorce and trust fund repayment of $5000 My net income is $4,144 minus $1,000 child support minus $484.86 minus $357 motorcycle related minus $76 Dell computer minus $45 Sprint cell phone minus USAA life $25.72 minus USAA car ins $40.26 minus $75 Fry???s What I have left $2,040.16

Member Payment Dependent Notes Series 557517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557517	$21,000	$21,000	10.38%	1.00%	August 9, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557517. Member loan 557517 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Enloe Hospital	Debt-to-income ratio:	14.37%
Length of employment:	3 years	Location:	CHICO, CA

Home town:
Current & past employers:	Enloe Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,489.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Enloe Hospital?	Orthopedic trauma physician assistant.
Welcome to per-to-per lending and thank you for considering Lending Club! Your details looked good except for one - can you provide employment for at least 5 years?	Prior to working at Enloe, worked for Dr. Frank Whitney in Sonora, CA. Worked doing mostly total joint replacement.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	290k owed. Financed through CalVet. No HELOC. Zillow stated 220k to 247k but does not account for 300 sq feet of remodeled space in basement that was recently remodeled.
What interst rates are your cards?	Currently 5.99 but going to 13.9 after September 1.

Member Payment Dependent Notes Series 557528

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557528	$2,800	$2,800	11.86%	1.00%	August 4, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557528. Member loan 557528 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Aultman Hospital	Debt-to-income ratio:	17.16%
Length of employment:	2 years	Location:	North Canton, OH

Home town:
Current & past employers:	Aultman Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > New job for family member. need to relocate

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	27
Revolving Credit Balance:	$13,086.00	Public Records On File:	0
Revolving Line Utilization:	75.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 557549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557549	$5,000	$5,000	16.32%	1.00%	August 5, 2010	August 16, 2015	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557549. Member loan 557549 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,042 / month
Current employer:	Pro-Telligent	Debt-to-income ratio:	19.42%
Length of employment:	1 year	Location:	SEVERN, MD

Home town:
Current & past employers:	Pro-Telligent
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	25
Revolving Credit Balance:	$8,521.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pro-Telligent and what do you do there?	Government Contractor. I do Computer System Security.
What is the purpose of the loan? Thank you.	To pay some legal fees

Member Payment Dependent Notes Series 557572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557572	$20,000	$20,000	10.75%	1.00%	August 9, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557572. Member loan 557572 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,083 / month
Current employer:	CitiMortgage	Debt-to-income ratio:	5.39%
Length of employment:	8 years	Location:	Lake Saint Louis, MO

Home town:
Current & past employers:	CitiMortgage
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	20
Revolving Credit Balance:	$8,057.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at CitiMortgage?	I'm an operations manager. 4 departments with 9 direct reports and 150+ staff. My teams are responsible for servcing support of mortgage loans.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We have two homes. One in Missouri value ($ 260,000) 1st - $180,000 2nd - $40,000 One in Texas value ($ 225,000) $140,000
Please explain the purpose of this loan.	We bid on properties in city of St Louis via tax sale transactions.

Member Payment Dependent Notes Series 557573

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557573	$18,000	$18,000	14.72%	1.00%	August 6, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557573. Member loan 557573 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,926 / month
Current employer:	ARG Inc.	Debt-to-income ratio:	14.29%
Length of employment:	10+ years	Location:	Albertville, AL

Home town:
Current & past employers:	ARG Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I have been at my same employer for 17 years. I will save over $200 with this loan each month compared to what I am paying now. I just want to pay off some higher rate credit cards and have chosen the lesser 36 month repayment to lower all my interest expenses. Borrower added on 08/04/10 > Please notice that my status is already listed as "approved"! This is a very important step to look for before lending money.

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	76
Revolving Credit Balance:	$25,908.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have a single first mortgage where I owe $236k and the house was appraised two years ago for $310k and I believe it is still a good appraisal. I have no 2nd mortgage or HELOC.
Borrower, I am interested to help fund your $18,000 loan. My questions are: [1} Description of your employer ARG? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows the $25,908 (70.40 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS only answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.02.2010	1. ARG is Arby's Restaurant Group, I am a Franchise Business Manager. 2. I pay $650 total each month to my credit card debt. 3 and 4. I intend to pay off my loan in the 2 years and you will earn a great return off me as compared to your local bank and I in return will pay off my debts faster because of a lower interest rate as compared to my Credit Cards. I plan on being a Lending Club investor myself in the future.

Member Payment Dependent Notes Series 557576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557576	$2,400	$2,400	11.86%	1.00%	August 4, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557576. Member loan 557576 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,086 / month
Current employer:	US Military	Debt-to-income ratio:	22.81%
Length of employment:	6 years	Location:	Moore, OK

Home town:
Current & past employers:	US Military
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > Good morning! I am seeking a loan to pay off a $1050 personal loan, a $476 bank loan, and a $200 dental bill. The loan payment has been arranged to equal the existing bank loan payment, but for a longer term. I plan to pay off the remainder of the loan with my tax refund and annual installment of my military reenlistment bonus.

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,462.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Sorry, it seems the loan has been funded already, thank you for your interest (pun intended)!
Are you planning on paying this loan off early?	Sorry, it seems the loan has been funded already, thank you for your interest (pun intended)!

Member Payment Dependent Notes Series 557617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557617	$5,000	$5,000	14.35%	1.00%	August 5, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557617. Member loan 557617 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	12.55%
Length of employment:	8 years	Location:	Sierra Vista, AZ

Home town:
Current & past employers:	Northrop Grumman
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I manufacturing and selling adventure camping trailers for outdoor enthusiasts. The initial set up is complete. Tools purchases, prototype designed and built and test marketing done. to reduce initial costs these will be manufactured out of my garage. I have already generated huge interest by showing the prototype. This loan will be used to build the first 2 camping trailers to be sold. Borrower added on 08/02/10 > I manufacturing and selling adventure camping trailers for outdoor enthusiasts. The initial set up is complete. Tools purchases, prototype designed and built and test marketing done. to reduce initial costs these will be manufactured out of my garage. I have already generated huge interest by showing the prototype. This loan will be used to build the first 2 camping trailers to be sold. Borrower added on 08/02/10 > I manufacturing and selling adventure camping trailers for outdoor enthusiasts. The initial set up is complete. Tools purchases, prototype designed and built and test marketing done. to reduce initial costs these will be manufactured out of my garage. I have already generated huge interest by showing the prototype. This loan will be used to build the first 2 camping trailers to be sold. I currently have a very secure job that I have been working for 8 years. I am a reliable borrower and always pay on time.

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	39	Months Since Last Delinquency:	6
Revolving Credit Balance:	$30,459.00	Public Records On File:	0
Revolving Line Utilization:	88.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Current mortgage is $220,000 Last appraised value of house was $305,000

Member Payment Dependent Notes Series 557619

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557619	$4,600	$4,600	7.14%	1.00%	August 6, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557619. Member loan 557619 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,368 / month
Current employer:	Wyoming County Conservation District	Debt-to-income ratio:	19.30%
Length of employment:	6 years	Location:	Mayfield, PA

Home town:
Current & past employers:	Wyoming County Conservation District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I have been employed with my current employer since May 2004. I have a stable career with the local County Government. I have some credit card debt with interest rates as high as 29%. I would like to have this debt paid off as soon as possible and with the lower interest rate I will be able to accomplish this. I have had several loans in the past. I feel that I am a good borrower because I have always made timely payments and never defaulted on anything. My income is approximately $2,300 monthly. I currently have an auto loan of $167/month that will be paid off in 2 months. This payment is less per month, so since I have not had any trouble paying on that loan for the past 3 years, this loan will be no trouble to make payments on.

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,149.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	One of the debts is a charge account with a balance of $1,009.55 and an APR of 21.9% and the other is also a charge account with a balance of $3,510.62 and an APR of 22.9%. Both of these accounts will be paid off with this loan and once they are, the accounts will be closed. Please contact me if you have any additional questions. Thank you, Bernie

Member Payment Dependent Notes Series 557621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557621	$10,000	$10,000	14.35%	1.00%	August 10, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557621. Member loan 557621 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	One Strawberry Hill	Debt-to-income ratio:	18.00%
Length of employment:	4 years	Location:	STAMFORD, CT

Home town:
Current & past employers:	One Strawberry Hill
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,416.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	Fix damages done to my vehicle and pay off credit cards

Member Payment Dependent Notes Series 557622

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557622	$6,500	$6,500	11.86%	1.00%	August 4, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557622. Member loan 557622 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,268 / month
Current employer:	Aramark	Debt-to-income ratio:	7.97%
Length of employment:	7 years	Location:	WESTFIELD, NJ

Home town:
Current & past employers:	Aramark
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	35
Revolving Credit Balance:	$2,625.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of your monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	1) I don't have any additional income to the household 2) I have a car payment @ $367 a month credit cards are approximately $500 a month need to have some car repairs done which will total about $1000 one time fee. Rent is $1000 a month Car insurance $150 a month. gas $80 a month. 3) I had owned my own business in 2001 at one point and the business went under and I have been working for my current employer for almost 8 years trying to catch up for quite some time and this loan money will help to get me some monetary relief. I have paid off credit cards in the past and my car is nearly paid off as well. The loan money will help me get to my goal of minimizing my debt quicker. I have been getting monetary increases from work and I am looking to hopefully get some extra money from this loan to eliminate my credit cards that are left to pay off. 4) I will be able to mange the payments for the loan with the careful budgeting that I going to have to do and doing without extra dining out and some extra curricular activities. 5) I can really use the money to get myself back on track. I am just a regular person who is trying to make something with his life and I appreciate your time. Thank you very much and I hope I answered the questions to your satisfaction.
What is Aramark and what do you do there?	Aramark is a facility Service company. I work for Aramark who is contracted out to a Board of Education and currently hold the position of the Grounds Supervisor
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Credit cards American express $500.00 27% Visa $500.00 28% Master Card $750.00 28% Mets Master card $2000.00 27% Also some car repairs for approximately $1000.00 The rest will go towards the $ 6000.00 dollars I owe on my car Thanks

Member Payment Dependent Notes Series 557642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557642	$9,500	$9,500	11.12%	1.00%	August 10, 2010	August 16, 2015	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557642. Member loan 557642 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	SARAT FORD SALES	Debt-to-income ratio:	11.70%
Length of employment:	8 years	Location:	RUSSELL, MA

Home town:
Current & past employers:	SARAT FORD SALES
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,947.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	284,000 is the balance the house is worth around 350,000
What is it you plan on using the requested funds for?	I am looking to buy a tractor.
What do you do at your job? Why do you need a tractor? Is there additional income in the household?	I have been selling Ford's for the last ten years. Me and my wife just bought as new house with 5 acres and I have a driveway that I need to plow and I also plan on putting in another driveway. My wife makes 90,000 a year. Hope this helps. Thank you
What year and model tractor are you going to buy?	I am going to buy a 2003 Kubota 30hp with loader 4x4
Thank you for taking the time to answer lender questions and for the information you have provided. I am happy to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	I understand that more than you know. I have never paid a bill late and don't plan on starting now. Thank You

Member Payment Dependent Notes Series 557649

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557649	$12,000	$12,000	11.49%	1.00%	August 9, 2010	August 16, 2015	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557649. Member loan 557649 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	county of albemarle	Debt-to-income ratio:	11.79%
Length of employment:	9 years	Location:	charlottesville, VA

Home town:
Current & past employers:	county of albemarle
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	48
Revolving Credit Balance:	$19,223.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of your monthly expenses. 3) Please explain the nature of your $19k revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	No spouse or additional income. Net take home per month $2550.00 Rent 755.00 Utilities 160.00 Groceries 300.00 Other 100.00 Closed high interest Credit card, will use 11,100 to payoff card, have put the remaining balance on a card with 15 months no interest. This payment plus the new card payment is basically the same amount I have been paying, but will save in interest if fully funded with Lending Club.
Borrower, I am interested to help fund your $12,000 loan. My questions are: [1} What is your position at County of Albemarle Government? (Job/What you currently do.) [2] Transunion Credit Report shows the $19,223 (59.50 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS only answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.02.2010	Tax Technician 500 per month I am seeking to payoff my debts as quickly and cost efficient as possible. I cannot persuade lenders to help, only inquire for help in reducing my debt more quickly. 3-4 yrs if not sooner.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Will be paying off of the majority of debt for the Visa credit card, then applying the remaining balance to my mastercard which has no interest for 15 months. All other accounts have been closed. Thank you

Member Payment Dependent Notes Series 557671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557671	$7,200	$7,200	14.84%	1.00%	August 5, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557671. Member loan 557671 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,443 / month
Current employer:	Wynn Las Vegas	Debt-to-income ratio:	1.42%
Length of employment:	5 years	Location:	LAS VEGAS, NV

Home town:
Current & past employers:	Wynn Las Vegas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > pay for new transmission in Jeep Borrower added on 08/02/10 > I have been at my job for 5 years and 5 months.

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	42
Revolving Credit Balance:	$1,408.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please elaborate on the purpose of this loan, what kind of car repair needs 7K? Thanks	Transmission went out on my 2005 Jeep Wrangler and needs to be replaced. Plus I want to go ahead and pay off my Firestone Card so the only debit I have will be this loan.
Replacing a transmission can run $1,800-$3,500 for a typical car. Costs vary from one make and model to another, but 7k seems way out of line. Can you explain more clearly how you arrived at $7k?	$3,200 for transmission, $950 to fix A/C, plus the cost of new struts and tires (still waiting for the quote of these two items). In addition I would like to pay off my Firestone Card which is $1,250 so that this loan will be the only debt i have.
purpose? take home pay? any other loans ? list of monthly bills? 2nd income in house? Since this will be your only debt, will you be paying extra each month?	I have no other loans and i will be paying extra each month. I bring home $1250 every two weeks. My bills are just home basics (power, phone, gas and cable) plus my Firestone Card.

Member Payment Dependent Notes Series 557673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557673	$14,000	$14,000	7.51%	1.00%	August 10, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557673. Member loan 557673 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	North Cities UPC	Debt-to-income ratio:	17.40%
Length of employment:	5 years	Location:	WYLIE, TX

Home town:
Current & past employers:	North Cities UPC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > Loan will be used to pay off a high interest credit card.

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,525.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What are you planning to do to avoid further debt once you pay off your current debt? What is the average interest rate on your debt? I just want to know that you will be saving money by taking out this loan. Wishing you well.	We have closed all other credit card accounts. This is the last one remaining, and we have discontinued use of this card for any purpose other than reimbursable business expenses. We are following a Dave Ramsey inspired program of debt elimination and savings, and have established an emergency savings fund for unexpected expenses.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Even though this is a "debt consolidation" loan, it will be used to pay off a single high-interest credit card. The only other debt we have is a car payment, which will be paid off in 10 months. It would not make sense to add the balance owed on the car to this loan, since we are at the place in the amortization where nearly all the payment is applied to principle.
Hello. Thank you for answering my first question. I still am seeking an answer to the second question as was CriticalMiss (APR). What is the current interest rate on your high-interest credit card? Wishing you well.	The interest rate on this card was just bumped up to 20%. I have had this card for years, and have rarely ever had a balance. Last year, we incurred a balance due to some medical expenses and financial setbacks. The card company extended a provisional interest of 9% as a courtesy, but that has now expired. That is tthe reason for seeking this loan.

Member Payment Dependent Notes Series 557691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557691	$5,000	$5,000	10.75%	1.00%	August 6, 2010	August 16, 2015	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557691. Member loan 557691 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	AMO	Debt-to-income ratio:	8.67%
Length of employment:	5 years	Location:	Lake Elsinore, CA

Home town:
Current & past employers:	AMO
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > Consolidate high interest debt into 1 lower interest loan

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,898.00	Public Records On File:	0
Revolving Line Utilization:	13.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) Home Loan 208K 2) as of this month pymnt I owe 198K
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Sears 1,492.00 Home Depot 983.00 Visa 2,1700.00

Member Payment Dependent Notes Series 557700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557700	$10,000	$10,000	13.98%	1.00%	August 10, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557700. Member loan 557700 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,590 / month
Current employer:	US Army	Debt-to-income ratio:	6.32%
Length of employment:	7 years	Location:	Killeen, TX

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I'm planning to use this loan to pay off as much of my debt as possible so I can have less bills.

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,097.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	I don't have or receive any additional income to the household.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Debt as follows: Macy's VISA $5,014.50 (24.50%) - will Capital One $4,584.73 (22.90%) - will AAFES $1,759.81 (9.99%) - won't Best Buy $1,463.61 (24.24%) - won't Chase VISA $1,259.84 (19.24%) - won't
I'm interested in funding your loan, but first have a few questions: (1) Do you have a spouse/partner who works? If so, what does he/she do and how much does he/she make each month? (2) What are your major monthly expenses (e.g., mortgage/rent, car loan(s), insurance, credit card payments, student loans, child care, major medical expenses, utilities)? Please breakout separately (e.g., mortgage/rent - $x). (3) What are the balances on your cards and the respective interest rates and minimum payments? Please indicate the cards that you'll be paying off with this loan. (4) How much are you currently paying each month to pay off the debt of the cards that you intend to consolidate?	I don't have a working spouse. Rent - $675; Water - $68; Electricity - $130 Auto Insurance - $148; Car Loan - none; Medical Bills - none; Macy's VISA $5,014.50 (24.50%), min - $163.00, I pay avg of $200, will pay off. Capital One $4,584.73 (22.90%), min - $133.00, I pay avg of $200, will pay off. AAFES $1,759.81 (9.99%), min - $44.00, I pay avg of $50, won't. Best Buy $1,463.61 (24.24%), min - $17.00, I pay avg of $50, won't. Chase VISA $1,259.84 (19.24%), min - $33.00, I pay avg of $50, won't
Pay grade? How much longer is your current enlistment contract? Are you eligible to remain on active duty for the rest of your contract? Eligible to reenlist? Any article 15 punishment(s) on current enlistment contract? Best of luck!	My pay grade is E-4. I have 4 years of active duty remaining. Currently not eligible to reenlist as my reenlisment window is not open. I do not have any punishment pending.
Re: Your loan application. Employing Service Branch: U S ARMY. My questions are:: (1) If Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employment shows as 07 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (3) If DoD Civilian Employee: Provide equivilent GS/WG Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Tuesday 08.03.2010	I'm on active duty, US Army. Rank: SPC, Pay Grade: E-4, ETS Date: 11/11/2014. I plan on reenlisting after and most likely consider retiring from the US Army.
Borrower, I am interested to help fund your $10,000 loan. My questions are: [1} Transunion Credit Report shows $9,097 (36.80 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [2] Why should lenders commit their limited $ to help to fund your loan? [3] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN YEARS o-n-l-y answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 08.03.2010	$14,082.49 is my overall debt amount. I pay an avg. amount of $550 monthly. I intend to pay off the loan within 2 to 3 years. Lenders can commit their loan to me because I'm a responsible individual and I will do my part to make the monthly payments.

Member Payment Dependent Notes Series 557732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557732	$2,000	$2,000	7.14%	1.00%	August 4, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557732. Member loan 557732 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	AT&T SBC Illinois	Debt-to-income ratio:	24.47%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	AT&T SBC Illinois
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I plan on using the funds loaned to me to make some small improvements on my home, I will have no problem making the payments on this loan, I work full time more than 40 hrs per week. The payments that were listed fit right into my monthly budget which is approx 1,950 per month

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,549.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 557740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557740	$10,400	$10,400	14.84%	1.00%	August 10, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557740. Member loan 557740 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	st. anne's	Debt-to-income ratio:	20.84%
Length of employment:	2 years	Location:	SAN GABRIEL, CA

Home town:
Current & past employers:	st. anne's
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	8
Revolving Credit Balance:	$912.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Revolving Credit Balance is only $912.00. What debts (Balances & APRs) do you intend to pay off with this $10,400 LC loan? Thank you.	I dont know why my application show that i have revolving bredit balace of $912. i do have a little more when what im borrowing. I want to use all the money that you guy are lending me to consolidate my debt and just have one bill to pay. I am really good about paying on time and more then the min payment.
Can you explain the delinquency on your record?	I dont have any bills that is delinquent. I'm really good about paying my bills on time. this loan that im applying for is to pay off my credit card and just have one bill to pay and "yes" i have a car payment.
Your revolving debt is only $912.00. What debts (include Type; Balance; APR; Monthly payments) are your paying off with this loan? Thank you.	i have more revolving debt then just $912. i apply for the loan to pay off all my credit card and just have one bill.
Your application shows $912 revolving debt. What do you plan to do with the other $9000? What do you do at St. Annes? Is there another source of income in the family?	I don't know you my application shows that I have $912revolving debt! I have way more than that amount... I really just want to get a loan bc I want to pay off my credit card. I'm a family advocate (case manager) at st. Anne's at a non profit agency, work with former fastor youth with kid or going to be a parent. Yes and no, I get myself in debt so I want to pay it on my own.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I hopefuly can pay off all my credit card and ill still have a car payment.

Member Payment Dependent Notes Series 557764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557764	$3,600	$3,600	7.88%	1.00%	August 4, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557764. Member loan 557764 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,767 / month
Current employer:	NYC Police Department	Debt-to-income ratio:	13.77%
Length of employment:	6 years	Location:	YORKTOWN HEIGHTS, NY

Home town:
Current & past employers:	NYC Police Department
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	39
Revolving Credit Balance:	$1,739.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Purpose?	My wife lost her job last monday and we need to catch up with our mortgage and some bills that are due at the end of the month and my income alone will not cover it.
What do you plan to use the loan for? Loan description?	My wife lost her job last monday and we need to catch up with our mortgage and some bills that are due at the end of the month and my income alone will not cover it.
purpose? take home pay? any other loans ? list of monthly bills? 2nd income in house?	My wife lost her job last monday and we need to catch up with our mortgage and some bills that are due at the end of the month and my income alone will not cover it.
purpose? take home pay? any other loans ? list of monthly bills? 2nd income in house?	My wife lost her job last monday and we need to catch up with our mortgage and some bills that are due at the end of the month and my income alone will not cover it.

Member Payment Dependent Notes Series 557811

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557811	$3,600	$3,600	15.58%	1.00%	August 5, 2010	August 16, 2015	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557811. Member loan 557811 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	W. P. Carey	Debt-to-income ratio:	19.57%
Length of employment:	5 years	Location:	New York, NY

Home town:
Current & past employers:	W. P. Carey
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > This loan will be used to consolidate debt. I have a good credit history and a very stable high paying job at a leading Investment Bank. I have never defaulted on any debt nor declared bankruptcy.

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	20
Revolving Credit Balance:	$7,826.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but first have a few questions: (1) Do you have a spouse/partner who works? If so, what does he/she do and how much does he/she make each month? (2) What are your major monthly expenses (e.g., mortgage/rent, car loan(s), insurance, credit card payments, student loans, child care, major medical expenses, utilities)? Please breakout separately (e.g., mortgage/rent - $x). (3) What are the interest rates of the credit cards that you're consolidating? (4) How much are you currently paying each month towards the credit cards that you're consolidating?	1) I do have a spouse. She is a teacher for the New York Department of Education. She brings home $4,000/mo. 2) Our major expenses are rent ($1,850/mo), utilities ($400/mo) and credit card payments ($800/mo.). I bring home $3,500/mo and am bonused around $25,000/year which has really helped to pay down our debt that we amassed when we first moved to NYC. We have paid down about $50K in debt to $12K. 3) The high interest credit cards I would like to pay off are from 22% to 27%. 4) I am paying $167/month toward these cards and making little headway.

Member Payment Dependent Notes Series 557851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557851	$8,500	$8,500	7.51%	1.00%	August 6, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557851. Member loan 557851 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,398 / month
Current employer:	Experian	Debt-to-income ratio:	10.60%
Length of employment:	5 years	Location:	McKinney, TX

Home town:
Current & past employers:	Experian
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > This loan is to pay off 2 high-interest credit cards in full. I want to get away from the high APRs I was stuck with when I signed up for these cards (I was young with no credit history). I also like the convenience of the auto-withdrawl that Lending Club offers. Both of my cards are in good standing as I'm never late on payments, and there's no reason that would change with this loan. Thanks, Travis B.

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	47
Revolving Credit Balance:	$8,517.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Bank of America: cc / $4400 / 21% - will be paid in full Citi: cc / $3600 / 19% - will be paid in full This LC loan is to consolidate, get a lower interest rate, and use auto-draft. I've never missed a payment. I want to get rid of the high APRs I was stuck with because I got these cards when I was young.

Member Payment Dependent Notes Series 557926

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557926	$1,200	$1,200	15.58%	1.00%	August 4, 2010	August 16, 2015	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557926. Member loan 557926 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	grenoindustries	Debt-to-income ratio:	0.00%
Length of employment:	9 years	Location:	amsterdam, NY

Home town:
Current & past employers:	grenoindustries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	37
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 557971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557971	$1,800	$1,800	10.75%	1.00%	August 6, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557971. Member loan 557971 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Calpine	Debt-to-income ratio:	5.38%
Length of employment:	5 years	Location:	Chico, CA

Home town:
Current & past employers:	Calpine
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$117.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 557983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557983	$4,000	$4,000	10.75%	1.00%	August 5, 2010	August 17, 2015	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557983. Member loan 557983 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,417 / month
Current employer:	Electrical Contractors	Debt-to-income ratio:	2.23%
Length of employment:	10+ years	Location:	chepachet, RI

Home town:
Current & past employers:	Electrical Contractors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > For the purchase of a Harley Davidson Motorcycle Borrower added on 08/05/10 > I am borrowing the money only so I can budget it into my weekly set aside spending money and not touch my savings, which is actually 3 times the amount being borrowed.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,743.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "Electrical Contractors" and what do you do there?	We are a large electrical construction company that performs throughout New England. I am the company VP and I am responsible for the day to day operations of the company.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I have a mortage on my home and the monthly payments are 1600.00 Title is in my name only. I do not have a home line of credit. Home is valued at 310000.00 and I ahve lived there for 30 years.
Revolving Credit Balance: $33,743.00 - So ALL of this amount in CC debt?	I have 0 CC debt
Then what constitutes your Revolving Credit Balance: $33,743.00??	I have no idea? Whatever you are looking at is wrong! I owe a mortgage and a small amount on a bed (2k) and that is it and my bank balances are tripple what I am borrowing. I am borrowing for the Harley so I can break it out and pay for it out of my weekly set aside spending money and not touch my savings.
The information lenders are given shows you have a revolving credit balance of more than $33,000. In answer to two previous questions you answered you do not have a HELOC and have no credit card debt. What debt is the $33,000? Thanks.	I can only state that I do not have any HELOC or CC balances. I believe the data you are looking at is data that is old and not accurate.
If you have no HELOC and no CC debt, how do you explain your RCB at nearly $34k?	The data you are looking at is incorrect and way out of date. I have no HELOC or CC debt
If the 33k is not cc debt what is it from?	See previous answers to this question

Member Payment Dependent Notes Series 557992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557992	$5,000	$5,000	13.98%	1.00%	August 9, 2010	August 16, 2015	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557992. Member loan 557992 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Open Line Group Homes	Debt-to-income ratio:	15.94%
Length of employment:	< 1 year	Location:	Turlock, CA

Home town:
Current & past employers:	Open Line Group Homes
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > One of my credit cards jumped to 24% apr. I have no trouble making payments on it, I'd just rather not pay such an outrageous rate.

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,842.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Chase credit card: $2,320.13/$3000 @ 7.24%apr Chase credit card: $2,522.56/$3100 @ 12.24%apr Chase business credit card: 5,062.37/11,200 @ 23.99%apr and about $18,000 in student loans (half @ 4%apr, half @7%apr) The chase business card was such a bait and switch scam, out of the blue the credit limit got changed from 15k to 11k, and the apr jumped from about 8% to 24%! I'll be paying off the chase business card with this loan. many thanks to the lenders that get me out of that mess!
Could you please provide me with your monthly expenses and take home income. Thank you.	I make a minimum of $1600 per month, more if I cover extra shifts. My wife is looking for work (we just moved to Redding, CA) and will make at least $1000 per month. Following monthly expenses are for both of us: Rent:$615 car insurance: $113 gas/electric/internet: $70 phones: $55 2 other credit cards (interest & minimum payments): $140 Student loan payments: $160 Groceries & gas: $150

Member Payment Dependent Notes Series 557997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557997	$4,750	$4,750	13.61%	1.00%	August 9, 2010	August 16, 2015	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557997. Member loan 557997 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Praxis Engineering	Debt-to-income ratio:	23.92%
Length of employment:	10+ years	Location:	Burtonsville, MD

Home town:
Current & past employers:	Praxis Engineering
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,280.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please describe what you plan to use this loan for?	I plan to use the funds to buy into an income producing business.
What is Praxis Engineering and what do you do there?	At Praxis I am a Test Engineer. I've been during Test Engineer work for the past 15 years and I have past tax returns to prove it. As a test engineer, I write and execute test procedures for software systems created for the National Security Agency. I am a government contractor. Assignments are typically 3-6 months, then I move to the next assignment.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe more on my house than the house is worth.

Member Payment Dependent Notes Series 558003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558003	$2,000	$2,000	15.58%	1.00%	August 5, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558003. Member loan 558003 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	KinderCare	Debt-to-income ratio:	6.17%
Length of employment:	2 years	Location:	Burlington , NJ

Home town:
Current & past employers:	KinderCare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I really need loan asap because I work at a daycare Center and enrollment is low in the summer months and would like to avoid late payments on my bills and rent Borrower added on 08/02/10 > I would like this loan as soon as i can have it because I work at a daycare center and in the summer months enrollment is low and i am behind on my bills I plan to catch up on bills with the money

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,191.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 558102

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558102	$10,000	$10,000	15.95%	1.00%	August 9, 2010	August 16, 2013	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558102. Member loan 558102 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Bay Alarm Company	Debt-to-income ratio:	14.02%
Length of employment:	3 years	Location:	Concord, CA

Home town:
Current & past employers:	Bay Alarm Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > I plan to use the funds to pay for my private pilot flight training. The up front funds allow me to progress in my flight training quicker than if I were to train less frequently due to budget constraints. I'm a good borrower in that I pay on time and make more than just the minimum payment. My monthly budget consists of a couple credit cards, utility bills, student loan, rent, and a motorcycle loan. Mostly every bill I have is setup for automatic payment and I have consistency every month with my funds. My job is very stable even in this down economy. We are actually growing despite the economic status we're in and we've opened up a new branch location. We're still hiring on new people and that is a strong sign that our business is going strong.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	41
Revolving Credit Balance:	$4,132.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Bay Alarm Company, and what do you do there?	Bay Alarm Company is the largest privately owned residential and commercial burglar alarm company in California, providing burglar alarm services like ADT and Broadview. I work in the Information Services department (IT) as a Systems Administrator and maintain our internal servers, networking equipment, computers, company cell phones, etc.
What is the purpose of the training and, I presume, license? Are you considering a job chagne or is it purely for private enjoyment? Thank you.	The purpose of my private pilot training is primarily for recreation and also for future traveling to remote branch offices for my employer. I am not pursuing a career in aviation.

Member Payment Dependent Notes Series 558147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558147	$3,000	$3,000	13.98%	1.00%	August 6, 2010	August 16, 2015	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558147. Member loan 558147 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,300 / month
Current employer:	US Post Office	Debt-to-income ratio:	13.61%
Length of employment:	10+ years	Location:	huntsville, AL

Home town:
Current & past employers:	US Post Office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	25	Months Since Last Delinquency:	15
Revolving Credit Balance:	$1,203.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Whats with the 3 delinquincies in 2 yrs?	I was involved in a motorcycle accident in 08 out of state. I was late a few times on a car payment and cell phone payment. During most of the time recovering I was in a no pay status as I had no sick leave or annual leave left. But I did have injury insurance which payed me every month but I had to wait for all of the paperwork to process and for the doctors write up. And since then the car was paid off a year early.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I just refinanced my home due to some medical problems from a motorcycle accident in 2008. I currently owe around 94,500 and the home is appraised at 122,500. Now the amount of money which is listed for my income is what I bring home every month.

Member Payment Dependent Notes Series 558196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558196	$13,400	$13,400	13.23%	1.00%	August 10, 2010	August 16, 2015	August 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558196. Member loan 558196 was requested on August 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,200 / month
Current employer:	US Air Force	Debt-to-income ratio:	24.31%
Length of employment:	8 years	Location:	Scott AFB, IL

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > Military member looking to consolidate and pay off two high interest credit cards. I am eight years into my career and trying to set myself up for retirement. Current minimum payments on the cards is 350 a month and I will continue to pay that amount even though my payment will only be 306. Borrower added on 08/03/10 > I am an active duty military member which is working to rid himself of debt. My wife and I are very dedicated to get this done. I am trying to consolidate two high interest credit cards of which I pay $350 a month for. This loan would lower my payment to $308 and would also give us a solid starting point in working toward our goal. Current balances on the cards are 6000 and 7200.

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,759.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Here are my list of revolvng debts: Credit card #1: 7200 balance, 12.7%, min payment $210 (paying off with loan) Credit card #2: 6000 balance, 12%, min payment $140(paying off with loan) Credit card #3: 5000 balance, 9.9% min payment $100 (not paying off) This loan will save me almost $50 dollars a month and give me a timetable on when this debt will be paid.
Re: Your loan application. Employing Service Branch: U S AIR FORCE. My questions are:: (1) If Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employment shows as 08 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (3) If DoD Civilian Employee: Provide equivilent GS/WG Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, MSgt E-8 Finance Chief, USMC-RETIRED Lender 505570 Virginia Bch, VA Tuesday 08.03.2010	My current rank is E-5 My current contract is up in May, 2012 I will be retiring from the military, I will do my 20+ years and hopefully retire as an E-9. Thank you for looking into funding my loan and more importantly, thank you for your service.
Borrower, I am interested to help fund your $13,400 loan. My questions are: [1} Provide answers to my earlier email questions Subj: Military Rank, Pay Grade, ETOS etc. [2] Transunion Credit Report shows the $12,759 (89.90 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS only answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 08.03.2010	My minimum balances on the two cards I want to pay off are $350 dollars a month. My plan is to pay the same amount to this loan. I do intend to pay this loan off at least a year early.

Member Payment Dependent Notes Series 558266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558266	$14,400	$14,400	13.61%	1.00%	August 9, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558266. Member loan 558266 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Liberty Ranch High School	Debt-to-income ratio:	14.25%
Length of employment:	5 years	Location:	Elk Grove, CA

Home town:
Current & past employers:	Liberty Ranch High School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > To pay off high interest credit cards that I would like to close the accounts on. Borrower added on 08/03/10 > This loan will be used to pay off two high interest credit cards which will then be closed. Borrower added on 08/03/10 > My goal for getting this loan is to reduce my APR on these cards, not my monthly payments which are currently between $800 to $1000 per month.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,348.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Debts: Credit Card, balance $9700, 24.5% APR will be paid off with this loan. Credit Card, balance $4700, 24.9% APR will be paid off with this loan. Credit Card, balance $9500, 17.2% APR will NOT be paid off with this loan
Borrower, I am interested to help fund your $14,400 loan. My questions are: [1} What is your position at Liberty Ranch High School? (Job/What you currently do.) [2] Transunion Credit Report shows the $24,348 (84.80 pct) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS only answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 08.03.2010	1) I am man of many hats at Liberty Ranch High School. As well as being a science teacher (physics and biology), I am also the Science Department Chair, Service Learning Coordinator, and Freshman Academy Advisor. 2) Currently I pay between $800 to $1000 per month on these cards, which is what I can afford comfortably. Often, I can and do pay more toward these bills. 3) My goal is to pay off the loan early (about 2 years). I have recently received my Masters degree which increases my salary. That increase will be solely dedicated to paying off this loan beyond the minimum payment.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance on mortgage is ~$220000. Current Home value according to Zillow is $213000. Prices were still dropping when I purchased last year, but have leveled off in the area recently.

Member Payment Dependent Notes Series 558286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558286	$9,500	$9,500	6.76%	1.00%	August 6, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558286. Member loan 558286 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,875 / month
Current employer:	Centinela Hospital Medical Center	Debt-to-income ratio:	23.90%
Length of employment:	5 years	Location:	Whittier, CA

Home town:
Current & past employers:	Centinela Hospital Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > Dear investors. I've decided to put my excellent credit rating in the good use and to consolidate my debt. I have a stable job in the medical field. This loan will lower my total interest as well as my monthly payments. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,201.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your job at Centinela Hospital Medical Center? What is the average interest rate on the debt you want to pay off? Wishing you well.	Hello there. I work in the pharmacy department. My average interest is about 13%. When I will receive this loan I will be able to save on the total interest as well as my monthly payments. Thank you for your interest.

Member Payment Dependent Notes Series 558328

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558328	$8,400	$8,400	11.86%	1.00%	August 6, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558328. Member loan 558328 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	Ameriprise Financial	Debt-to-income ratio:	17.04%
Length of employment:	2 years	Location:	Alpharetta, GA

Home town:
Current & past employers:	Ameriprise Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > Hello! This will be my third Lending Club loan. Previously I used one to move out of Atlanta to Alpharetta, and another one to fix repairs on the house I was selling. Both were paid in full within 1.5 years. This one I would like to use to get rid of my American Express card, and my Bank of America card. Neither are over-leveraged, but both banks have lowered my credit limit considerably, for no good reason. All my bills are paid on time, every month, and I have good credit. I recently sold my home in the first month on the market, for 99% of the listing price because it was in great condition. So I have very little debt and I'm very accountable. I hope you will help me say, "Take that AMEX and BoA!"

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	10
Revolving Credit Balance:	$21,097.00	Public Records On File:	0
Revolving Line Utilization:	78.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 558340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558340	$10,000	$10,000	15.58%	1.00%	August 9, 2010	August 17, 2015	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558340. Member loan 558340 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,791 / month
Current employer:	Wentworth Laboratories	Debt-to-income ratio:	18.99%
Length of employment:	4 years	Location:	Bethel, CT

Home town:
Current & past employers:	Wentworth Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > This loan will be used to consolidate debt into one lower payment a month. I have a stable job and work very hard to support my growing family. I have never missed a payment and never intend to.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,724.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your $10,000 loan. My questions are: [1} What is your position at Wentworth Labs? (Job/What you currently do.) [2] Transunion Credit Report shows the $15,724 (58.20 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS only answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 08.03.2010	1) I am a Printed Circuit Board Designer at Wentworth Labs. I also do Technical Purchasing when needed and Precision Metrology Programming. 2) I currently pay $480 a month on my debt. 3) I can't you exactly why you should commit to my loan all I can say is that I am an honest person who has never missed a payment and would like to consolodate my debt to make things a little easier on myself and family. 4) I do plan on paying this loan off early in 2 years 3 maximum.

Member Payment Dependent Notes Series 558394

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558394	$3,400	$3,400	15.58%	1.00%	August 9, 2010	August 17, 2015	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558394. Member loan 558394 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	St. Vincent's Catholic Charities	Debt-to-income ratio:	8.57%
Length of employment:	1 year	Location:	holt, MI

Home town:
Current & past employers:	St. Vincent's Catholic Charities
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > This loan is so that I can further my education and get my Bachalors in Social Work.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,112.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 558418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558418	$10,000	$10,000	10.38%	1.00%	August 10, 2010	August 17, 2015	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558418. Member loan 558418 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,500 / month
Current employer:	Verizon Business	Debt-to-income ratio:	18.46%
Length of employment:	10+ years	Location:	fort worth, TX

Home town:
Current & past employers:	Verizon Business
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$74,972.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Yes, I built my own house. I built it with my own hands. 2. No morgage on my house. 3. The current appraised value of my house is 175k.
Why is your revolving credit balance $75K? how did you accumulate that debt?	My brother in-law borrowed money to build his house back in 2008.

Member Payment Dependent Notes Series 558447

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558447	$10,000	$10,000	13.61%	1.00%	August 10, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558447. Member loan 558447 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	McCormick Theological Seminary	Debt-to-income ratio:	8.16%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	McCormick Theological Seminary
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > Hi, there! I am a relatively newly minted PhD, and am three years into my first tenure track position, which I love and where I am loved. As I was finishing up the degree program, and purchasing and moving into my first home, I racked up a bit of consumer debt. With the recession, our faculty has faced salary cuts, and so this stubborn debt has been harder to chisel down than I anticipated. I now have a solid budget, have a paid-off car, and am ready to deal with this one, once and for all! The only real mark on my credit report is this consumer debt - and you can help me fix it! I am obsessively careful about budgeting and have never been more than 30 days late on any payment.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	27
Revolving Credit Balance:	$11,278.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your $10,000 loan. My questions are: [1} Provide THREE years work, or school, history PRIOR to McCormick TheologicalSeminary? A-N-D What is your current position at McCormick Theological Seminary? (Job/What you do.) [2] Transunion Credit Report shows the $11,278 (52.90 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS only answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.04.2010	Thanks for your interest in helping me! 1. Before I started at McCormick, I was a full-time PhD student at Emory University. There, I also worked part-time as an instructor and instructional-technology consultant. I'm also an ordained minister. I am a faculty members at McCormick. 2. Now, I am paying $300-400 per month on revolving credit. 3. I am a low risk - I now have a highly stable job and very high motivation to take care of this lingering debt as soon as possible! 4. I plan to pay this loan off within 2 to 3 years. Of course, I'll apply extra income to the loan, as well.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I have three loans: Working Assets Visa: $10,245 23.24%! (Of course, this is where it will go!) *will* Citibank Visa: $1200 (will soon be around 9.9% - still in introductory period. I had hoped to transfer my balance to this newer card, but as I'm sure you all know, that is not as easy as it was, pre-recession!) *will not* Your question makes me wonder whether I selected the right option - perhaps credit card refinance is more accurate?

Member Payment Dependent Notes Series 558487

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558487	$6,000	$6,000	7.88%	1.00%	August 5, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558487. Member loan 558487 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Mercer Investment Consulting	Debt-to-income ratio:	14.42%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	Mercer Investment Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > Hi. I am applying for this loan to pay off the credit card debt. I have never missed a single payment, and have a steady job as a market risk analyst in Chicago. Please feel free to ask any questions. Thanks, Jason.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,226.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Hi Member_569427, The breakdown of MONTHLY rent and utilities, as requested: Rent: $687.50 Utilities: $100-$150 (includes internet, gas, and energy; I do not have cable television or pay for water) I do not own a car, so I do not have a payment or insurance to worry about. Instead, public transportation is about $70 per month. I do not have a personal cell phone, as I use my company BlackBerry that is paid in full. Gym membership is paid through the year, but will be about $200 in February 2011. Life, health, dental insurance is taken out of my semi-monthly paycheck, and thus is not part of my after-tax salary / budget figures I quoted in my profile. This loan will replace all credit card debt. Food is probably the same as everyone else, save that Chicago is decently more expensive. And, finally, I have no dependents.

Member Payment Dependent Notes Series 558500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558500	$4,800	$4,800	13.23%	1.00%	August 6, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558500. Member loan 558500 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,242 / month
Current employer:	PS 503	Debt-to-income ratio:	14.04%
Length of employment:	4 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	PS 503
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > I have a very stable job as a NYC teacher. I also have a decent amount of extra income from part-time bartending. I always make on time payments. The funding is for expenses I have for experimental treatments for a mis-diagnosed esophageal disorder. Because little is known about it, my insurance doesn't cover it.

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	47
Revolving Credit Balance:	$10,524.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 558502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558502	$4,000	$4,000	6.76%	1.00%	August 5, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558502. Member loan 558502 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,430 / month
Current employer:	NCH Corporation	Debt-to-income ratio:	20.75%
Length of employment:	10+ years	Location:	Rowlett, TX

Home town:
Current & past employers:	NCH Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > The $4,000 will be used along with other funds on hand to pay off current balance on my main credit card where the rate recently jumped. Monthly payment on this loan of $4,000 is less than the minimum payment on the credit card.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,943.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Could you please tell us how you intend to use the money you want to borrow? Your credit history indicates that you have a revolving credit balance of $10,943. Please tell us something about that debt. Wishing you well.	Not sure why you are seeing $10,943. could be timing. I have 1 main card that carries a balance of around $7000. The interest rate on this has recently changed and is now extrmemly high. I will use the $4000 requested plus additional funds my husband and I have to pay off this card. The payment on the $4000 is lower than the min. pymt on the card. So paying the loan off is not a problem.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I have 1 main credit card that carries a balance of around $7000. The interest rate on this has recently changed and is now extrmemly high. I will use the $4000 requested plus additional funds my husband and I have to pay off this card. The payment on the $4000 is lower than the min. pymt on the card. So paying the loan off is not a problem.

Member Payment Dependent Notes Series 558560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558560	$8,000	$8,000	16.82%	1.00%	August 9, 2010	August 17, 2015	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558560. Member loan 558560 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	County of San Mateo	Debt-to-income ratio:	14.33%
Length of employment:	5 years	Location:	Milpitas, CA

Home town:
Current & past employers:	County of San Mateo
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1981	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	17
Revolving Credit Balance:	$28,972.00	Public Records On File:	0
Revolving Line Utilization:	73.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 17 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 08.03.2010	Type your answer here. Hi....Thanks for your interest in helping to fund my loan. I think I was late a week or two on one revolving loan payment a couple of years ago. I was switching from a paper statement to an electronic one and as I remember, the paper statement was stopped and somehow, I didnt see (or more likely deleted it without reading it) their electronic notification email. I hope this helps.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Thanks for your interest in helping to fund my loan. My home has a total balance due of $320K. My home could sell for $250K. I bought it in 2006 and it has depreciated like most have. But in spite of that, I have never been late with any payment at any time and have no problem staying current with payments.
Borrower, I am interested to help fund your $8,000 loan. My questions are: [1} Provide an answer to my earlier email Subj: Creditor payment delinquency 17 months ago. [2] What is your position with San Mateo County? (Job/What you currently do.) [3] Transunion Credit Report shows the $28,972 (73.60 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS only answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 08.03.2010	Type your answer here. Hi....I think I answered your questions already, but I will try again. I remember being late ONCE with a revolving debt account. I requested electronic billing and I think I may have accidentally ignored the first email they sent me. I am not late with my accounts other than that. I work in the San Mateo County Sheriff's Office helping to plan for the construction of a new jail. I pay about $1500 a month on my revolving credit. I have a plan to pay off this loan in 1 year. Thanks for your intertest.....
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your debts and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	Type your answer here. Thanks for your interest in funding my loan. I am the sole wage earner, but I do have 2 incomes. I spend about $1500 a month satisfying revolving debt. In terms of debt management, I have been working hard at reducing high interest rate committments. This is working towards reducing my monthly obligations, allowing me to save more.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Hi...I think I answered this question. Let me know if you need any other info.

Member Payment Dependent Notes Series 558578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558578	$10,400	$10,400	11.86%	1.00%	August 9, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558578. Member loan 558578 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,700 / month
Current employer:	n/a	Debt-to-income ratio:	16.90%
Length of employment:	10+ years	Location:	waterbury , CT

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,070.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your self-entered Borrower Profile shows Length of Employment 10 years; but Current Employer shows "N/A". This is illogical because you reported Gross $ Income Per Month. If self-employed, what is your primary occupation? If business owner, what is your primary business description? If employer is person or firm, then identify your employer? If none of the previous apply, then identify sources of reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? Advance thanks for appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 08.03.2010	Hi, I have owned and operated an office cleaning bussiness for the last fourteen years and currently still have it. I also sub contract as a courier during the day in case i lose any of my accounts.
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My Monthly budget is roughly around $2300.00 with all the things you mentioned.
what kind of debt are you consolidating? can you pls list?	Hi , i am trying to consolidate credit cards for lower interest rates.

Member Payment Dependent Notes Series 558584

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558584	$12,000	$12,000	7.51%	1.00%	August 9, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558584. Member loan 558584 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,867 / month
Current employer:	dekalb medical center	Debt-to-income ratio:	11.90%
Length of employment:	< 1 year	Location:	suwanee, GA

Home town:
Current & past employers:	dekalb medical center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/06/10 > This loan is for consolidation purpose. I plan to use the money to pay off my other bills thereby consolidating my debt so that I can pay it off sooner. The plan is to be debt free within 1-2yrs. I do thank all the investors for their trust.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,433.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 558594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558594	$2,500	$2,500	7.14%	1.00%	August 6, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558594. Member loan 558594 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Errand Solutions	Debt-to-income ratio:	24.13%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	Errand Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > If approved, I will use this loan as a form of daycare assistance. I have been denied any assistance from the state because I am a working single mom that has an earning of more than $32k. I will greatly appreciate this payment. My son is 2 years old and being around other children his age and being able to interact with one another is somewhat a dream come true. To me the daycare is just the first step towards the "real world". I'm very committed to my job as well as all my other responsibilities including making payments on time. I will NOT default this loan, I take my credit score very highly and will not do anything that will jeopardize it. I will like to thank you in advance. I appreciate the review. Thank you kindly,

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,476.00	Public Records On File:	0
Revolving Line Utilization:	29.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please tell us exactly what this loan will cover.	The loan will be used towards my child's daycare expenses. The loan will give me the opportunity to extend the services for awhile longer. I appreciate all questions. Thank you.

Member Payment Dependent Notes Series 558597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558597	$7,500	$7,500	11.86%	1.00%	August 10, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558597. Member loan 558597 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Corporate Translations.com	Debt-to-income ratio:	21.45%
Length of employment:	2 years	Location:	Redondo Beach, CA

Home town:
Current & past employers:	Corporate Translations.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > I Have 2 credit cards that are almost a 30% interest and 1 that is 16%. I developed this debt in college, mostly dental bills and now that I graduated and working toward my future, I took this loan out to pay off my debt in 3 years and become debt free.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,867.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 558608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558608	$2,400	$2,400	15.58%	1.00%	August 6, 2010	August 17, 2015	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558608. Member loan 558608 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,334 / month
Current employer:	HHKC	Debt-to-income ratio:	10.79%
Length of employment:	5 years	Location:	NEW ORLEANS, LA

Home town:
Current & past employers:	HHKC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > Debt Consolidation Loan for Credit Cards Borrower added on 08/04/10 > I'm a full time undergraduate student working full time at a law firm and I'm getting ready to graduate. I'd like to get all my credit cards paid off before graduation.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	22
Revolving Credit Balance:	$1,448.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is HHKC and what do you do for them? Thank you.	HHKC is a law firm, and I work as an accounting assistant.
Please explain the 3 Inquiries in Last 6 Months. Did any of them result in new lines of credit.? Thank you.	No. They were for student loans.

Member Payment Dependent Notes Series 558619

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558619	$6,000	$6,000	7.51%	1.00%	August 9, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558619. Member loan 558619 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	University of Colorado at Boulder	Debt-to-income ratio:	20.06%
Length of employment:	< 1 year	Location:	Denver, CO

Home town:
Current & past employers:	University of Colorado at Boulder
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,452.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at CU and what was your prior job? Regards; Art	Alumni Relations at CU and prior a Marketing Manager for Performance Mechanical, Inc (an EMCOR company)...gas, power, oil

Member Payment Dependent Notes Series 558644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558644	$6,250	$6,250	10.38%	1.00%	August 6, 2010	August 17, 2015	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558644. Member loan 558644 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,633 / month
Current employer:	New Mexico State university	Debt-to-income ratio:	3.55%
Length of employment:	10+ years	Location:	Las Cruces, NM

Home town:
Current & past employers:	New Mexico State university
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > This loan is for a car. I have worked for the same employer for thirteen years and my current title is Senior Buyer.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,553.00	Public Records On File:	0
Revolving Line Utilization:	23.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your job at the New Mexico State University? Wishing you well.	I am a Senior Buyer in the Procurement and Risk Management Office. Thanks....
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance on my home is around 62k. There is a home equity loan balance of about 22k. My home on county records is worth about 115k but would sell for approximately 30k more than that.
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Mortgage: $650 Home Equity: $215 CC: $80 car ins: $120 Utilities (Including cable & cell phone): approx $280 to $300

Member Payment Dependent Notes Series 558664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558664	$8,000	$8,000	13.98%	1.00%	August 9, 2010	August 17, 2015	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558664. Member loan 558664 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,083 / month
Current employer:	leonard isd	Debt-to-income ratio:	20.38%
Length of employment:	2 years	Location:	trenton, TX

Home town:
Current & past employers:	leonard isd
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,858.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your $8,000 loan. My questions are: [1} What is your position at Leonard ISD? (Job/What you currently do.) [2] Transunion Credit Report shows the $21,838 (30.50 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS only answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.04.2010	1. teacher-high school science 2. $275 I pay ahead so some of my minimum payments come on my bill as $0 due for that month. 3.I am a good risk and pay ahead of time, never later and pay off early. 4. 2 to 3 years early.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1, my house is financed. 2. owe 58000 3. value 67000 according to zillow.com

Member Payment Dependent Notes Series 558677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558677	$2,000	$2,000	14.35%	1.00%	August 6, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558677. Member loan 558677 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	desert sands unified schools	Debt-to-income ratio:	16.45%
Length of employment:	1 year	Location:	INDIO, CA

Home town:
Current & past employers:	desert sands unified schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > Purchased a house 7/30/10. Need loan to fix areas of home.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1976	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	40
Revolving Credit Balance:	$1,617.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I bought the home as a short sale for $170,000. The total amount of the loan is $167,741. The house just closed last week. The house was recently appraised at $204,000. Hope this answers your questions!

Member Payment Dependent Notes Series 558711

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558711	$6,000	$6,000	14.84%	1.00%	August 6, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558711. Member loan 558711 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	Santa Clara Valley Trans. Authority	Debt-to-income ratio:	13.40%
Length of employment:	10+ years	Location:	SAN JOSE, CA

Home town:
Current & past employers:	Santa Clara Valley Trans. Authority
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	47
Revolving Credit Balance:	$14,986.00	Public Records On File:	0
Revolving Line Utilization:	77.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 558758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558758	$5,000	$5,000	11.86%	1.00%	August 9, 2010	August 17, 2013	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558758. Member loan 558758 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	LAUSD	Debt-to-income ratio:	10.29%
Length of employment:	10+ years	Location:	Palmdale, CA

Home town:
Current & past employers:	LAUSD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,122.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 558771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558771	$4,500	$4,500	14.84%	1.00%	August 9, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558771. Member loan 558771 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,339 / month
Current employer:	Virginia Institute of Marine Science	Debt-to-income ratio:	13.63%
Length of employment:	2 years	Location:	NEWPORT NEWS, VA

Home town:
Current & past employers:	Virginia Institute of Marine Science
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,265.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 558828

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558828	$4,000	$4,000	13.23%	1.00%	August 9, 2010	August 17, 2015	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558828. Member loan 558828 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Western Reserve Eatery	Debt-to-income ratio:	18.44%
Length of employment:	2 years	Location:	Canfield, OH

Home town:
Current & past employers:	Western Reserve Eatery
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	76
Revolving Credit Balance:	$30,184.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Citi - $3600 - 29.99% - will Chase - $4800 - 27.24% - will (partially) Barclays - $1500 - 20.24% - won't Discover - $4900 - 19.24% - won't Looking to consolidate and lower monthly payments on higher interest credit cards.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$269,000 - 1st mortgage $49,000 - Line of Credit Current market value - $425,000

Member Payment Dependent Notes Series 558838

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558838	$8,000	$8,000	15.58%	1.00%	August 9, 2010	August 18, 2015	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558838. Member loan 558838 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,350 / month
Current employer:	ClubCorp of America	Debt-to-income ratio:	16.07%
Length of employment:	3 years	Location:	La Quinta, CA

Home town:
Current & past employers:	ClubCorp of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > I have a very stable job. I have worked for the parent company KSL for 10 years. Prior to that I worked for Kinko's Copies in Woodland Hills for 9 years. I am taking out this loan to help with larger than expected closing costs on a bigger house for our family. Also to pay off and eliminate two credit cards. Borrower added on 08/04/10 > According to TrueCredit.com my current debt to income ratio is 27%.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	42	Months Since Last Delinquency:	11
Revolving Credit Balance:	$16,559.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, I am on the title of my home. Outstanding balance is 69k / market value is 90k. Thanks, Chris

Member Payment Dependent Notes Series 558844

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558844	$9,000	$9,000	11.86%	1.00%	August 9, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558844. Member loan 558844 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Caltech	Debt-to-income ratio:	9.55%
Length of employment:	10+ years	Location:	Fontana, CA

Home town:
Current & past employers:	Caltech
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > A stairway-out-of-a-sinking-hole loan, to consolidate debt and eliminate high interest credit cards that are slowly killing me.

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	23
Revolving Credit Balance:	$7,550.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 23 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 08.04.2010	Was more than 30 days late on a payment due to mortgage payment going to "Washington Mutual Credit Card" instead of "Washington Mutual Mortgage". As a result, the credit card payment needed to be reversed in order to successfully make mortgage payment.
Borrower, I am interested to help fund your $9,000 loan. My questions are: [1} How long have you worked at Cal Tech? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $7,350 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN YEARS only answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.04.2010	[1] 10+ years, Computer Systems Administration [2] total credit card debt is ~$8500, ~$500/month [3] At 11.8% return rate, I would say that is a reasonable return on investment. [4] 1-2 years
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I don't really see how that is entirely relevant for a $9k debt consolidation loan, but I'll answer in good faith. 1. Mortgage balance: ~$162k There is no home equity line of credit. 2. Current value: ~$262k, according to zillow.com

Member Payment Dependent Notes Series 558863

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558863	$8,000	$8,000	11.86%	1.00%	August 9, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558863. Member loan 558863 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,583 / month
Current employer:	Tyco FCU	Debt-to-income ratio:	23.20%
Length of employment:	2 years	Location:	Palo Alto, CA

Home town:
Current & past employers:	Tyco FCU
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > I used credit cards to finance my graduate studies. I do have student loans but that didn't cover the cost of the school so I relied on credit cards to pay for the rest. I am looking to consolidate higher rate credit cards that I have already closed particularly two credit cards with one raised their APR to 13.24%. I closed to lock in the rate otherwise they would raise to 29.99% I saw in the new statements that it would take me 23 years making the minimum monthly payments of $145 to pay this off. The other card has a rate of 29.90% and 18 years to pay off and I currently pay $175. This loan would consolidate and payoff in 3 years.

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	64
Revolving Credit Balance:	$32,681.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	The following are the unsecured debt I took on for grad school. I am looking for $8000, that will pay off 2 of these loans in 3 or less years versus what the statements say 23 years. My goal is to pay this off actually in 12-15 months. Citi card (closed) $6,838 / 13.24% / Min PMT $145 Chase (closed) $8,624 / 29.99% / Min PMT $173 I have $5,500 saved up that will be use to pay off the additional debt in conjunction with this loan. I have approximately another $10,000 in unsecured debt with two other credit cards that are still open that I also used for grad school. - Discover Card 6.99%$6,000 and Affinity 7.99% $3,900. My plan is to consolidate the first two closed credit cards first, pay that off and then tackle the open credit cards with the lower rates on my phase two to get out of student loan debt.

Member Payment Dependent Notes Series 558882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558882	$4,000	$4,000	11.12%	1.00%	August 6, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558882. Member loan 558882 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Bank of Cape Cod	Debt-to-income ratio:	24.64%
Length of employment:	< 1 year	Location:	brewster, MA

Home town:
Current & past employers:	Bank of Cape Cod
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	45
Revolving Credit Balance:	$4,733.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	This loan will pay off a $4,000 credit card balance with Discover that has an APR of 18.99%. Remaining debt will be an $11,000 car loan with an APR of 4.9%, student loans of $15,000 with an APR of 7.99% and a $160,000 residential mortgage with an APR of 6.00%.

Member Payment Dependent Notes Series 558899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558899	$2,825	$2,825	13.23%	1.00%	August 6, 2010	August 18, 2015	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558899. Member loan 558899 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Florida Service Painting, Inc.	Debt-to-income ratio:	15.63%
Length of employment:	3 years	Location:	Sarasota, FL

Home town:
Current & past employers:	Florida Service Painting, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	38
Revolving Credit Balance:	$7,676.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the total cost of the ring?? where do you plan to buy it? what was the Delinquency 38 months ago? thanks	Between $1,900.00 and 2,200.00 is what I am looking at. On the internet at secretdiamond.com. The deliquency I am not sure about.
Please explain the 3 Inquiries in Last 6 Months. Thank you.	I recently bought my first car. So they were finding a bank to finance it for me.

Member Payment Dependent Notes Series 558908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558908	$7,000	$7,000	11.86%	1.00%	August 10, 2010	August 19, 2015	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558908. Member loan 558908 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	us bankcorp fund services	Debt-to-income ratio:	14.15%
Length of employment:	10+ years	Location:	greenfield, WI

Home town:
Current & past employers:	us bankcorp fund services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > job very stable. Work in mutual funds at US Bancorp for 14 years. No chance of layoff. Using funds to pay off debts and will be able to afford $155 plus a month easily once debts are paid. Borrower added on 08/05/10 > The bills I will be paying off will give me more than $155 extra money so there should not be any worries about me paying it on time every month. I always pay my bills on time and that is still why I have my home even though I am by myself now after having someone live with me. I'm responsible and don't want to lose my home. I hope you all will see this and help me in this time of need. Thank you for your help.

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,920.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I chose to ignore that question earlier. Not sure why that would be an issue as my home would not be used as collateral or anything. I pay my mortgage on time every month and probably owe more than home is worth. Only have one mortgage and wish not to go into detail regarding my personal property. $155 a month for this loan is not a problem for me to pay back. I do have a domestic partner who also gives me money each month, but do to unforeseen circumstances, we are falling behing and with this loan, I can pay off some bills and put a good chunk down on others that would free up a lot more money than $155 a month so therefore, it would help a lot and paying every month would never be an issue.

Member Payment Dependent Notes Series 558937

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558937	$10,000	$10,000	16.32%	1.00%	August 9, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558937. Member loan 558937 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	JPMorgan Chase & Co	Debt-to-income ratio:	8.44%
Length of employment:	5 years	Location:	Piscataway, NJ

Home town:
Current & past employers:	JPMorgan Chase & Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > I plan to use the funds to pay wedding related expenses. I am a good borrower with good credit history with my mortgage, car payments and credit cards. I have a very stable job with JPMorgan Chase and recently received a promotion and raise to make my annual income with a bonus over 100K. I am very confident in my ability to repay this loan with the amount of additional income I am now receiving as well as wedding related gifts I will receive.

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	50
Revolving Credit Balance:	$1,877.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at JP Morgan? If this is for your own wedding, what does your future spouse do for a living?	I work in product management and my future spouse does IT Security.
Borrower, I am interested to help fund your $25,000 loan. My questions are: [1} What is your position with JPMorgan-Chase? (Job/What you currently do.) [2] Why should lenders commit their limited $ to help to fund your loan? [3] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS only answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.04.2010	1. VP Product Management 2. I am financially able to afford this loan and lenders will be able to obtain a strong return on their investment 3. Pay off intended in 2 or less years.

Member Payment Dependent Notes Series 558943

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558943	$6,000	$6,000	15.21%	1.00%	August 10, 2010	August 18, 2015	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558943. Member loan 558943 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,513 / month
Current employer:	Alliance Source Testing	Debt-to-income ratio:	22.88%
Length of employment:	< 1 year	Location:	Vinemont, AL

Home town:
Current & past employers:	Alliance Source Testing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > Funding received would be used only to pay off my credit card debt. Having this debt has lowered my score because of the interest rates and different amounts required to pay each month. I am a good borrower because I do have other bills that I pay in full and on time. Having a set amount to pay each month helps me bugdet my expenses accordingly. The other bills include a truck payment, insurance and cell phone bill. I am employed full time for an environmental consulting firm. One of the reasons I am wanting to pay of my credit card is so that I can open a retirement account with my company to ensure a secure future for myself.

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	6	Months Since Last Delinquency:	19
Revolving Credit Balance:	$6,096.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with Alliance Source Testing < 1yr, please provide your employment history. Why is it nessesary to pay back your credit cards before you can open a retirement account?? Please provide a breakdown of your debt (Type, Balance, APR, Monthly Payments). Thank you.	Prior to Alliance Source Testing, I worked as a detention deputy at the Cullman County Detention Center. I worked there from August of 2008 until November of 2009. I began working part time at Alliance Source Testing during October of 2009 while I was still working full time at the jail. In January of 2010 was when I was offered the full-time position at Alliance Source Testing. I also was employed for Cullman Primary Care off and on for about nine years. This was a part time job to work around my high school and college classes. I began working full time with them in July of 2007 as a receptionist/file clerk until I was offered the position at the county jail.
The 2nd and 3rd questions were not answered: 2. Why is it nessesary to pay back your credit cards before you can open a retirement account?? 3. Please provide a breakdown of your debt (Type, Balance, APR, Monthly Payments). Thank you.	I have not logged on to see the 2nd and 3rd questions. I am trying to pay this off so I will have the extra income on my paycheck for the retirement account.

Member Payment Dependent Notes Series 558955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558955	$2,500	$2,500	10.38%	1.00%	August 6, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558955. Member loan 558955 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	The Andersen Company	Debt-to-income ratio:	16.42%
Length of employment:	4 years	Location:	Baldwinsville, NY

Home town:
Current & past employers:	The Andersen Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	31
Revolving Credit Balance:	$5,263.00	Public Records On File:	1
Revolving Line Utilization:	31.00%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello mortgage balance is 106,000, value is 119,00. I plan to pay the lening club loan off in 24 months or less
purpose? list monthly bills? list of other debts? take home pay? any other income(spouse, rental home, 2nd job etc)?	Home improvement 3,200 monthly bills 5,101 monthly take home pay 50.00 monthly take home 2nd job

Member Payment Dependent Notes Series 558974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558974	$6,000	$6,000	19.41%	1.00%	August 10, 2010	August 18, 2015	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558974. Member loan 558974 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,900 / month
Current employer:	coral ridge country club	Debt-to-income ratio:	11.47%
Length of employment:	4 years	Location:	coral springs, FL

Home town:
Current & past employers:	coral ridge country club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > I have a stable job. I Need to make repairs to family car and consolidate my bills so i will have only one payment.I bring home up to 1000.00 every two weeks.I don't pay rent I only have 3 bills and a 401k my bills only total 355.00 a month.and i help my mother with the rest.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,469.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 559052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559052	$3,200	$3,200	14.84%	1.00%	August 6, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559052. Member loan 559052 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,417 / month
Current employer:	CVS Pharmacy	Debt-to-income ratio:	14.96%
Length of employment:	< 1 year	Location:	WHEELING, WV

Home town:
Current & past employers:	CVS Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > This loan is for my wedding

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	31
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for CVS? Since you have been with them < 1yr, please provide your employment history. What will your combined income (and debts) be after the wedding? Thank you .	Hi, I am currently a pharmacy technician at CVS. My previous job was a supervisor at Bella Via Restaurant and I worked there for ten years.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I live with my fiance and he owns the home, it is not in my name.

Member Payment Dependent Notes Series 559175

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559175	$3,250	$3,250	14.35%	1.00%	August 9, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559175. Member loan 559175 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Pioneer Villa	Debt-to-income ratio:	24.64%
Length of employment:	10+ years	Location:	Albany, OR

Home town:
Current & past employers:	Pioneer Villa
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	44
Revolving Credit Balance:	$3,257.00	Public Records On File:	1
Revolving Line Utilization:	85.70%	Months Since Last Record:	77
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pioneer Villa and what do you do there?	Type your answer here.The Pioneer Villa is a restaraunt and I am a waitress there for the past 20 years.

Member Payment Dependent Notes Series 559196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559196	$6,000	$6,000	7.51%	1.00%	August 10, 2010	August 20, 2013	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559196. Member loan 559196 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	IData Incorporated	Debt-to-income ratio:	7.40%
Length of employment:	4 years	Location:	RICHMOND, VA

Home town:
Current & past employers:	IData Incorporated
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/06/10 > I plan to use this loan to help fund the purchase of an investment property, which will be rented to low income families through the HUD section 8 program. The property, a 4-bedroom single family home, is located in Richmond, Virginia's up and coming Church Hill neighborhood. I currently have funds to purchase the property in cash, without the need for a mortgage, but am short of funds needed for light rehab work to make the property safe and comfortable enough for a family to call home. The home inspection revealed some unanticipated issues that I would like to resolve before renting the property. Qualified contractors will be hired to perform a majority of the work due to personal time constraints with my job. Assuming a conservative estimate for rental rate and operating costs, income generated on the property should greatly exceed expenses. As a result, I will likely repay this loan in full prior to the end of the term. A bit more about me: I am a C-level executive at an Inc 500 company where I have worked for the past 4 years. I was the first employee hired by the owner and together we have grown the company from 2 to 18 employees, remaining profitable each year even in the current dour economic climate. I have a BS in chemistry and an MS in technology management (similar to an MBA with a technology focus). I am married, in my late 30s, and am fiscally responsible. My credit is excellent and I have never declared bankruptcy. My wife and I are financially stable and earn more than we spend each month. We do not currently have any dependents. Thank you for your consideration. I welcome your questions.

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,475.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is IData Incorporated and what do you do there?	Thank you for your question, CriticalMiss. IData Incorporated is an Inc 500 software services company focused on higher education. We provide services such as software customization, implementation, and integration for administrative systems at colleges and universities. I am the Chief Technology Officer at IData and lead our innovative products division. My division is responsible for building and supporting our inaugural software application offering, the Data Cookbook, which was released last year. Please let me know if you have any further questions or would like additional details about the company.
Can you describe the business startup you are thinking about?	Thank you for your question, AFern. The business I am starting is a real estate investment company. I plan to purchase, rehab, and rent residential property in and around the Richmond, Virginia area. Initially, and for the foreseeable future, the company will be operated and populated solely by me with outside assistance from others such as real estate agents, property management companies, and building contractors. My approach to purchasing real estate is to carefully examine local neighborhoods by evaluating publicly available data, such as tax records, home sales, crime data, neighborhood organization meeting proceedings, rental listings, etc, and assess the viability of making an investment. My current focus is on local neighborhoods near the city center that are entering or in a renaissance. These are neighborhoods most likely to yield higher-than-average appreciation for future resale. Now that I have chosen neighborhoods I am looking for individual properties that are affordable yet will generate a positive cash flow when rented. My goal in renting is to provide properties that are safe, clean, attractive, and appropriately equipped at reasonable rates. Because of location and lower cost of the properties I anticipate many of them will be rented to lower income families through the HUD section 8 program. By doing this I hope to provide some people with a dignified place to live and raise a family. The management of the properties (finding and vetting renters, collecting monthly rent, etc) will be performed by a management company to allow me to focus on my full time job. The company is structured as a single-member LLC. The only purpose for investing through a company instead of as an individual is to mitigate the risk of litigation in the unfortunate and unlikely event that anything dire happens within a rental property. Just to be clear, for this loan I am borrowing money as an individual and am not borrowing through the LLC. Thank you for your consideration. Please let me know if you have any further questions for me.
Have you had the Section 8 innspections done yet? If yes, how much do you need to spend on the 'revisions' required by Sect 8?	Thank you for the question, CriticalMiss. The section 8 inspections have not yet been performed. If the section 8 inspections uncover any issues I have other untapped funding options available to pay for additional work. The other funding options include a credit card with $20k in available credit plus $8k emergency cash in a savings account I share with my wife. I have also been pre-approved for an equity loan against the property through a local bank but would prefer to avoid using that option. Please let me know if you have any further questions for me.
Would you provide more details on the 38K revolving credit balance on your credit hx? Thanks	Thank you for the question, whazarook. The $38k revolving credit balance was used for home improvements on my primary residence. Roughly $34k of that is on a home equity line of credit with a favorable interest rate. The rest is on a recently opened vendor credit card with a local HVAC company and is interest free for the first year. My intention is to convert the line of credit into an installment loan, an available option for that line of credit. I also intend to pay off the vendor credit card in full before before the interest-free period expires. Please let me know if you would like any additional details.
Thank you for the thorough explanations to other prospective lenders. Glad to participate with you.	You're welcome, azsunriz.

Member Payment Dependent Notes Series 559242

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559242	$6,000	$6,000	11.49%	1.00%	August 6, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559242. Member loan 559242 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	UBS Financial Services Inc.	Debt-to-income ratio:	14.00%
Length of employment:	10+ years	Location:	Brandon, FL

Home town:
Current & past employers:	UBS Financial Services Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > I plan on paying off my credit cards and cut them up. I have worked at my company for over 11 years and do not forsee any changes in my employement. Borrower added on 08/05/10 > I am not adding debt. I am just paying off higher rate credit cards that I will close once they are paid off.

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	31
Revolving Credit Balance:	$4,932.00	Public Records On File:	0
Revolving Line Utilization:	26.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 559251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559251	$4,750	$4,750	11.86%	1.00%	August 9, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559251. Member loan 559251 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,870 / month
Current employer:	SEARS HOLDING CO.	Debt-to-income ratio:	23.74%
Length of employment:	10+ years	Location:	HONOLULU, HI

Home town:
Current & past employers:	SEARS HOLDING CO.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	27
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 559333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559333	$6,000	$6,000	13.61%	1.00%	August 9, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559333. Member loan 559333 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,900 / month
Current employer:	Village of Central City	Debt-to-income ratio:	19.48%
Length of employment:	3 years	Location:	Centralia, IL

Home town:
Current & past employers:	Village of Central City
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,067.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your $6,000 loan. My questions are: [1} What is your position with Village of Central City? (Job/What you currently do.) [2] Why should lenders commit their limited $ to help to fund your loan? [3] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS o-n-l-y answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 08.05.2010	I am a Police Officer for the Village of Central City. I intend on paying off the Loan early as I have most loans i have received. I just needed a boost to help consolidate everything into one payment with only paying against one interest rate... Thank you
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have a remaining balance of $7000 on my home and I havent checked my home market value but it is well over $7000
What do you do for the Village of Central City?	Police Officer

Member Payment Dependent Notes Series 559399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559399	$4,600	$4,600	11.86%	1.00%	August 6, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559399. Member loan 559399 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Studio V Architecture	Debt-to-income ratio:	18.85%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Studio V Architecture
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > This loan is intended to consolidate my debt to pay it faster. I'm an Architect, currently employed in a stable and prestigious firm (over 2 1/2 years on my current job). I am borrowing this money to provide more value to my monthly payments, meaning, reduce high interests from credit cards. I have a good credit history and score, always pay on time, and always pay more than the minimum payment.

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	67
Revolving Credit Balance:	$11,242.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My total monthly costs range on an average of $2150. This loan will be replacing approximately $230 of the above amount. The biggest expense in my budget is Rent, which takes 36% of my total income, followed by CC debt which takes a 16%. (which right now I'm tackling down) If you're interested in the total breakdown and sums, please let me know. Thanks! N

Member Payment Dependent Notes Series 559490

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559490	$5,500	$5,500	10.75%	1.00%	August 9, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559490. Member loan 559490 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Calpine	Debt-to-income ratio:	6.67%
Length of employment:	9 years	Location:	BROKEN ARROW, OK

Home town:
Current & past employers:	Calpine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > Consolidating loans. My job is at a fairly new power plant that uses natural gas. Even with the looming "Energy reform" my job is safe due to the low emission of the plant and growing demand for energy.

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,211.00	Public Records On File:	0
Revolving Line Utilization:	65.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe $105,000 1st mort. and $14,000 on 2nd mort. Zillow appraises it at $148,000. In Jan. it appraised for only $125,000 when I was looking at a refi. Since then I put a new roof on it, and brought out contractors that removed "spongey" wood and damaged siding, then had it painted. (with a 2 yr warranty).I also bought a new hot water tank to go along with it.The value should be considerably higher now. Also of note I have the sentricon system to prevent termites.

Member Payment Dependent Notes Series 559499

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559499	$15,000	$15,000	11.12%	1.00%	August 10, 2010	August 19, 2015	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559499. Member loan 559499 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Hewlett Packard	Debt-to-income ratio:	12.55%
Length of employment:	10+ years	Location:	Cranston, RI

Home town:
Current & past employers:	Hewlett Packard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > This loan is to eliminate credit card debt left over from when our two children were babies and my wife was working only 15 hours a week. We are determined to get rid of this debt and have been routinely paying cash for all of our expenses for several years now. We intend to pay off this loan as quickly as possible, but chose the longer loan term in order to keep the monthly payment at a rate which would allow us to also put away some money for an emergency savings fund. Both my wife and I currently have stable employment. I have been with the same large employer for 16 years and my wife has been in her job at a local university for 3 years. Only my income is listed on this application, but my wife's salary brings our total annual income to $90k.

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,196.00	Public Records On File:	0
Revolving Line Utilization:	4.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, Thanks for your questions. Our total mortgage balance is $184k. We also have a 19k home equity loan. Our home is currently valued between 180k and 190k.
Hi, What is your total CC and personal loan debt? Thanks, Ron	Hi, Thanks for the question. Our total credit card debt is $15k. This loan would be used to pay that off.
What is the current rate and amount owed on the credit card you wish to pay off?	Thanks for your question. We have one credit card for $13k at 15%, one at 2k for 9%.
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Hi, Thanks for your question. My estimated portion of the household monthly costs are as follows: Mortgage $750 Home equity $110 Car insurance $250 every 3 months - so $80ish a month Car lease $119 Phone & internet $60 Tuition/Childcare $750 Food $300
Thank you for taking the time to answer lender questions and for the information you have provided. I am happy to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Thanks for your note. We certainly do take this obligation seriously and we are glad to be paying our interest money to real people instead of a big bank. We are responsible consumers and have never reneged on a financial obligation or debt. Thank you for your confidence in us. It is not misplaced.

Member Payment Dependent Notes Series 559560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559560	$12,000	$12,000	7.88%	1.00%	August 10, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559560. Member loan 559560 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Kenwood USA Corporation	Debt-to-income ratio:	13.96%
Length of employment:	3 years	Location:	Charlottesville, VA

Home town:
Current & past employers:	Kenwood USA Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > I have a rare opportunity to take some vacation time and travel through Europe with a well-traveled friend. I prefer not to use credit cards to fund the trip as I prefer to pay my cards in full each month. I like the idea of having a fixed rate and predictable payments, and I don't want to miss this chance of a lifetime.

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,141.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Kenwood USA Corporation and what do you do there?	Kenwood USA Corporation manufacturers in-car entertainment systems, GPS navigation, and Bluetooth hands-free products. Kenwood USA is a subsidiary of our Japanese parent company JK Holdings, which owns both Kenwood and JVC electronics companies. The Kenwood brand currently holds the overall top market share in the automotive aftermarket electronics industry in the US (source: NPD). I am their training manager for the Eastern region, which means that I travel around and train Kenwood retailers on how to sell, install, operate and troubleshoot our products. I also manage the activities of our local technical product specialist.
Hello, I am interested in funding your loan request; I have a couple of questions: a) When is your trip taking place and for how long will it be? b) Have you paid for any portion of your trip in advance? c) Are the funds intended solely for your travel or would they go to cover someone else as well? d) Could you please list your monthly expenses and "take home" pay?	Hello! To answer your questions: a) The trip would be for eight weeks beginning in early October. b) I have not yet paid for any of the trip because I don't want to commit to the trip before I know if I have a sensible source of funding, even though I've been approved to take the time away from work if I choose to go. c) The funds are intended solely for my travel. I will not be paying for anyone else's expenses. d) I take home $3501 per month after taxes, insurance, and 401K contributions. I rent an apartment for $950/month, have a car payment of $346/month, and have no other debt - my credit cards remain paid in full each month. My utilities and other monthly obligations total approximately $220/month.
Do you plan on paying this loan off early? Will you being in Europe affect you being able to pay the loan(i.e. you missing work, overtime, etc.?) Thanks.	I plan to pay off this loan in 24 to 30 months. Being in Europe will not affect my ability to pay the loan. I'll have sufficient funds remaining in my US bank account to pay all bills (including payments on this loan) that come due in the eight weeks I'll be overseas, and I'll be bringing a laptop so I'll be able to track my finances and pay bills online while I'm traveling. I'm a salaried employee so there's no issue of losing overtime, and I'm using paid vacation time for the first four weeks of the trip, which means that I only will be taking 4 weeks of unpaid leave.

Member Payment Dependent Notes Series 559607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559607	$9,600	$9,600	13.98%	1.00%	August 9, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559607. Member loan 559607 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,800 / month
Current employer:	wells fargo bank	Debt-to-income ratio:	17.43%
Length of employment:	6 years	Location:	mountain view, CA

Home town:
Current & past employers:	wells fargo bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > I am using this loan to pay off my car which is a collateral based loan. The interest is too high on that loan and this would help me to remove myself from the loan and have a more comfortable payment plan. I am responsible and always pay on time. I don't need to pay off credit card debt because I don't have much. Its just a loan through my bank with a too high interest rate.

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	17
Revolving Credit Balance:	$2,554.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at wells fargo bank?	Hello. I am a lead teller which is also known as a assistant to the service manager. I contorol the service side of the entire branch.
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 17 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 08.05.2010	I don't remember this delinquency. I did have an issue before with a local Target Card where the issue caused a late payment which was actually fraud. This was taken care of.
Borrower, I am interested to help fund your $9,600 loan. My questions are: [1} Provide answer to my earlier email Subj: 1 creditor payment delinquency [2] Why should lenders commit their limited $ to help to fund your loan? [3] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS o-n-l-y answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 08.05.2010	I will have the loan paid off within 1-1/2 years. Even earlier if possible. I am currently in dental school where I will soon graduate and begin working as a dental hygienist. I will then make more money and be able to pay off the loan amount quicker. I am responsible in borrowing. I borrow to reach my goals in school and graduated with a 3.2 gpa. I work hard and just need the financial support to help me.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The current market value of the home is around 1.7 million. Been in the house for over 15 years.
Please answer the other two questions: Do you own the title to your house on your own name and what is the balance of the mortgages. Thank you.	The house is paid in full. No balance on mortgage anymore.

Member Payment Dependent Notes Series 559635

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559635	$2,800	$2,800	11.86%	1.00%	August 9, 2010	August 19, 2015	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559635. Member loan 559635 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,208 / month
Current employer:	Children's Healthcare of Atlanta	Debt-to-income ratio:	20.59%
Length of employment:	6 years	Location:	Roswell, GA

Home town:
Current & past employers:	Children's Healthcare of Atlanta
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,925.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of the mortgage is $192,782.47 and I do not have any lines of credit. The market value is $210K

Member Payment Dependent Notes Series 559656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559656	$6,000	$6,000	13.61%	1.00%	August 10, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559656. Member loan 559656 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	The Atlanta Journal-Constitution	Debt-to-income ratio:	24.55%
Length of employment:	6 years	Location:	ATLANTA, GA

Home town:
Current & past employers:	The Atlanta Journal-Constitution
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,839.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, I'll be honest here, with the caveat that I don't trust Zillow's numbers. I owe a total of $183,500 on my house. The county has it assessed (keep in mind that's below fair market value) at 153,000. Zillow shows it's worth $89,000, which simply can't be correct. A similar-sized house (same number of bathrooms and bedrooms) two doors down from me just sold for $155,000. That house has a tiny, tiny yard; I have a 1/3 acre. That house is covered in asbestos shingles; I have brick on all four sides. Of course, the Metro Atlanta area has been hit particularly hard by the foreclosure crisis. I hope that answers your question. Thank you!
Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate IN YEARS answer. (Popular "As soon as possible" or similar type answers tell the participating lenders nothing useful. But an in years answer provides lenders with a basis for reasonable loan longevity expectations. ) Advance thanks for answer that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 08.06.2010	Hello, My goal is to pay this loan off within 18 months to two years. I'm due a sizable bonus at work in late February or early March. I will definitely use that bonus to pay down some debt -- either this loan or some others. I hope that answers the question.

Member Payment Dependent Notes Series 559677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559677	$3,000	$3,000	13.98%	1.00%	August 10, 2010	August 20, 2013	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559677. Member loan 559677 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,458 / month
Current employer:	Molalla River School District	Debt-to-income ratio:	17.81%
Length of employment:	2 years	Location:	Redmond, OR

Home town:
Current & past employers:	Molalla River School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/06/10 > I just purchased a new home and new funds for appliances, fence, blinds, etc. I am a high school teacher and have an excellent payment history.

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,681.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, I would be happy to update you with this information. I own the home in my name. Total balance of my mortgage is only 167k for a 2000+ sq. ft home here in Oregon. Current market value is near 180k - the appraisal I got when I bought my home had a range between 175k - 250k. Let me know if you have any other questions!

Member Payment Dependent Notes Series 559711

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559711	$8,700	$8,700	7.88%	1.00%	August 9, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559711. Member loan 559711 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Kennedy Wilson	Debt-to-income ratio:	11.24%
Length of employment:	4 years	Location:	Studio City, CA

Home town:
Current & past employers:	Kennedy Wilson
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1970	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$81.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please elaborate the purpose of your loan, thanks	I am paying off a credit card balance. Essentially, with this loan I will continue with the payment plan I have already been proceeding with toward paying off that balance, but I would rather have the majority of the balance on an installment loan than a revolving credit line, so that I am not above 30% of that credit line, which I know affects my credit score. The APR for this loan is, of course, also better than the credit card.Thank you
Howdy. What do you plan to do with the funds since your C.C. balance is only $81? What do you do with Kennedy Wilson? Thanks.	My total credit card debt is $14,581.00
What is the current rate and amount owed on the credit card?	Card 1, less a pending payment of $500: $14,530; 13.24% Card 2, less a pending payment of $50: $32; 24.99%

Member Payment Dependent Notes Series 559780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559780	$6,500	$6,500	13.61%	1.00%	August 9, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559780. Member loan 559780 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,427 / month
Current employer:	Allstate Insurance	Debt-to-income ratio:	2.69%
Length of employment:	4 years	Location:	WAUCONDA, IL

Home town:
Current & past employers:	Allstate Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$456.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Allstate Insurance?	I'm a UNIX Systems Administrator
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	219.852.06 is the current balance on our fixed rate FHA loan. There are no other loans attached to our house. as far as your second question we had our house built and moved in at the end of February for the price of $225,215. Since it is a new build Zillow does not list it, but I'm not sure it would have fluctuated that much in either direction.

Member Payment Dependent Notes Series 559785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559785	$10,000	$10,000	10.38%	1.00%	August 9, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559785. Member loan 559785 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Pointe Hilton Resorts	Debt-to-income ratio:	20.81%
Length of employment:	8 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	Pointe Hilton Resorts
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,098.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi there - I currently have $148,331 left on my mortgage. I do not have any HELOCs. The market value on Zillow puts my home at $84,500.

Member Payment Dependent Notes Series 559795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559795	$6,000	$6,000	13.98%	1.00%	August 9, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559795. Member loan 559795 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	John Peter smith hospital	Debt-to-income ratio:	23.26%
Length of employment:	2 years	Location:	KELLER, TX

Home town:
Current & past employers:	John Peter smith hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Medical Loan

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,952.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at John Peter smith hospital?	I am a Registered Nurse on a Medical Surgical floor.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe approximately 64,000 and the house is worth $115,000-120,000.
Loan Purpose? Thank you..	I'm having cosmetic surgery.

Member Payment Dependent Notes Series 559869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559869	$13,000	$13,000	13.98%	1.00%	August 9, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559869. Member loan 559869 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Apex Systems Inc	Debt-to-income ratio:	17.15%
Length of employment:	3 years	Location:	Ridgefield Park, NJ

Home town:
Current & past employers:	Apex Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > I am simply looking to take advantage of the rate offered here save some money. $5,000 will go toward Credit Card debt (19.8% APR) and $8,000 towards a car loan (14.6% APR). I have not missed a revolving or installment loan payment in over 5 years and for the past 6 months have been paying 2-3 times my minimum auto loan payment. All funding received will be paid back as described in the Loan Agreement without any issue. Thanks for taking the time to read this, it is much appreciated.

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	68
Revolving Credit Balance:	$4,152.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Apex Systems Inc and what do you do there?	Apex is an IT Consulting Firm (http://www.apexsystemsinc.com). I work on-site with the project management departments of financial institutions to create, track and manage timelines for large scale network and telecom deployments for their branches. (By large scale I mean projects with a minimum life span of 1+ years). I've been doing this for a little over 3 years now and enjoy/take pride in my work.

Member Payment Dependent Notes Series 559906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559906	$11,500	$11,500	11.86%	1.00%	August 10, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559906. Member loan 559906 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Alert Communications	Debt-to-income ratio:	14.61%
Length of employment:	2 years	Location:	Ventura, CA

Home town:
Current & past employers:	Alert Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > I want to pay off 2 credit cards that have high interest rates. With the exception of a balance transfer to consolidate, I have not used either card in a long time. I have just been making monthly payments and although they're larger than the minimum payment, I feel I can get things paid off quicker this way with a finish line.

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,277.00	Public Records On File:	1
Revolving Line Utilization:	57.50%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Alert Communications and what do you do there?	Type your answer here.It is a call center. I do sales there.
What is the public record on file in your credit report?	Type your answer here. BK7 from 2001. Stems primarily from medical bills incurred from my daughter being ill and having a lengthy stay in the hospital that wasn't fully covered by insurance.

Member Payment Dependent Notes Series 559976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559976	$8,500	$8,500	15.21%	1.00%	August 9, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559976. Member loan 559976 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	The University of Iowa Hospitals & Clini	Debt-to-income ratio:	23.52%
Length of employment:	6 years	Location:	Coconut Creek, FL

Home town:
Current & past employers:	The University of Iowa Hospitals & Clini
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > Proceeds from this loan will be used to pay off 2 credit cards. This loan will replace these two credit cards within a fixed 3 year period. I will close both accounts to never be used again. When possible, I plan to send extra funds to pay off this loan as soon as possible. Professionally, I have been working in the Information Systems industry for over 10 years and have been working in the Health Care business for over 5 years. Credit cards to payoff with this loan. Discover Card - $6300 Bank of America Visa - $1700 The interest rates for these 2 credit cards ranges from 25-29.99%, due to recent rate increases (I have requested rate decreases numerous times only being declined every time, even though I have never been late on a payment). I'd rather pay individuals like yourself instead. Please feel free to contact me should you have any questions. Thank you in advance for your consideration and for funding my loan.

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,156.00	Public Records On File:	0
Revolving Line Utilization:	69.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $8,500 loan. My questions are: [1} What is your current position with Univ of IA Hosp-Clinic ? (Job/What you do.) [2] Transunion Credit Report shows the $23,156 Revolving Credit Balance. (69 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate IN YEARS answer. ("As soon as possible" or similar type answers tell us participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 08.06.2010	Thank you for your interest in funding my loan. 1) I am an Information Systems Project Manager which is a mobile position and allow me to work from home and I do travel often with extended stay when required. 2) I do not have an HELOC. I do have a small 2nd mortgage. 3) I am asking lenders to fund my loan simply because it a sound investment with a high return. Despite the numbers and ratios, all financial obligations over the past 6 years have been paid on time. 4) I do intend to repay this loan in 2 to 2&1/2 years. I hope that I have sufficiently answered your questions and please do not hesitate to post any other questions if you need further clarifications. Thanks again for you support.
What is your job at The University of Iowa Hospitals & Clinic?	Thank you for your interest in funding my loan. I am an Information Systems Project Manager which is a mobile position and allow me to work from home and I do travel often with extend stay when required. I manage the implementation of clinical applications projects. (Electronic Health Records for documenting patient information). With the President signing the Health Care Reform bill, many hospitals will be required to move from manual an paper charting to an electronic form of patient records. Thanks again for you support.
You work at the University of Iowa Hospitals but live in FL. That's a hell of a commute. Could you please clarify? Regards; Art	Thank you for your interest in funding my loan. I am an Information Systems Project Manager which is a mobile position and allow me to work from home and I do travel often with extended stay when required. Working with technology, we have many tools for video conferences, webinars, etc. with hardware such as the IPad, mobile computing, smartphones and wireless technology. We have enabled or physicians and staff to also provide patient care using telemedicine when the patient is hundreds of miles away. Thanks again for you support and please do not hesitate to post any other questions if you need further clarifications.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I apologize for the slow response. Thank you for the question. The balance for both mortgages is $150,892 total and the market valve is $179,000. Thanks and let me know if you have any other questions.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Please see my response to the previous question. Thanks

Member Payment Dependent Notes Series 560020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560020	$2,500	$2,500	6.76%	1.00%	August 10, 2010	August 20, 2013	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560020. Member loan 560020 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	wal-mart	Debt-to-income ratio:	6.29%
Length of employment:	10+ years	Location:	TEMPLE, TX

Home town:
Current & past employers:	wal-mart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,643.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at wal-mart?	i am a truck driver, been with the company for 15 years now.

Member Payment Dependent Notes Series 560041

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560041	$4,000	$4,000	7.88%	1.00%	August 10, 2010	August 20, 2015	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560041. Member loan 560041 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	General Electric	Debt-to-income ratio:	15.24%
Length of employment:	3 years	Location:	Latham, NY

Home town:
Current & past employers:	General Electric
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,025.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at General Electric?	I am a mechanical engineer.
What is it you plan on using the requested funds for?	The plan is to use this for general wedding expenses. I have roughly $9K saved for the wedding, and this additional $4K will take enable us to fully fund the wedding expenses. Thanks!

Member Payment Dependent Notes Series 560053

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560053	$3,200	$3,200	19.41%	1.00%	August 10, 2010	August 20, 2015	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560053. Member loan 560053 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	School Board of Miami-Dade County	Debt-to-income ratio:	14.83%
Length of employment:	4 years	Location:	MIAMI BEACH, FL

Home town:
Current & past employers:	School Board of Miami-Dade County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	43
Revolving Credit Balance:	$1,767.00	Public Records On File:	1
Revolving Line Utilization:	98.20%	Months Since Last Record:	48
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the School Board of Miami-Dade County?	Fourth Grade Teacher of the Gifted
Your Revolving Credit Balance is only $1,767.00. What debts are consolidating with this $3,200 loan (Balance/APR/current Payments)? Thank you.	along with clearing all revolving credit debt, we need to prepare for back to school for both my daughter, entering high school, and I need to update my classroom in order to prepare for major program and curriculum changes at our school.
Please describe the public record on your file from 4 years ago. Thank you!	You'll have to excuse me for I am not sure of what you are speaking. Please be more specific. Thank you!

Member Payment Dependent Notes Series 560128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560128	$12,000	$12,000	11.49%	1.00%	August 10, 2010	August 20, 2013	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560128. Member loan 560128 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	gnc	Debt-to-income ratio:	16.74%
Length of employment:	10+ years	Location:	west islip, NY

Home town:
Current & past employers:	gnc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,333.00	Public Records On File:	1
Revolving Line Utilization:	27.70%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is gnc and what do you do there?	Vitamin store there is almost 5000 stores ....I am the store manger there is one per store

Member Payment Dependent Notes Series 560132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560132	$5,050	$5,050	11.49%	1.00%	August 10, 2010	August 20, 2013	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560132. Member loan 560132 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Street Solutions Inc	Debt-to-income ratio:	5.73%
Length of employment:	1 year	Location:	Staten Island, NY

Home town:
Current & past employers:	Street Solutions Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/06/10 > I've acquired some credit card debt from college. Since this is my first year of working, I would like to start off fresh, debt free.

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,909.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Street Solutions Inc and what do you do there?	Hi, Street Solutions Inc is a technology finance company. You can visit http://www.streetsolutions.com. I'm a software developer there. Thanks, Ziyan

Member Payment Dependent Notes Series 560187

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560187	$10,000	$10,000	15.58%	1.00%	August 10, 2010	August 20, 2013	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560187. Member loan 560187 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,800 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	17.10%
Length of employment:	3 years	Location:	North Bergen, NJ

Home town:
Current & past employers:	Thomson Reuters
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	47
Revolving Credit Balance:	$6,793.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Lending Club shows revolving balance of debt around 6800, you are asking for 10k. Please explain the need for extra cash. Please also list your credit card balances and APR's of the cards you are paying off. Thanks!	Hmm no I def have about 9.1K in debt. Banana Republic 612.49 at 23% Best Buy 2100 at 24% Capital One 1900 at 18% Express 532 at 25% New Egg 2548 at 22% PayPal 712 at 20.8% Target 287 at 23% Walmart 509.39 at 22.9% Jared Jewler 159 at 21%
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1) databast analyst for thomson reuters in downtown New York City. 2)Hmm no I def have about 9.1K in debt. Banana Republic 612.49 at 23% Best Buy 2100 at 24% Capital One 1900 at 18% Express 532 at 25% New Egg 2548 at 22% PayPal 712 at 20.8% Target 287 at 23% Walmart 509.39 at 22.9% Jared Jewler 159 at 21% 3) My rent is very cheap i live with a friend and only provide 150$ a month and pay for internet. I also give about 300 a month to my student loan and car insurance which has around 25 k left. No car payments im fully paid off and 4) I make a good living about 30$ per hour but the APRs of all my cards are bogging me down and its hard to keep track of multiple payments this loan will provide me the ability to close out all these debts and only have one payment to worry about. Will also let me save much more for my future and family.
What is your job at Thomson Reuters? Do you foresee any reason you might be separated from the company within the next 2 years? Why are you asking for 10k? Debts look like only $7k?	I am a Database Analyst and work on datafeeds, My job is very solid, my bosses are very intelligent and they like me. I am learning a lot been there 3 years do not see any changes coming. A lot of people are saying they only see 7K debt but I do have around 9.1K I have answered a couple other questions regarding same thing and listed my debts.

Member Payment Dependent Notes Series 560361

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560361	$4,800	$4,800	13.61%	1.00%	August 10, 2010	August 20, 2013	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560361. Member loan 560361 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	WILL-BURT	Debt-to-income ratio:	12.50%
Length of employment:	3 years	Location:	ORRVILLE, OH

Home town:
Current & past employers:	WILL-BURT
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,688.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe approximately $152K on my home and it is worth about $170K.
Why do you want 4800 when your revolving debt is 2688...	I believe the debt is more than 2688. I have debt with Lowe's, Chase, Household Bank, Orchard Bank, and a hospital debt which total more than 2688.
What is Will-Burt and what do you do there? How secure is your job in this environment?	Will-Burt is a company which manufactures telescoping masts for broadcase and cellular vehicles. We also manufacture light towers which are installed on government vehicles such as fire trucks and command centers. In addition, we supply masts to the United States military as well as other countries. My role here is international inside sales. My job here is very stable as the international market has been growing rapidly for us in all parts of the world in every sector of our business.

Member Payment Dependent Notes Series 560657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560657	$3,000	$3,000	11.86%	1.00%	August 10, 2010	August 21, 2013	August 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560657. Member loan 560657 was requested on August 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,358 / month
Current employer:	Carson-Dellosa Publishing	Debt-to-income ratio:	24.52%
Length of employment:	10+ years	Location:	MOUNT GILEAD, OH

Home town:
Current & past employers:	Carson-Dellosa Publishing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,152.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you emerlad401k for your interest. The answers to your questions are 1. 127K, I do not have nor want an HELOC. 2. 144K.

Prospectus Supplement (Sales Report) No. 2 dated August 10, 2010